CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7.375% Senior Notes due 2019	$275,000,000	100.00%	$275,000,000	$31,515

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-177723

PROSPECTUS SUPPLEMENT
(To prospectus dated November 3, 2011)

$275,000,000

PHH Corporation

7.375% Senior Notes due 2019

                 We are offering $275,000,000 aggregate principal amount of 7.375% Senior Notes due 2019, which we refer to as the "notes." We will pay interest on the notes on March 1 and September 1 of each year, beginning March 1, 2013. The notes will mature on September 1, 2019. We may redeem some or all of the notes at any time, at our option, at a "make-whole" redemption price specified under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption. If a change of control triggering event as described in this prospectus supplement under the heading "Description of Notes—Repurchase of Notes upon a Change of Control" occurs, we will be required to offer to purchase the notes from holders at 101% of their principal amount plus accrued and unpaid interest.

                 Initially, the notes will not be guaranteed by any of our subsidiaries. The notes will be our unsecured and unsubordinated obligations and will rank equally with our existing and future unsecured and unsubordinated obligations. The notes will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any existing and future obligations of our subsidiaries that do not guarantee the notes, including obligations under our Tranche A Credit Facility (as defined in "Summary—Recent Developments—Revolving Credit Facility"), which is guaranteed by all of our existing and future domestic subsidiaries, subject to certain exceptions, and our proposed New Canadian Credit Facility (as defined below), which we expect will be guaranteed by us and all of PHH VMS Canada's (as defined below) existing and future subsidiaries, subject to certain exceptions. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

                 We intend to use the net proceeds from the sale of the notes, together with available cash, to fund our cash tender offer (the "Tender Offer") to repurchase any and all of our outstanding 7.125% Notes due 2013 (the "2013 Medium-Term Notes") pursuant to the Offer to Purchase and Consent Solicitation Statement, dated August 9, 2012, setting forth the terms of the Tender Offer and Consent Solicitation (as defined below), together with related fees and expenses. As part of the Tender Offer, we are also soliciting consents (the "Consent Solicitation") from holders of our 2013 Medium-Term Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing such notes. We may elect to redeem any 2013 Medium-Term Notes that remain outstanding following the Tender Offer. See "Summary—Recent Developments—Tender for 2013 Medium-Term Notes" for a description of the Tender Offer and Consent Solicitation.

                 Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-19 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	100.000%	$275,000,000
Underwriting discount	1.786%	$4,911,500
Proceeds to PHH Corporation (before expenses)	98.214%	$270,088,500

(1)
Plus accrued interest, if any, from August 23, 2012, if settlement occurs after that date.

                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about August 23, 2012.

Joint Book-Running Managers
BofA Merrill Lynch	J.P. Morgan

Barclays	Citigroup	RBC Capital Markets	RBS	Wells Fargo Securities

Co-Managers
BNY Mellon Capital Markets, LLC	CIBC	Deutsche Bank Securities	Goldman, Sachs & Co.	Scotiabank

The date of this prospectus supplement is August 9, 2012.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our debt securities and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus and the incorporated documents. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the incorporated documents, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Incorporation of Certain Documents by Reference" on page S-iv of this prospectus supplement before investing in the notes.

              We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may include forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could." Forward looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, but are not limited to, statements concerning the following:

  •
  the impact of the adoption of recently issued accounting pronouncements on our financial statements;

  •
  future origination volumes and loan margins in the mortgage industry;

  •
  our belief that sources of liquidity will be adequate to fund operations and repayment of upcoming debt maturities;

  •
  our expectations regarding our ability to achieve our liquidity plans;

  •
  our expectation of reinsurance losses and associated reserves; and

  •
  mortgage repurchase and indemnification requests and associated reserves and provisions.

              Actual results, performance or achievements may differ materially from those expressed or implied in forward-looking statements due to a variety of factors, including but not limited to the factors listed and discussed in "Risk Factors" in this prospectus supplement and those factors described below:

  •
  the effects of market volatility or macroeconomic changes on the availability and cost of our financing arrangements and the value of our assets;

  •
  the effects of any further declines in the volume of U.S. home sales and home prices, due to adverse economic changes or otherwise, on our Mortgage Production and Mortgage Servicing segments;

  •
  the effects of changes in current interest rates on our business and our financing costs;

  •
  our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our Mortgage Servicing segment;

  •
  the impact of the failure to maintain our credit ratings, including the impact on our cost of capital and ability to incur new indebtedness or refinance our existing indebtedness, as well as our current or potential customers' assessment of our counterparty credit risk;

  •
  the effects of continued elevated volumes or increases in our actual and projected repurchases of, indemnification given in respect of, or related losses associated with, sold mortgage loans for which we have provided representations and warranties or other contractual recourse to purchasers and insurers of such loans, including increases in our loss severity and reserves associated with such loans;

S-ii

  •
  the effects of reinsurance claims in excess of projected levels and in excess of reinsurance premiums we are entitled to receive or amounts currently held in trust to pay such claims;

  •
  the effects of any significant adverse changes in the underwriting criteria or existence or programs of government-sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other actions of the federal government;

  •
  the effects of any inquiries and investigations by attorneys general of certain states and the U.S. Department of Justice, the Bureau of Consumer Financial Protection or other state or federal regulatory agencies related to foreclosure procedures or other mortgage origination or servicing activities, any litigation related to our mortgage origination or servicing activities, or any related fines, penalties and increased costs;

  •
  the ability to maintain our status as a government sponsored entity-approved seller and servicer, including the ability to continue to comply with the respective selling and servicing guides, including any changes caused by the Dodd-Frank Act;

  •
  changes in laws and regulations, including changes in mortgage- and real estate-related laws and regulations (including changes caused by the Dodd-Frank Act), status of government sponsored-entities and state, federal and foreign tax laws and accounting standards;

  •
  the effects of the insolvency of any of the counterparties to our significant customer contracts or financing arrangements or the inability or unwillingness of such counterparties to perform their respective obligations under, or to renew on terms favorable to us, such contracts, or our ability to continue to comply with the terms of our significant customer contracts, including service level agreements;

  •
  the effects of competition in our existing and potential future lines of business, including the impact of consolidation within the industries in which we operate and competitors with greater financial resources and broader product lines;

  •
  the ability to obtain financing (including refinancing and extending existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategy, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness;

  •
  the impact of fees, expenses and charges related to the Refinancing Transactions (as defined herein);

  •
  the ability to maintain our relationships with our existing clients and to establish relationships with new clients;

  •
  the effects of any failure in or breach of our technology infrastructure, or those of our outsource providers, or any failure to implement changes to our information systems in a manner sufficient to comply with applicable law and our contractual obligations;

  •
  the ability to attract and retain key employees;

  •
  a deterioration in the performance of assets held as collateral for secured borrowings;

  •
  any failure to comply with covenants under our financing arrangements;

  •
  the impact of changes in the U.S. financial condition and fiscal and monetary policies, or any actions taken or to be taken by the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System on the credit markets and the U.S. economy; and

  •
  other risks and uncertainties described from time to time in our filings with the SEC.

S-iii

              Forward-looking statements speak only as of the date on which they are made. Factors and assumptions discussed above, and other factors not identified above, may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.phh.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              We are "incorporating by reference" certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus, or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 Form 10-K") (filed with the SEC on February 28, 2012), including portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 27, 2012) incorporated by reference therein;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 (filed with the SEC on May 2, 2012) (the "2012 First Quarter Form 10-Q") and June 30, 2012 (the "2012 Second Quarter Form 10-Q") (filed with the SEC on August 8, 2012); and

  •
  Current Reports on Form 8-K filed with the SEC on January 3, 2012, January 9, 2012, January 10, 2012, January 11, 2012, January 17, 2012, February 1, 2012, February 24, 2012, March 1, 2012, March 14, 2012, May 1, 2012, May 9, 2012, May 18, 2012, May 25, 2012, June 8, 2012, June 28, 2012, July 3, 2012 and August 8, 2012.

              Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement are incorporated herein by reference until completion of the offering; provided, however, that we are not incorporating any information we furnish rather than file. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this

S-iv

prospectus supplement or the accompanying prospectus except as so modified or superseded. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

              We will provide without charge upon written or oral request to each person, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the documents we incorporate by reference (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in the registration statement of which this prospectus supplement and the accompanying prospectus form a part). Requests should be directed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-7405
Attention: Investor Relations

S-v

SUMMARY

              This summary highlights selected information more fully described elsewhere (or incorporated by reference) in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making any investment decision, especially the risks of investing in the notes discussed in the section entitled "Risk Factors" below and in the incorporated documents.

              In this prospectus supplement and the accompanying prospectus, except as otherwise indicated or the context otherwise requires, "PHH," "the Company," "we," "our," and "us" refer to PHH Corporation and its consolidated subsidiaries, and references to "Cendant" and "Cendant Corporation" refer to the successor to Cendant Corporation now known as Avis Budget Group, Inc. All references to the "notes" refer to the 7.375% Senior Notes due 2019, except as otherwise indicated.

Our Company

              We are a leading outsource provider of residential mortgage production, residential mortgage servicing and fleet management services, and we conduct our business through three operating segments: Mortgage Production, Mortgage Servicing and Fleet Management Services.

Mortgage Production

              Our Mortgage Production segment originates, purchases and sells mortgage loans through PHH Mortgage Corporation and its subsidiaries (collectively, "PHH Mortgage"), primarily providing private-label mortgage services to financial institutions and real estate brokers throughout the United States. According to Inside Mortgage Finance, for the first half of 2012, we were the sixth largest originator of residential mortgages in the United States and the largest non-bank mortgage originator. We source mortgage loans through our retail and wholesale/correspondent platforms. Within our retail platform, we operate through two principal business channels: (i) private label services (outsourced mortgage services for financial institutions); and (ii) real estate (mortgage services for brokers associated with brokerages owned or franchised by Realogy Corporation ("Realogy") and third-party brokers). We believe many consumers rely upon the recommendation of a financial advisor or real estate broker when they are in the market for a mortgage; therefore, we benefit from access to a variety of trusted brands within each of our channels, such as Merrill Lynch, Coldwell Banker and Century 21.

              We believe we are the largest outsourcing solution provider of private-label mortgage origination services for banks and other financial institutions that may not have the scale or the expertise to efficiently originate and service mortgages, but desire to maintain a primary consumer product offering, including residential mortgages. As a non-bank mortgage originator and servicer, we do not compete with our bank clients, which allows us to serve their clients in their name on a private-label basis and without risk of cross-marketing their consumer relationships. Our real estate channel primarily revolves around our joint venture and strategic relationship agreement with Realogy, which operates the largest real estate brokerage and franchise business in the United States. Pursuant to our agreements with Realogy, loan officers of PHH Home Loans, LLC, our indirect majority owned subsidiary ("PHH Home Loans"), have exclusive access to the residential real estate offices owned by Realogy, and through marketing agreements with Realogy and its franchisees, we are able to conduct business under the names Coldwell Banker Mortgage, Century 21 Mortgage and others. Our private label services and real estate channels together comprised 69% and 77% of our total originations for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively.

              We also maintain wholesale and correspondent relationships with a variety of financial institutions, including credit unions and community banks, which accounted for 31% and 23% of our total originations for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively. During 2012, we have narrowed our focus in our wholesale/correspondent platform to business partners we believe will benefit from a collaborative and customer focused business partnership and will consistently deliver high quality loans, while we control cash utilization.

              Of our $51.9 billion of total originations in 2011, 27% were fee-based closings and 73% were originated for sale into the secondary market, primarily on a servicing retained basis. During the six months ended June 30, 2012, we had $26.8 billion of total originations, with 30% fee-based closings and 70% originated for sale into the secondary market. It is our intent to sell all the mortgage loans we originate, and not retained by our clients, into the secondary market. As such, we do not carry loans on our balance sheet as portfolio investments. Mortgage loans held for sale are generally sold within 30 days of their origination date. During 2011 and the six months ended June 30, 2012, 92% and 89%, respectively, of our mortgage loans were sold to, or were sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac or Ginnie Mae.

Mortgage Servicing

              Our Mortgage Servicing segment services mortgage loans originated by PHH Mortgage and PHH Home Loans and acts as a subservicer for certain clients that own the underlying mortgage servicing rights. Mortgage loan servicing primarily consists of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses, such as taxes and insurance, and otherwise administering our mortgage loan servicing portfolio. As of June 30, 2012, our total mortgage loan servicing portfolio consisted of loans with an aggregate unpaid principal balance ("UPB") of approximately $192.8 billion, including approximately $42.6 billion in aggregate UPB of loans subserviced for others, and the serviced portfolio related to our capitalized servicing portfolio, excluding home equity lines of credit, totaled $147.8 billion. The loans underlying our capitalized servicing portfolio are well diversified geographically, with no state representing more than 13% of the UPB of our capitalized servicing portfolio as of June 30, 2012. In addition, 87% of the UPB of our capitalized servicing portfolio as of June 30, 2012 was comprised of loans underlying mortgage-backed securities guaranteed by, or otherwise serviced on behalf of, Fannie Mae, Freddie Mac and Ginnie Mae. As of June 30, 2012, 81% of the UPB of our capitalized servicing portfolio was originated at FICO scores of 680 or higher, and 54% of the UPB of our capitalized servicing portfolio was originated at FICO scores of 740 or higher. Finally, as of June 30, 2012, 62% of the UPB of our capitalized servicing portfolio was originated since January 1, 2009.

              The table below provides the geographic composition of our capitalized servicing portfolio as of June 30, 2012.

Capitalized Servicing Portfolio by Geography
(In millions)

State	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
California	$18,758	13%
New Jersey	9,185	6%
Florida	9,161	6%
New York	8,739	6%
Texas	7,074	5%
Virginia	6,583	4%
Illinois	5,767	4%
Pennsylvania	5,301	4%
Minnesota	4,754	3%
Massachusetts	4,607	3%
Others	67,844	46%

Total	$147,773	100%

(1)
Excludes Home Equity Lines of Credit.

              The table below provides the composition of our capitalized servicing portfolio as of June 30, 2012 by FICO score at origination.

Capitalized Servicing Portfolio by FICO at Origination
(In millions)

FICO Score	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
659 or less	$15,583	10%
660-679	8,917	6%
680-699	11,205	8%
700-719	13,290	9%
720-739	14,291	10%
740+	79,428	54%
Unknown	5,059	3%

Total	$147,773	100%

(1)
Excludes Home Equity Lines of Credit.

              The table below provides the composition of our capitalized servicing portfolio as of June 30, 2012 by year of origination.

Capitalized Servicing Portfolio by Year of Origination
(In millions)

Year of Origination	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
2004 and prior	$23,906	16%
2005	9,458	6%
2006	7,630	5%
2007	9,159	6%
2008	7,073	5%
2009	17,040	12%
2010	28,967	20%
2011	31,916	22%
2012	12,624	8%

Total	$147,773	100%

(1)
Excludes Home Equity Lines of Credit.

              The table below provides the composition of our capitalized servicing portfolio as of June 30, 2012 by interest rate and year of origination.

Capitalized Servicing Portfolio Interest Rate by Year of Origination(1)
(In millions)

	Six Months Ended June 30, 2012	Year Ended December 31,
									2004 and Prior
Interest Rate		2011	2010	2009	2008	2007	2006	2005
< 4.00	$6,534	$8,070	$2,899	$4	$190	$521	$462	$369	$339
4.00 - 4.99	4,528	18,792	19,446	8,826	201	144	114	132	1,248
5.00 - 5.99	251	2,109	5,489	7,692	2,840	892	496	2,737	7,760
6.00 - 6.99	11	24	57	269	2,624	4,404	2,832	1,764	4,780
7.00 +	—	—	—	12	200	797	866	357	1,626
Adjustable Rate Mortgage	1,300	2,921	1,076	237	1,018	2,401	2,860	4,099	8,153

Total	$12,624	$31,916	$28,967	$17,040	$7,073	$9,159	$7,630	$9,458	$23,906

(1)
Excludes Home Equity Lines of Credit.

              The table below provides the composition of our capitalized servicing portfolio as of June 30, 2012 by length of delinquency and year of origination.

Capitalized Servicing Portfolio Delinquency by Year of Origination(1)
(In millions)

	Six Months Ended June 30, 2012	Year Ended December 31,
									2004 and Prior
Portfolio Delinquency		2011	2010	2009	2008	2007	2006	2005
Current	$12,574	$31,633	$28,457	$16,452	$6,379	$7,824	$6,314	$8,134	$21,700
30 days	42	187	264	259	237	376	326	334	810
60 days	4	36	59	59	61	101	93	97	183
90 days	2	9	13	20	23	40	39	28	62
120 days	—	13	44	55	71	144	160	137	190
Foreclosure/Real Estate Owned	2	38	130	195	302	674	698	728	961

Total	$12,624	$31,916	$28,967	$17,040	$7,073	$9,159	$7,630	$9,458	$23,906

(1)
Excludes Home Equity Lines of Credit.

              Our Mortgage Production and Mortgage Servicing segments are closely linked from an economic perspective, and their results of operations are generally inversely related in varying interest rate environments. Since our Mortgage Production segment's results of operations are generally positively impacted when interest rates decline, our Mortgage Production segment's results of operations, over time, may fully or partially offset any decline in fair value of mortgage servicing rights within our Mortgage Servicing segment during such periods. Voluntary prepayments within our servicing portfolio are primarily driven by refinance activity that generally occurs as interest rates decline. Historically, we have been able to generate originations in excess of these voluntary payments and, to the extent we are able to continue to do so, we believe we will be able to replenish the incremental servicing value lost due to higher mortgage prepayments in a declining interest rate environment.

Fleet Management

              Our Fleet Management Services segment provides commercial fleet management services to corporate clients and government agencies throughout the United States and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group, LLC, which conducts business primarily in the United States as PHH Vehicle Management Services, LLC d/b/a PHH Arval and in Canada as PHH Vehicle Management Services, Inc. (collectively, our "Fleet Management Services business"). Our Fleet Management Services business is a fully integrated provider of fleet management services with a broad range of product offerings including management and leasing of vehicles and other fee-based ancillary services for our clients' vehicle fleets. According to the Automotive Fleet 2012 Fact Book, PHH Arval was the third largest provider of U.S. and Canadian fleet management services as of December 31, 2011. As of June 30, 2012, we had approximately 270,000 vehicles leased and approximately 300,000 additional vehicles serviced under fuel cards, maintenance cards, accident management services arrangements and/or similar arrangements. Every vehicle under our management represents an opportunity to cross-sell ancillary services to our customers. Our portfolio of approximately 580,000 vehicles currently under management and 40,000 to 70,000 new vehicles historically purchased each year we believe creates a significant opportunity for generating fee-based revenue.

Industry Overview

              We conduct our business in the mortgage services and fleet management industries. Within mortgage services, we participate in two distinct but related sectors: residential mortgage production and residential mortgage servicing.

Mortgage Production

              The U.S. residential mortgage market consists of a primary mortgage market that links borrowers and lenders and a secondary mortgage market that links lenders and investors. In the primary mortgage market, residential mortgage lenders such as mortgage banking companies, commercial banks, savings institutions, credit unions and other financial institutions originate or provide mortgages to borrowers. Lenders obtain the funds they lend to mortgage borrowers in a variety of ways, including selling mortgages or mortgage-backed securities into the secondary mortgage market. The secondary mortgage market consists of institutions engaged in buying and selling mortgages in the form of whole loans (i.e., mortgages that have not been securitized) and mortgage-backed securities. Government-sponsored entities ("GSEs"), such as Fannie Mae and Freddie Mac, and a government agency, Ginnie Mae, participate in the secondary mortgage market by purchasing mortgage loans and mortgage-backed securities for investment and by issuing guaranteed mortgage-backed securities.

              As of July 2012, Fannie Mae's Economics and Mortgage Market Analysis forecasts an increase in industry loan originations to $1.5 trillion during 2012 compared to $1.4 trillion during 2011, consisting of a 9% increase in both projected refinance and purchase originations. Refinance originations are sensitive to interest rates which have remained historically low, and Fannie Mae is projecting interest rates will remain at these levels for the remainder of 2012, positively impacting consumer demand. The increase in purchase originations is reflective of an increase in new and existing home sales expected during 2012.

              During the first half of 2012, we experienced elevated levels of initial pricing margins compared to historical periods as mortgage interest rates remained low and high consumer demand persisted, which has continued into the third quarter of 2012. Although we expect margins to eventually decline from current levels, we believe that pricing margins could remain elevated throughout 2012 reflecting a longer term industry view of the returns required to manage the underlying risk of a mortgage production and servicing business. The Federal Housing Finance Agency increased guarantee fees on mortgage backed securities issued by Fannie Mae and Freddie Mac, which became effective on April 1, 2012. We expect this increase, and potential future increases, will have the impact of increasing mortgage interest rates charged to borrowers, which could negatively impact conforming loan origination volumes.

              The increased consumer demand for mortgage loans, coupled with more stringent underwriting guidelines and the increasingly complex regulatory compliance environment have led to longer processing cycle times across the mortgage industry. Consistent with these industry trends, we have experienced loan processing delays and other service issues that have negatively impacted customer service delivery in our Mortgage Production segment. As a result, we have failed to fully satisfy certain service level agreements and other performance provisions under some of our mortgage origination assistance agreements. During the six months ended June 30, 2012, we incurred an immaterial amount of contractual penalties related to these issues; however, a continuation of our failure to fully satisfy the terms of service-level and other performance provisions of these contracts could result in material penalties or the loss of client relationships. We are currently implementing measures to improve our loan processing and customer service delivery in an effort to more fully satisfy the terms of our mortgage origination assistance agreements.

              We provide representations and warranties to purchasers and insurers on a significant portion of our loans sold, which are also assumed on purchased mortgage servicing rights. These representations and warranties vary based on the nature of the transaction and the purchaser's or insurer's requirements but generally pertain to the ownership of the mortgage loan, the real property securing the loan and compliance with applicable laws and applicable lender and government-sponsored entity underwriting guidelines in connection with the origination of the loan. In the event of a breach of these representation and warranties, we may be required to repurchase a mortgage loan or indemnify the purchaser, and any loss may be borne by us. Repurchase requests have been volatile in recent periods, and we have seen a significant increase in repurchase requests, primarily from the GSEs. These requests have especially been concentrated in loans originated during 2005 through 2008. This trend has accelerated during 2012, as repurchase requests increased by 89% in the first half of 2012 compared to the second half of 2011, and the amount of outstanding repurchase requests as of June 30, 2012 increased to $297 million from $222 million as of December 31, 2011. The Federal Housing Finance Agency has committed to reducing taxpayer losses from the support of Fannie Mae and Freddie Mac, and the strict enforcement of representation and warranty provisions provides the GSEs with a means of loss mitigation. We believe repurchase requests and foreclosure costs will continue to remain high during 2012 and potentially into 2013. We expect that the GSEs will continue to focus on losses from origination years prior to 2009, since losses from those years have been intensified by the poor economic environment and challenging conditions in the housing market. Although repurchase requests have been primarily concentrated in loans originated during 2005 through 2008, the GSEs have also increased their reviews of more current loan production, which could further increase future repurchase activity.

Mortgage Servicing

              According to Inside Mortgage Finance, there were $10.2 trillion in residential mortgage loans outstanding in the United States as of June 30, 2012, and each mortgage loan must be serviced by a loan servicer. Mortgage servicing primarily involves the calculation, collection and remittance of principal and interest payments, the administration of mortgage escrow accounts, the collection of insurance premiums, the administration of foreclosure procedures and the management of real estate owned properties.

              Loan servicers typically earn a servicing fee of between 25 to 50 basis points ("bps") per annum on the unpaid principal balance of loans serviced, as well as associated ancillary fees, such as late fees. Consequently, a loan servicer can create value for both itself and the owner of the mortgage loan by increasing the number of borrowers that remain current in their repayment obligations. Owners may include a lender, investor or, in the case of a securitized pool of mortgages, a residential mortgage-backed securities trust.

Fleet Management

              Fleet Management provides outsourcing solutions to companies that deploy vehicles to sales and service personnel typically assigned to field locations. Since the vehicle needs of these types of organizations generally represent a significant direct cost of their respective operations, companies that turn to vehicle management services solutions seek to balance the need to minimize costs while maintaining or improving the efficiency of the related services being rendered. As demonstrated by our longevity in the industry, the outsourcing of the management of vehicle fleets to third-party providers is a proven outsourcing model.

              Fleet management services primarily involve the ordering, leasing and arranging for the delivery of vehicles on behalf of clients, the administration of the title, managing the vehicle registration, insurance and sales and use tax processes, pursuing warranty claims and remarketing used vehicles. Additional value added services include providing vehicle maintenance service cards used to facilitate payment for repairs and the management of maintenance, accident management services, such as immediate assistance, and fuel card services that facilitate the payment, monitoring, and control of fuel purchases.

Competitive Strengths

              We attribute our success to the following competitive strengths:

Defensible market position.

              We are a leading player in both mortgage and fleet management outsourcing. These businesses benefit from the value added services we deliver to our clients and the substantial cost-related barriers which limit new entrants into the markets we serve. We believe we are the largest outsourcing solution provider of private-label mortgage services for banks and other financial institutions. Our financial services outsourcing client base has the need to provide consumers with mortgage products and, in turn, looks to us to benefit from our specialized expertise, scale, risk management capabilities and commitment to excellent customer service. As a non-bank mortgage originator and servicer, we do not compete with our bank clients, unlike other mortgage outsourcers that are subsidiaries of large banks. We have long-term, exclusive contracts with most of our clients and retain mortgage servicing rights for the vast majority of loans we originate, which provides fee-based revenues based upon contractually established rates and generally makes the cost of changing outsource providers very high.

              We are one of the top three providers of fleet management services in the United States and Canada. We have provided fleet management services for over fifty years, and we believe we were the first company in the United States to provide fleet management services to the marketplace. The fleet vehicles we manage are often critical to our clients' operations since they typically support sales representatives, service technicians and other key functional points of client contact. Many of our clients have never self-managed their vehicle fleets, and we provide services that we believe they could not internalize cost effectively. We believe our fleet management segment's scale, technological capabilities and vendor network are barriers to entry creating a competitive advantage for us. In our Fleet Management Services segment, we serve nearly one-third of the Fortune® 500, and over 100 of our fleet management client relationships date back 20 years or more.

Sales channels with access to trusted, respected brands.

              Our mortgage business services prominent financial firms, including Merrill Lynch, Key Bank, Barclays, and Morgan Stanley Private Bank, enabling us to originate and service mortgages on a private-label basis. We also have access to home buyers at the time of home purchase through our exclusive relationship with Realogy's real estate brokerage brands, including Century 21, Coldwell Banker, and ERA. Our Realogy relationship enables us to maintain a presence in Realogy brokerage offices and to utilize Realogy brands when offering mortgage services. We leverage these strong brand relationships through a variety of origination sources, including over 55,000 financial advisors, 5,000 bank branches, 200 loan officers, 200,000 real estate agents, and 6,500 real estate offices. We also sell residential mortgage loans that we originate to Fannie Mae and Freddie Mac, and to other investors through mortgage-backed securities guaranteed by Ginnie Mae. In addition, our status as a GSE-approved servicer allows us to service GSE-owned loans on their behalf. During 2011 and the six months ended June 30, 2012, 92% and 89%, respectively, of our mortgage loans were sold to, or were sold pursuant to programs sponsored by, the GSEs. During 2011 and the six months ended June 30, 2012, we retained mortgage serving rights on approximately 94% and 89%, respectively, of mortgage loans sold.

              PHH Arval is a recognized leading brand among corporations that require vehicle management services for our target market, which we define to include fleet sizes generally in excess of 75 vehicles. Our account representatives and dedicated consulting group provide customized, fully integrated advice that demonstrates the value added services we can deliver to clients.

Capital position and access to multiple funding sources.

              We seek to maintain a strong capital position, as well as adequate levels of funding and liquidity for our business segments. We have access to multiple funding sources, which include warehouse lines to finance our Mortgage Production segment, vehicle management asset-backed debt issued through our asset-backed securities ("ABS") to bank conduits or investors in term securities, and several sources of unsecured debt to fund various unencumbered assets, including the mortgage servicing rights in our Mortgage Servicing segment. As of June 30, 2012, we had $700 million in unrestricted cash, $9.4 billion of total facilities under our mortgage and fleet financing arrangements and $507 million of available capacity under our previous revolving credit facility, which was subsequently amended and restated by our Revolving Credit Facility (as defined below) and reduced to $300 million in total capacity.

              As of June 30, 2012, we had a total of approximately $4.2 billion of unused capacity under our committed and uncommitted mortgage warehouse facilities and committed off-balance sheet Gestation Facilities (as defined herein) (including $1.8 billion available under committed warehouse facilities (which are generally 364-day facilities)), $2.0 billion available under uncommitted warehouse facilities and $344 million available under Gestation Facilities), and $52 million available capacity under our committed servicing advance facility with Fannie Mae. As of June 30, 2012, we also had approximately $710 million of available vehicle management asset-backed debt capacity.

              On August 2, 2012, we entered into the Revolving Credit Facility, which amended and restated our previous revolving credit facility. The Revolving Credit Facility provides for aggregate borrowings of up to $300 million as further described herein. Additionally, we are currently negotiating the terms of a new Canadian revolving credit facility which is expected to provide our Canadian fleet management services subsidiary, PHH Vehicle Management Services Inc. ("PHH VMS Canada"), with aggregate borrowings of up to C$125 million (the "New Canadian Credit Facility"), and we intend to close this facility in the third quarter of 2012. We believe that our relationships with liquidity providers and our continued ability to access sufficient capital during the recent economic downturn demonstrates the quality of our assets and our ability to access capital. Our U.S. (Chesapeake) and Canadian (FLRT) fleet funding structures sold term notes backed by commercial fleet leases of approximately $665 million, $394 million, and $413 million in the six months ended June 30, 2012, and the years ended December 31, 2011 and 2010, respectively. In addition, our fleet funding structures entered into conduit facilities (including renewals thereof) of approximately $1.7 billion in the six months ended June 30, 2012, and $2.1 billion in the year ended December 31, 2011. In addition, over the past four years, we have issued an aggregate of $750 million of unsecured convertible senior notes and $450 million of unsecured senior notes. See "Description of Other Indebtedness."

Limited credit risk in both mortgage and fleet businesses with high quality underwriting cultures.

              We believe our mortgage business carries lower credit risk than many other mortgage originators and servicers. We do not hold portfolio loans for investment and, compared to many other companies in the industry, have limited legacy exposure to non-conforming mortgage products. Furthermore, we generally only originate non-conforming products when we have an agreement in place for third parties to retain the product in portfolio or we have a commitment from investors to purchase the closed loan. As of June 30, 2012, 91% of our mortgage loan portfolio held for sale consisted of GSE-conforming first mortgages. Our underwriting standards mitigate some of the potential for credit losses that arises from the impact of delinquencies on mortgage servicing cash flows, foreclosure-related charges from representations and warranties to investors for loans we originate, and reinsurance-related charges. Our servicing portfolio delinquency performance continues to be favorable relative to the industry.

              Our Fleet Management Services segment also represents a well diversified portfolio of corporate lessees with limited residual and charge-off risk. As of June 30, 2012, 97% of our fleet leases were open-end leases, under which gains or losses from the net proceeds from the sale of the leased vehicle versus the vehicle's book value are the responsibility of the lessee. Our fleet portfolio represents secured lending to a number of Fortune® 500 companies that we have underwritten to the standards of a credit lender and not a collateral lender. As of June 30, 2012, more than 50% of our net investment in fleet leases was comprised of leases to investment grade lessees. Charge-offs in our Fleet Management Services segment have historically averaged less than 3 bps over the last 10 years and since 1999 we have experienced a recovery rate of approximately 95% on leases with companies that entered into bankruptcy.

Experienced management team with deep industry experience.

              Our management team is comprised of experienced mortgage and fleet management executives that have many years of experience in their respective industries and navigated successfully through multiple business cycles. Our President and Chief Executive Officer, Glen A. Messina, brings more than twenty five years of management and financial leadership experience, including in mortgage and equipment leasing at General Electric Company ("GE"), where he most recently served as Chief Executive Officer of GE Chemical and Monitoring Solutions. Robert B. Crowl, our Executive Vice President and Chief Financial Officer, has over twenty five years of senior-level management experience and a diverse financial background, which includes most recently serving as Executive Vice President and Chief Financial Officer for Sun Bancorp, Inc., and its wholly owned subsidiary, Sun National Bank. David E. Tucker, our Executive Vice President, Mortgage, brings to us twenty five years of management experience at GE, including significant experience in growing and strengthening organizations and a background in private label services and business development. George J. Kilroy, our Executive Vice President, Fleet, has over thirty years of experience working within our fleet management business and he has been responsible for the management of PHH Arval since March 2001.

Our Strategy

              We have adopted four key strategies, the implementation of which we believe will make PHH increasingly efficient from both an operating and financial perspective, while leveraging our scale and franchises to improve our profitability.

Pursue disciplined growth in our franchise platforms.

              We have identified our three franchise platforms as our mortgage private label services platform, our mortgage relationship with Realogy and our fleet management business. In our private label services platform, we have more than 30 financial institution clients. We are pursuing growth through increased penetration of our existing clients and through expansion of our client base. In 2011, we added several new private label customers, including Barclays and Morgan Stanley. So far in 2012, we have added HSBC as a private label client, and we continue to be in discussions with other potential private label clients. Through our Realogy relationship, we are seeking to improve our penetration of the mortgage origination opportunity driven by home purchases through Realogy brokers. In our fleet management segment, we are emphasizing growth opportunities in non-capital intensive, fee-based services.

Focus on operational excellence.

              We are pursuing operational excellence to improve the speed, cost, quality and scalability of our core business processes, especially in our mortgage business. We have identified meaningful opportunities to reduce costs and improve margins by eliminating operating defects that cause cycle time delays and consume balance sheet capacity. We believe this is crucial to reducing costs, improving our cash flows and maintaining our competitive position.

Maintain an unwavering commitment to customer service.

              We believe outstanding customer service is crucial to the sustainability of our business and our ability to capture market opportunities. Our clients view us as an extension of their own businesses, requiring heightened engagement, responsiveness and adherence to the highest service standards to deliver an industry-leading customer experience. We are constantly seeking to improve the quality of our service in order to stay at the forefront of the industries in which we operate.

Prioritize liquidity, cash flow generation and deleveraging of the balance sheet.

              We manage both our mortgage and fleet management businesses to produce positive cash flow. In addition, we have identified opportunities to enhance our liquidity position through the sale of non-core assets, including mortgage loans not funded through our warehouse debt facilities, real estate owned and assets related to our mortgage reinsurance business. In addition, we are targeting lower volumes in our wholesale/correspondent lending channel in order to reduce the cash utilization from mortgage originations. We believe these actions to improve liquidity and decrease leverage should enhance our strategic position and enhance our ability to execute on the first three strategies.

Recent Developments

PHH Mortgage Enters Into Strategic Relationship With HSBC Bank USA, N.A.

              On May 7, 2012, PHH Mortgage entered into a strategic relationship to provide private label end-to-end mortgage origination services and loan servicing to HSBC Bank USA, N.A. ("HSBC"). Under the terms of the agreements with HSBC, PHH Mortgage will provide HSBC with mortgage origination processing services, as well as subservicing of HSBC's $15.5 billion prime mortgage loan portfolio and $36.6 billion of loans serviced for third-party investors, both as of March 31, 2012. It is expected that approximately 500 employees from HSBC's mortgage facility in Depew, New York, will transfer to PHH Mortgage, which plans to maintain operations in the area.

Tender for 2013 Medium-Term Notes.

              In connection with this offering, we are making a tender offer to repurchase any and all of our outstanding approximately $418 million of 2013 Medium-Term Notes at a price per $1,000 principal amount of 2013 Medium-Term Notes equal to (i) the present value on the initial settlement date of the principal amount due on the maturity date, plus scheduled interest from the initial settlement date up to and including the maturity date of the 2013 Medium-Term Notes, discounted on the basis of a yield to the maturity date equal to the sum of (a) the bid-side yield to maturity on the 0.625% U.S. Treasury Note due February 28, 2013, plus (b) a fixed spread of 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the initial settlement date ("Tender Offer Price"). As part of the Tender Offer, we are also soliciting consents from holders of 2013 Medium-Term Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing such notes. The Tender Offer Price will include a consent payment of $30.00 per $1,000 principal amount of 2013 Medium-Term Notes payable in respect of 2013 Medium-Term Notes validly tendered and not withdrawn prior to the consent payment deadline. Subject to applicable law, we have reserved the absolute right, in our sole discretion, to at any time (i) waive any condition to the Tender Offer and (ii) amend any of the terms of the Tender Offer, including but not limited to the Tender Offer Price or the consent payment. Holders who validly tender their 2013 Medium-Term Notes after the consent payment deadline will not receive the consent payment.

              The Tender Offer and Consent Solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated August 9, 2012, which sets forth the terms of the Tender Offer and Consent Solicitation. We intend to use the net proceeds from the sale of the notes, together with available cash, to pay the applicable consideration, accrued and unpaid interest on the tendered notes and related fees and expenses in connection with the Tender Offer and Consent Solicitation. Our obligation to consummate the Tender Offer and Consent Solicitation is conditioned upon our completing a new debt offering and that we shall have received sufficient net proceeds (together with available cash on hand) to fund the Tender Offer and the Consent Solicitation and any related fees and expenses. We may elect to redeem any 2013 Medium-Term Notes that remain outstanding following the Tender Offer (the "Redemption") and may deliver such notice of redemption as early as the initial settlement date. The redemption price is based on a "make-whole" provision, plus accrued and unpaid interest. This offer, the Tender Offer, the Consent Solicitation and the Redemption are collectively referred to as the "Refinancing Transactions." Consummation of this offering is not conditioned upon consummation of the Tender Offer or the Consent Solicitation. Our results of operations, including our net loss, could be impacted by fees, expenses and charges related to the Refinancing Transactions.

Revolving Credit Facility.

              On August 2, 2012, we amended and restated our previous revolving credit facility by entering into the Amended and Restated Credit Agreement, dated August 2, 2012 (the "Revolving Credit Facility"), among us, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

              The Revolving Credit Facility consists of two tranches: (i) an unsecured revolving credit facility (the "Tranche A Credit Facility") providing for an aggregate principal amount of up to $250 million, with a maturity of three years, and (ii) an unsecured revolving credit facility (the "Tranche B Credit Facility") in an aggregate principal amount of up to $50 million, maturing on July 1, 2014. Our obligations under the Tranche A Credit Facility are guaranteed by all of our existing and future domestic subsidiaries, subject to certain exceptions. Our obligations under the Tranche B Credit Facility are not guaranteed by any of our existing subsidiaries.

              The Revolving Credit Facility contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries and subsidiary guarantors, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. See "Description of Other Indebtedness—Unsecured Debt—Revolving Credit Facility."

New Canadian Credit Facility.

              We expect that our Canadian fleet management services subsidiary, PHH VMS Canada, will enter into the New Canadian Credit Facility with The Bank of Nova Scotia, as lead arranger and bookrunner, sole syndication agent, sole documentation agent and sole administrative agent, and a syndicate of financial institutions and institutional lenders in the third quarter of 2012.

              We expect the New Canadian Credit Facility will provide aggregate revolving loan commitments in the amount of up to C$125 million, with a maturity of three years. PHH VMS Canada's obligations under the New Canadian Credit Facility are expected to be guaranteed by PHH Corporation and all of PHH VMS Canada's subsidiaries, subject to certain exceptions. Obligations under the New Canadian Credit Facility are expected to be secured by a first-priority lien on all of PHH VMS Canada's and each of its subsidiary guarantor's present and future assets, property and undertakings (and corresponding security in any relevant jurisdiction), subject to certain exceptions, and a pledge of PHH VMS Canada's subsidiary guarantors' capital stock. As of the date of this prospectus supplement, PHH VMS Canada has commitments from lenders for such facility. The commitments are subject to customary conditions, including the absence of any material adverse effect on our business operations or financial condition, no competing financing, completion of due diligence and the execution of satisfactory documentation. We are currently negotiating the terms of the New Canadian Credit Facility, and there can be no assurance that PHH VMS Canada will be able to enter into such an agreement or arrangement on the terms described herein, or at all. See "Description of Other Indebtedness—New Canadian Credit Facility."

Corporate Information

              We were incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant (now known as Avis Budget Group, Inc.) and its predecessors that, amongst other services, provided and serviced mortgage loans for homeowners, facilitated employee relocations and provided vehicle fleet management and fuel card services to commercial clients. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant (now known as Avis Budget Group, Inc.).

              Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

THE OFFERING

              We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the section entitled "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled "Description of Notes," the words "PHH," "we," "our," "us" and the "Company" refer only to PHH Corporation and not to any of its subsidiaries.

Issuer	PHH Corporation
Securities offered	$275,000,000 aggregate principal amount of 7.375% Senior Notes due 2019.
Maturity	The notes will mature on September 1, 2019.
Interest rate
The notes will bear interest at the rate of 7.375% per year, payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2013. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months and will accrue from the issue date.
Ranking
The notes will be our unsecured unsubordinated obligations and will rank equally in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. Initially, the notes will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any existing and future obligations of our subsidiaries that do not guarantee the notes, including obligations under our Tranche A Credit Facility, which is guaranteed by all of our existing and future domestic subsidiaries, subject to certain exceptions. Any future guarantees of the notes that are issued as described herein will be unsecured unsubordinated obligations of the respective subsidiary guarantors and will rank equally in right of payment with such subsidiary guarantor's other unsecured and unsubordinated indebtedness.

As of June 30, 2012, after giving pro forma effect to the offering of the notes and the use of proceeds, including the repayment of all of our outstanding 2013 Medium-Term Notes, the aggregate amount of outstanding unsecured unsubordinated indebtedness to which the notes will rank equally was approximately $867 million. As of June 30, 2012, PHH had no secured indebtedness but its subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated. The notes will be structurally subordinated to any borrowings under our $250 million Tranche A Credit Facility and will rank equally with any borrowings under the $50 million Tranche B Credit

Facility. To the extent we enter into the New Canadian Credit Facility, the notes will be structurally subordinated to any borrowings under such facility.
Certain covenants	The indenture pursuant to which the notes will be issued contains covenants that, among other things:
• require us to maintain a debt to tangible equity ratio not greater than 8.5 to 1;
• limit our ability to pay dividends and make distributions on account of our capital stock;
• limit our ability to create liens on assets;
• limit our ability to incur subsidiary debt; and
• restrict our ability to consolidate, merge or sell our assets.

These covenants are subject to significant exceptions as discussed in this prospectus supplement under the caption "Description of Notes—Covenants." In addition, if and for so long as the notes have an investment grade rating from any two of Standard & Poor's Ratings Services, a division of Standard & Poor's Financial Services, LLC, Moody's Investors Service, Inc. and Fitch, Inc. and no default has occurred and is continuing under the indenture, we will not be subject to certain of the covenants listed above. For more details, see "Description of Notes."
Optional redemption
The notes may be redeemed at any time and from time to time, in whole or in part, at our option, at a "make-whole" redemption price, as described in this prospectus supplement under the caption "Description of Notes—Optional Redemption."
Change of control offer	If a change of control occurs, we must give holders the opportunity to sell their notes to us at 101% of their principal amount plus accrued and unpaid interest.

We might not have sufficient funds to pay the required price for notes presented to us at the time of a change of control. Our Revolving Credit Facility and certain of our mortgage warehouse facilities provide, our New Canadian Credit Facility is expected to provide, and our future indebtedness may provide, that the occurrence of certain change of control events with respect to us would constitute a default thereunder. Moreover, our future indebtedness may restrict, our ability to prepay or redeem the notes, including pursuant to a change of control offer. Additionally, our existing senior notes and convertible notes require us to offer to repurchase such notes upon certain change of control events. See "Description of Notes—Covenants—Repurchase of Notes Upon a Change of Control."

Use of proceeds	We estimate the net proceeds from the issuance and sale of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses, including certain structuring fees, will be approximately $267 million. We intend to use the net proceeds from this offering, along with cash on hand, to repurchase any and all of our outstanding $418 million of 2013 Medium-Term Notes at the Tender Offer Price, as well as related fees and expenses in connection therewith. In addition, we may elect to redeem any 2013 Medium-Term Notes that remain outstanding following the Tender Offer. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets. Certain of the underwriters may hold 2013 Medium-Term Notes and would, if such 2013 Medium-Term Notes were tendered and accepted in the Tender Offer, receive a pro rata portion of the proceeds therefrom. See "Use of Proceeds."
United States federal income tax considerations
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See "Material U.S. Federal Income Tax Considerations For Non-U.S. Holders."
Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.
Risk Factors
Investing in the notes involves substantial risk. Please read "Risk Factors" beginning on page S-19 of this prospectus supplement for a discussion of certain factors you should consider in evaluating an investment in the notes.
Governing law	The indenture and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SUMMARY HISTORICAL FINANCIAL DATA

              The following tables summarize historical consolidated financial information for our business. You should read these tables along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our 2011 Form 10-K and 2012 Second Quarter Form 10-Q, "Business" included in our 2011 Form 10-K and our Consolidated Financial Statements and the related notes included in our 2011 Form 10-K and 2012 Second Quarter Form 10-Q, which are incorporated by reference herein.

              Our summary historical consolidated financial information set forth below is derived from our audited Consolidated Financial Statements for the periods indicated, except that the data for the six months ended and as of June 30, 2012 and 2011 is derived from our unaudited Condensed Consolidated Financial Statements. The summary historical financial information for the twelve months ended June 30, 2012 has been prepared by combining the information for the year ended December 31, 2011 with the information for the six months ended June 30, 2012 and subtracting the information for the six months ended June 30, 2011. The unaudited historical consolidated financial statements for the six months ended and as of June 30, 2012 and 2011 reflect all adjustments, consisting only of normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations for the periods presented. Because of the inherent uncertainties of our business, the historical financial information for such periods may not be indicative of our future results of operations, financial position or cash flows.

	Twelve Months Ended June 30, 2012	Six Months Ended June 30,
				Year Ended December 31,
		2012	2011	2011	2010	2009
	(In millions)
Mortgage Production Segment:
Net revenues	$1,103	$572	$383	$914	$911	$880
Total expenses	684	352	299	631	615	554

Income before income taxes(1)	419	220	84	283	296	326
Less: net income attributable to noncontrolling interest	43	25	7	25	28	20

Mortgage Production segment profit	$376	$195	$77	$258	$268	$306

Mortgage Servicing Segment:
Net revenues(2)	$(379)	$(37)	$(1)	$(343)	$(63)	$82
Total expenses	301	185	98	214	178	167

Mortgage Servicing segment loss	$(680)	$(222)	$(99)	$(557)	$(241)	$(85)

Fleet Management Services Segments:
Net revenues	$1,647	$802	$801	$1,646	$1,593	$1,649
Total expenses	1,561	756	766	1,571	1,530	1,595

Fleet Management Services segment profit	$86	$46	$35	$75	$63	$54

	Twelve Months Ended June 30, 2012	Six Months Ended June 30,
				Year Ended December 31,
		2012	2011	2011	2010	2009
	(In millions, except per share data)
Other:
Net revenues	$(2)	$(1)	$(2)	$(3)	$(3)	$(5)
Total expenses	—	(1)	(1)	—	—	10

Other segment loss	$(2)	$—	$(1)	$(3)	$(3)	$(15)

Consolidated PHH Corporation:
Net revenues	$2,369	$1,336	$1,181	$2,214	$2,438	$2,606
Total expenses	2,546	1,292	1,162	2,416	2,323	2,326

(Loss) income before income taxes(1)	(177)	44	19	(202)	115	280
Income tax (benefit) expense	(103)	1	4	(100)	39	107

Net (loss) income	(74)	43	15	(102)	76	173
Less: net income attributable to noncontrolling interest	43	25	7	25	28	20

Net (loss) income attributable to PHH Corporation	$(117)	$18	$8	$(127)	$48	$153

	As of June 30,		As of December 31,
	2012	2011	2011	2010	2009
	(In millions)
Selected Balance Sheet and Other Data:
Ending total loan servicing portfolio	$192,775	$173,651	$182,387	$166,075	$151,481
Mortgage loans held for sale	1,976	1,707	2,658	4,329	1,218
Mortgage servicing rights	1,157	1,508	1,209	1,442	1,413
Total assets	9,387	8,749	9,777	11,270	8,123
Total debt	6,400	5,697	6,914	8,085	5,160
Total PHH Corporation stockholders' equity	1,495	1,589	1,442	1,564	1,492

(1)
Income (loss) before income taxes for the year ended December 31, 2011 and the six months ended June 30, 2011 includes $68 million of pre-tax gain on the sale of 50.1% of the equity interests in our appraisal services business, Speedy Title and Appraisal Review Services.

(2)
Includes the following valuation adjustments related to mortgage servicing rights:

	Twelve Months Ended June 30, 2012	Six Months Ended June 30,
				Year Ended December 31,
		2012	2011	2011	2010	2009
	(In millions)
Change in fair value of mortgage servicing rights	$(768)	$(226)	$(191)	$(733)	$(427)	$(280)
Net derivative loss related to mortgage servicing rights	(6)	(3)	—	(3)	—	—

Valuation adjustments related to mortgage servicing rights, net	$(774)	$(229)	$(191)	$(736)	$(427)	$(280)

              We are susceptible to significant fluctuations in the fair value of our mortgage servicing rights, as interest rates change. The recent decline in interest rates has adversely affected the valuation of our mortgage servicing rights. See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Sensitivity Analysis" in our 2011 Form 10-K and our 2012 Second Quarter Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

RISK FACTORS

              Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein or therein, before deciding whether to purchase any notes. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled "Cautionary Note Regarding Forward-Looking Statements" included elsewhere in this prospectus supplement. Capitalized terms used but not defined herein shall have the meanings given to such terms in our 2011 Form 10-K, which is incorporated by reference herein.

Risks Related to Our Business

The businesses in which we engage are complex and heavily regulated, and changes in the regulatory environment affecting our businesses could have a material adverse effect on our business, financial position, results of operations or cash flows.

              Our Mortgage Production and Mortgage Servicing segments are subject to numerous federal, state and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on our business. These laws, regulations and judicial and administrative decisions to which our Mortgage Production and Mortgage Servicing segments are subject include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with our private-label clients, we are required to comply with additional requirements that our clients may be subject to through their regulators.

              During the third quarter of 2010, several of our mortgage servicing competitors announced the suspension of foreclosure proceedings in various judicial foreclosure states due to concerns associated with the preparation and execution of affidavits used in connection with foreclosure proceedings in such states. Due in part to these announcements, we have received inquiries from regulators and attorneys general of certain states requesting information as to our foreclosure processes and procedures and, in certain instances, alleging potential violations of law. Furthermore, some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether.

              While we are continuing to monitor these developments, these developments have resulted and could continue to result in new legislation and regulations that could materially and adversely affect the manner in which we conduct our mortgage servicing business, heightened federal or state regulation and oversight of our mortgage servicing activities, increased costs and potential litigation associated with our mortgage servicing business and foreclosure related activities, and a temporary decline in home purchase loan originations in our mortgage production business due to the heightened number of distressed property sales that have recently characterized existing home sales. Such regulatory changes in the foreclosure process or delays in completing foreclosures could increase mortgage servicing costs and could reduce the ultimate proceeds received on the sale of foreclosed properties if real estate values continue to decline. In such event, these changes would also have a negative impact on our liquidity as we may be required to repurchase loans without the ability to sell the underlying property on a timely basis.

              Additionally, on July 21, 2010 the Dodd-Frank Act was signed into law for the express purpose of further regulating the financial services industry, including mortgage origination, sales, and securitization. Certain provisions of the Dodd-Frank Act may impact the operation and practices of Fannie Mae and Freddie Mac and require sponsors of securitizations to retain a portion of the economic interest in the credit risk associated with the assets securitized by them. Federal regulators have been authorized to provide exceptions to the risk retention requirements for certain "qualified mortgages" and mortgages meeting certain underwriting standards prescribed in such regulations. It is unclear whether future regulations related to the definition of "qualified mortgages" will include the types of conforming mortgage loans we typically sell into GSE sponsored mortgage-backed securities. If the mortgage loans we typically sell into GSE-sponsored mortgage-backed securities do not meet the definition of a "qualified mortgage," then the GSEs may be required to retain a portion of the risk of assets they securitize, which may in turn substantially reduce or eliminate the GSEs' ability to issue mortgage-backed securities. Substantial reduction in, or the elimination of, GSE demand for the mortgage loans we originate would have a material adverse effect on our business, financial condition, results of operations and cash flows since we sell substantially all of our loans pursuant to GSE sponsored programs. It is also unclear what effect future laws or regulations may have on the ability of the GSEs to issue mortgage-backed securities and it is not currently possible to determine what changes, if any, Congress may make to the structure of the GSEs.

              The Dodd-Frank Act also establishes an independent federal Bureau of Consumer Financial Protection (the "CFPB") to enforce laws involving consumer financial products and services, including mortgage finance. The bureau is empowered with examination and enforcement authority over certain entities involved in mortgage origination and servicing, including PHH Mortgage and PHH Home Loans. The Dodd-Frank Act also establishes new standards and practices for mortgage originators, including determining a prospective borrower's ability to repay their mortgage, removing incentives for higher cost mortgages, prohibiting prepayment penalties for non-qualified mortgages, prohibiting mandatory arbitration clauses, requiring additional disclosures to potential borrowers and restricting the fees that mortgage originators may collect. In addition, our ability to enter into future asset-backed securities transactions may be impacted by the Dodd-Frank Act and other proposed reforms related thereto, the effect of which on the asset-backed securities market is currently uncertain. While we are continuing to evaluate all aspects of the Dodd-Frank Act, such legislation and regulations promulgated pursuant to such legislation could materially and adversely affect the manner in which we conduct our businesses, result in heightened federal regulation and oversight of our business activities, and result in increased costs and potential litigation associated with our business activities.

              In January 2012, we were notified that the CFPB had opened an investigation to determine whether our mortgage insurance premium ceding practices to captive reinsurers comply with the Real Estate Settlement Procedures Act and other laws enforced by the CFPB. The CFPB requested certain related documents and information for review. In the second quarter of 2012, the CFPB formally requested further production of documents and answers to written questions. We have provided reinsurance services in exchange for premiums ceded and believe that we have complied with the Real Estate Settlement Procedures Act and other laws. We have not provided reinsurance on loans originated after 2009. There can be no assurance whether or not this investigation will result in the imposition of any penalties and fines against us or our subsidiaries. We are also governed by federal and state laws of general applicability, including laws regulating wage and hours, working conditions, health and safety and equal employment opportunity and we are currently a defendant in litigation regarding certain of these matters. In addition, we are subject from time to time to various claims and lawsuits and governmental investigations arising in the ordinary course of our business.

              Our failure to comply with the laws, rules or regulations to which we are subject, whether actual or alleged, would expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

The industries in which we operate are highly competitive and, if we fail to meet the competitive challenges in our industries, it would have a material adverse effect on our business, financial position, results of operations or cash flows. Many of our competitors have access to greater financial resources, lower funding costs and greater access to liquidity, which places us at a competitive disadvantage that we may not be able to overcome.

              We operate in highly competitive industries that could become even more competitive as a result of economic, legislative, regulatory or technological changes. Competition for mortgage loan originations comes primarily from commercial banks and savings institutions. Many of our competitors for mortgage loan originations that are commercial banks or savings institutions typically have access to greater financial resources, have lower funding costs, are less reliant than we are on the sale of mortgage loans into the secondary markets to maintain their liquidity, and may be able to participate in government programs that we are unable to participate in because we are not a state or federally chartered depository institution, all of which places us at a competitive disadvantage. The advantages of our largest competitors include, but are not limited to, their ability to hold new mortgage loan originations in an investment portfolio and their access to lower rate bank deposits as a source of liquidity. Additionally, more restrictive loan underwriting standards and the widespread elimination of Alt-A and subprime mortgage products throughout the industry have resulted in a more homogenous product offering, which has increased competition across the industry for mortgage originations.

              The fleet management industry in which we operate is also highly competitive. We compete against national competitors, such as GE Commercial Finance Fleet Services, Wheels Inc., Automotive Resources International, Lease Plan International and other local and regional competitors, including numerous competitors who focus on one or two products. Growth in our Fleet Management Services segment is driven principally by increased market share in fleets greater than 75 units and increased fee-based services. Competitive pressures in the Fleet Management industry resulting in a decrease in our market share or lower prices would adversely affect our revenues and results of operations.

We are substantially dependent upon our secured and unsecured funding arrangements. If any of our funding arrangements are terminated, not renewed or otherwise become unavailable to us, we may be unable to find replacement financing on economically viable terms, if at all, which would have a material adverse effect on our business, financial position, results of operations and cash flows.

              We are substantially dependent upon various sources of funding, including unsecured credit facilities and other unsecured debt, as well as secured funding arrangements, including asset-backed securities, mortgage warehouse facilities and other secured credit facilities to fund mortgage loans and vehicle acquisitions, a significant portion of which is short-term in nature. Our access to both the secured and unsecured credit markets is subject to prevailing market conditions. Renewal of our existing series of, or the issuance of new series of, vehicle lease asset-backed notes on terms acceptable to us or our ability to enter into alternative vehicle management asset-backed debt arrangements could be adversely affected in the event of: (i) the deterioration in the quality of the assets underlying the asset-backed debt arrangement; (ii) increased costs associated with accessing or our inability to access the asset-backed debt market; (iii) termination of our role as servicer of the underlying lease assets in the event that we default in the performance of our servicing obligations or we declare bankruptcy or become insolvent or (iv) our failure to maintain a sufficient level of eligible assets or credit enhancements, including collateral intended to provide for any differential between variable-rate lease revenues and the underlying variable-rate debt costs. In addition, our access to and our ability to renew our existing mortgage asset-backed debt could suffer in the event of: (i) the deterioration in the performance of the mortgage loans underlying the asset-backed debt arrangement; (ii) our failure to maintain sufficient levels of eligible assets or credit enhancements; (iii) increased costs associated with accessing or our inability to access the mortgage asset-backed debt market; (iv) our inability to access the secondary market for mortgage loans; (v) termination of our role as servicer of the underlying mortgage assets in the event that (a) we default in the performance of our servicing obligations or (b) we declare bankruptcy or become insolvent or (vi) a lowering of our credit ratings.

              Certain of our debt arrangements require us to comply with certain financial covenants and other affirmative and restrictive covenants, including requirements to post additional collateral or to fund assets that become ineligible under our secured funding arrangements. An uncured default of one or more of these covenants would result in a cross-default between and amongst our various debt arrangements. Consequently, an uncured default under any of our debt arrangements that is not waived by our lenders and that results in an acceleration of amounts payable to our lenders or the termination of credit facilities would materially and adversely impact our liquidity, could force us to sell assets at below market prices to repay our indebtedness, and could force us to seek relief under the U.S. Bankruptcy Code, all of which would have a material adverse effect on our business, financial position, results of operations and cash flows. See "Description of Other Indebtedness" elsewhere in this prospectus supplement and Notes 7 and 10, "Debt and Borrowing Arrangements" in the Notes to Consolidated Financial Statements in our 2012 Second Quarter Form 10-Q and 2011 Form 10-K, respectively, each of which is incorporated by reference herein, for additional information regarding our debt arrangements and related financial covenants and other affirmative and restrictive covenants.

              If any of our credit facilities are terminated, or are not renewed, including as a result of our breach or a lowering of our credit ratings, or if conditions in the credit markets worsen dramatically and it is not possible or economical for us to complete the sale or securitization of our originated mortgage loans or vehicle leases, we may be unable to find replacement financing on commercially favorable terms, if at all, which could adversely impact our operations and prevent us from: (i) executing our business plan and related risk management strategies; (ii) originating new mortgage loans or vehicle leases; or (iii) fulfilling commitments made in the ordinary course of business. These factors could reduce revenues attributable to our business activities or require us to sell assets at below market prices, either of which would have a material adverse effect on our overall business and consolidated financial position, results of operations and cash flows.

              Most of our mortgage asset backed debt facilities are 364-day facilities that mature within one year. Generally, these facilities require us to maintain a specified amount of available liquidity from other facilities. As such, our liquidity plan and compliance with debt covenants depends on our ability to renew multiple facilities within a short time frame.

Adverse developments in the secondary mortgage market have had, and in the future could have, a material adverse effect on our business, financial position, results of operations and cash flows.

              We historically have relied on selling or securitizing our mortgage loans into the secondary market in order to generate liquidity to fund maturities of our indebtedness, the origination and warehousing of mortgage loans, the retention of mortgage servicing rights and for general working capital purposes. We bear the risk of being unable to sell or securitize our mortgage loans at advantageous times and prices or in a timely manner. Demand in the secondary market and our ability to complete the sale or securitization of our mortgage loans depends on a number of factors, many of which are beyond our control, including general economic conditions, general conditions in the banking system, the willingness of lenders to provide funding for mortgage loans, the willingness of investors to purchase mortgage loans and mortgage-backed securities and changes in regulatory requirements. If it is not possible or economical for us to complete the sale or securitization of certain of our mortgage loans held for sale, we may lack liquidity under our mortgage financing facilities to continue to fund such mortgage loans and our revenues and margins on new loan originations would be materially and negatively impacted, which would materially and negatively impact our Net revenues and Segment profit (loss) of our Mortgage Production segment and also have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows. The severity of the impact would be most significant to the extent we were unable to sell conforming mortgage loans to the GSEs or securitize such loans pursuant to GSE sponsored programs.

Our senior unsecured long-term debt ratings are below investment grade (and were subject to recent downgrades) and, as a result, we may be limited in our ability to obtain or renew financing on economically viable terms or at all.

              Our senior unsecured long-term debt ratings are below investment grade. As a result of our senior unsecured long-term debt credit ratings being below investment grade, our access to the public debt markets may be severely limited in comparison to the ability of investment grade issuers to access such markets. We may be required to rely on alternative financing, such as bank lines and private debt placements, and may also be required to pledge otherwise unencumbered assets. There can be no assurances that we would be able to find such alternative financing on terms acceptable to us, if at all. Furthermore, we may be unable to renew all of our existing bank credit commitments beyond the then-existing maturity dates. As a consequence, our cost of financing could rise significantly, thereby negatively impacting our ability to finance our mortgage loans held for sale, mortgage servicing rights and net investment in fleet leases. Any of the foregoing would have a material adverse effect on our business, financial position, results of operations and cash flows.

              On December 21, 2011, Standard & Poor's Ratings Services ("S&P") lowered our senior unsecured debt rating two notches with a negative outlook.

              On January 10, 2012, Moody's Investors Service, Inc. ("Moody's") affirmed our senior unsecured debt rating and corporate family rating and our commercial paper rating. Additionally, Moody's changed its outlook for our senior unsecured debt and corporate family ratings to negative from stable.

              In addition, on May 30, 2012, Fitch, Inc. ("Fitch") removed our long-term issuer default rating and senior unsecured debt rating from Rating Watch Negative and lowered both ratings one notch with a negative rating outlook. Fitch may lower our ratings by another notch or more if losses arising from mortgage repurchase claims from the GSEs significantly exceed our operating cash flows and other liquidity sources; declines in mortgage origination cause our natural hedge ratio to materially worsen; or if we are unable to put in place sources of liquidity to fund our business satisfactory to Fitch.

              The December 21, 2011 S&P downgrade and May 30, 2012 Fitch downgrade and any possible negative future action by S&P, Fitch or any of the other ratings agencies will exacerbate the risks described above. We cannot assure you what impact any downgrade may have on our cost of capital, ability to incur new indebtedness or refinance our existing indebtedness or ability to retain or secure customers.

              There can be no assurances that our credit rating by the primary ratings agencies reflects all of the risks of an investment in our debt securities. Our credit ratings are an assessment by the rating agency of our ability to pay our obligations. Any of our credit ratings are subject to revision or withdrawal at any time by the applicable rating agency. Actual or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors on the market value of, or trading market for, our debt securities.

We are currently pursuing various alternatives to improve our liquidity in order to fulfill upcoming debt maturities. We cannot assure you that our efforts will be successful or that future ratings actions will not occur.

              We are currently pursuing various alternatives to improve our liquidity. Such alternatives may involve one or more of the following: (i) focusing our efforts to ensure that our operations are cash flow positive, which may include reductions in our correspondent mortgage originations and capital expenditures, (ii) disposition of assets that are not necessary to support our business strategies, which may include the assets of our reinsurance business; and (iii) generating mortgage servicing rights with minimal use of cash. While we believe that these alternatives will ensure that we have sufficient liquidity to meet our debt service obligations and operate our business, there can be no assurance that we will be successful in implementing any such alternatives, or if we are successful, that such alternatives will be sufficient to meet our liquidity needs. Additionally, if we are successful in executing upon such alternatives, it could negatively impact our future results of operations, including revenue and net income. In addition, we may seek to undertake one or more deleveraging transactions, which may include purchases of our outstanding indebtedness through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as we may determine.

              Other than the Refinancing Transactions discussed in this prospectus supplement, we do not know if or when we would consummate any such transactions, or alternative transactions, or the final terms of any such transactions. If we are forced to liquidate assets, the resulting proceeds may be below the fair value or our carrying value of the related assets. While we believe we will be able to successfully execute certain of these alternatives and meet our debt maturities in 2012 and 2013, our failure to execute on such alternatives or generate positive cash flow from our business could, among other things, negatively impact our various business relationships and, as a result, our results of operations, cash flows and liquidity. Further, our results of operations, including our net loss and loss per share, could be impacted by fees, expenses and charges related to the Refinancing Transactions.

We are highly dependent upon programs administered by Fannie Mae, Freddie Mac and Ginnie Mae. Failure to maintain our relationships with each of Fannie Mae, Freddie Mac and Ginnie Mae could materially and adversely affect our business, financial position, results of operations or cash flows.

              Our ability to generate revenues through mortgage loan sales to institutional investors in the form of mortgage-backed securities depends to a significant degree on programs administered by Fannie Mae, Freddie Mac, Ginnie Mae and others that facilitate the issuance of mortgage-backed securities in the secondary market. These entities play a powerful role in the residential mortgage industry, and we have significant business relationships with them. Our status as a Fannie Mae, Freddie Mac and Ginnie Mae approved seller/servicer is subject to compliance with each entity's respective selling and servicing guidelines and failure to meet such guidelines could result in the unilateral termination of our status as an approved seller/servicer.

              During 2011 and the six months ended June 30, 2012, 92% and 89%, of our mortgage loan sales were sold to, or were sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac or Ginnie Mae. We also derive other material financial benefits from our relationships with Fannie Mae, Freddie Mac and Ginnie Mae, including the assumption of credit risk by these entities on loans included in mortgage-backed securities in exchange for our payment of guarantee fees, the ability to avoid certain loan inventory finance costs through streamlined loan funding and sale procedures and the use of mortgage warehouse facilities with Fannie Mae pursuant to which, as of June 30, 2012, we had total capacity of $3.0 billion, made up of $1.0 billion of committed and $2.0 billion uncommitted capacity. Due to the downgrade of our credit rating by S&P on December 21, 2011, Fannie Mae had the right to terminate its $1.0 billion committed early funding letter agreement (the "Committed Funding Letter Agreement"). On April 27, 2012, we renewed our master agreement with Fannie Mae and amended certain other agreements with Fannie Mae, including an amendment to the Committed Funding Letter Agreement (the "Amended Committed Funding Letter Agreement"). Pursuant to the Amended Committed Funding Letter Agreement, the termination event related to our credit ratings was removed and other termination events were added, most of which are generally consistent with existing covenants under our various other debt facilities. These additional termination events include, among others, a failure to maintain (i) on the last day of each fiscal quarter, consolidated net worth of at least $1.0 billion; (ii) on the last day of each fiscal quarter, a ratio of indebtedness to tangible net worth no greater than 6.5 to 1; (iii) a minimum of $1.0 billion in committed mortgage warehouse facilities or Gestation Facilities, with no more than $500 million of Gestation Facilities included towards the minimum, but excluding committed or uncommitted loan purchase arrangements or other funding arrangements from Fannie Mae and any mortgage warehouse capacity provided by GSEs; and (iv) compliance with certain loan repurchase trigger event criteria related to the aging of outstanding loan repurchase demands by Fannie Mae. Unless earlier terminated, the Amended Committed Funding Letter Agreement expires on December 15, 2012.

              In addition, we service loans on behalf of Fannie Mae and Freddie Mac, as well as loans that have been securitized pursuant to securitization programs sponsored by Fannie Mae, Freddie Mac and Ginnie Mae in connection with the issuance of agency guaranteed mortgage-backed securities and a majority of our mortgage servicing rights relate to these servicing activities. These entities establish the base service fee to compensate us for servicing loans as well as the assessment of fines and penalties that may be imposed upon us for failing to meet servicing standards.

Changes in existing U.S. government-sponsored mortgage programs or servicing eligibility standards could materially and adversely affect our business, financial position, results of operations or cash flows.

              In January 2011, the Federal Housing Finance Agency directed Fannie Mae and Freddie Mac to develop a joint initiative to consider alternatives for future mortgage servicing structures and compensation. Under this proposal, the GSEs are considering potential structures in which the minimum service fee would be reduced or eliminated altogether. This would provide mortgage bankers with the ability to either sell all or a portion of the retained servicing fee for cash up front, or retain an excess servicing fee. While the proposal provides additional flexibility in managing liquidity and capital requirements, it is unclear how the various options might impact mortgage-backed security pricing and the related pricing of excess servicing fees. The GSEs are also considering different pricing options for non-performing loans to better align servicer incentives with MBS investors and provide the loan guarantor the ability to transfer non-performing servicing. The Federal Housing Finance Agency has indicated that any change in the servicing compensation structure would be prospective and the changes, if implemented, could have a significant impact on the entire mortgage industry and on the results of operations and cash flows of our mortgage business.

              In February 2011 the Obama administration issued a report to Congress, and in February 2012 the Federal Housing Finance Agency issued a report to Congress outlining the long-term strategic plan for, and various options for long-term reform of Fannie Mae and Freddie Mac. These options involve gradually reducing the role of Fannie Mae and Freddie Mac in the mortgage market and ultimately winding down both institutions such that the private sector provides the majority of mortgage credit. Such reforms may include, among other actions: (i) further reductions in conforming loan limits; (ii) increases in guarantee fees; (iii) standardization of servicing protocols; (iv) changes to servicer compensation; and (v) increased MBS disclosures. In addition, it is possible that some of these reforms could be accelerated depending on the outcome of the 2012 U.S. Presidential and Congressional elections, among other things. Any of these options are likely to result in higher mortgage rates in the future, which could have a negative impact on our Mortgage production business. Additionally, it is unclear what impact these changes will have on the secondary mortgage markets, mortgage-backed securities pricing, and competition in the industry.

              The potential changes to the government-sponsored mortgage programs, and related servicing compensation structures, could require us to fundamentally change our business model in order to effectively compete in the market. Our inability to make the necessary changes to respond to these changing market conditions or loss of our approved seller/servicer status with any of these entities, would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows and could result in a lowering of our credit ratings. Any discontinuation of, significant reduction of or material change in, the operation or underwriting standards of these entities would likely prevent us from originating and selling most, if not all, of our salable mortgage loan originations and could result in the discontinuation of or material decrease in the availability of our mortgage warehouse facilities with Fannie Mae.

Continued or worsening conditions in the real estate market have adversely impacted, and in the future could continue to adversely impact, our business, financial position, results of operations or cash flows.

              Adverse economic conditions in the United States have resulted, and could continue to result, in increased mortgage loan payment delinquencies, home price depreciation and a lower volume of home sales. These trends have negatively impacted and may continue to negatively impact our Mortgage Production and Mortgage Servicing segments through increased loss severities in connection with loan repurchase and indemnification claims due to declining home prices, increased mortgage reinsurance losses due to increased delinquencies and loss severities, and lower home purchase mortgage originations.

              However, we have experienced a relatively smaller impact from these trends than many of our current and former competitors because we generally sell substantially all of the mortgage loans we originate shortly after origination, we do not generally maintain credit risk on the loans we originate or maintain a loan investment portfolio, substantially all of our mortgage loan originations are prime mortgages rather than Alt-A or subprime mortgages, and our mortgage loan servicing portfolio has experienced a lower rate of payment delinquencies than that of many of our competitors. Nevertheless, these trends have resulted in an increase in the incidence of loan repurchase and indemnification claims, as well as an increase in incurred mortgage reinsurance losses, resulting in an increase in our recorded reserves for expected and realized losses for loan repurchases and indemnifications and mortgage reinsurance. Continuation of these trends could have a material adverse effect on our business, financial position, results of operations and cash flows.

Our Mortgage Production segment is substantially dependent upon our relationships with Realogy and Merrill Lynch Home Loans, a division of Bank of America, National Association, and the termination or non-renewal of our contractual agreements with these clients would materially and adversely impact our mortgage loan originations and resulting Net revenues and Segment profit (loss) of our Mortgage Production segment and this would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

              We have relationships with several clients that represent a significant portion of our revenues and mortgage loan originations for our Mortgage Production segment. In particular, Realogy and Merrill Lynch Home Loans, a division of Bank of America, National Association, represented approximately 22% and 21%, respectively, of our mortgage loan originations for the year ended December 31, 2011, and approximately 25% and 23%, respectively, of our mortgage loan originations for the six months ended June 30, 2012. The loss of any one of these clients, whether due to insolvency, their unwillingness or inability to perform their obligations under their respective contractual relationships with us, their termination of their respective contractual relationships with us due to our failure to fully satisfy our contractual obligations, or if we are not able to renew on commercially reasonable terms any of their respective contractual relationships with us, would materially and adversely impact our mortgage loan originations and resulting Net revenues and Segment profit (loss) of our Mortgage Production segment and this would also have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

              In the third quarter of 2011, we were unable to reach an agreement to renew our existing relationship with Charles Schwab, which represented 9% of our mortgage loan originations for the year ended December 31, 2011, as well as approximately $8.9 billion of subserviced loans as of December 31, 2011. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview—Executive Summary" in our 2012 First Quarter Form 10-Q, which is incorporated by reference herein.

The termination of our status as the exclusive recommended provider of mortgage products and services promoted by Realogy's affiliates would have a material adverse effect on our business, financial position, results of operations or cash flows.

              We are party to a strategic relationship agreement dated as of January 31, 2005 between PHH Mortgage, PHH Home Loans, PHH Broker Partner, Realogy Services Venture Partner, Inc. and Cendant Corporation (now known as Avis Budget Group, Inc.). Under the Strategic Relationship Agreement we are the exclusive recommended provider of mortgage loans to the independent sales associates affiliated with the real estate brokerage business owned and operated by Realogy's affiliates and certain customers of Realogy. The marketing agreement entered into between Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., Sotheby's International Affiliates, Inc. and PHH Mortgage Corporation similarly provides that we are the exclusive recommended provider of mortgage loans and related products to the independent sales associates of Realogy's real estate brokerage franchisees, which include Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc. and Sotheby's International Affiliates, Inc.

              In addition, the Strategic Relationship Agreement provides that Realogy has the right to terminate the covenant requiring it to exclusively recommend us as the provider of mortgage loans to the independent sales associates affiliated with the real estate brokerage business owned and operated by Realogy's affiliates and certain customers of Realogy, following notice and a cure period, if:

  •
  we materially breach any representation, warranty, covenant or other agreement contained in the Strategic Relationship Agreement, the Marketing Agreement, trademark license agreements or certain other related agreements, including, without limitation, our confidentiality agreements in the PHH Home Loans Operating Agreement and the Strategic Relationship Agreement, and our non-competition agreements in the Strategic Relationship Agreement;

  •
  we become subject to any regulatory order or governmental proceeding and such order or proceeding prevents or materially impairs PHH Home Loans' ability to originate mortgage loans for any period of time (which order or proceeding is not generally applicable to companies in the mortgage lending business) in a manner that adversely affects the value of one or more of the quarterly distributions to be paid by PHH Home Loans pursuant to the PHH Home Loans Operating Agreement;

  •
  PHH Home Loans otherwise is not permitted by law, regulation, rule, order or other legal restriction to perform its origination function in any jurisdiction, but in such case exclusivity may be terminated only with respect to such jurisdiction; or

  •
  PHH Home Loans does not comply with its obligations to complete an acquisition of a mortgage loan origination company under the terms of the Strategic Relationship Agreement.

              If Realogy were to terminate its exclusivity obligations with respect to us, one of our competitors could replace us as the recommended provider of mortgage loans to Realogy and its affiliates and franchisees, which would result in our loss of most, if not all, of our mortgage loan originations, Net revenues and Segment profit (loss) of our Mortgage Production segment derived from Realogy's affiliates, which loss would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

              Moreover, certain of the events that give Realogy the right to terminate its exclusivity obligations with respect to us under the Strategic Relationship Agreement would also give Realogy the right to terminate its other agreements and arrangements with us. For example, the PHH Home Loans Operating Agreement also permits Realogy to terminate the mortgage venture with us (i) upon our material breach of any representation, warranty, covenant or other agreement contained in the Strategic Relationship Agreement, the Marketing Agreement, the Trademark License Agreements or

certain other related agreements that is not cured following any applicable notice or cure period; (ii) if we become subject to any regulatory order or governmental proceeding that prevents or materially impairs PHH Home Loans' ability to originate mortgage loans for any period of time (which order or proceeding is not generally applicable to companies in the mortgage lending business) in a manner that adversely affects the value of one or more of the quarterly distributions to be paid by PHH Home Loans pursuant to the PHH Home Loans Operating Agreement; (iii) in the event of a change in control of us, PHH Broker Partner Corporation or any other affiliate of ours involving certain competitors or other specified parties; (iv) if PHH Home Loans fails to make scheduled distributions pursuant to the PHH Home Loans Operating Agreement; (v) in the event of the bankruptcy or insolvency of us or PHH Mortgage; or (vi) upon any act or omission by us or our subsidiaries that causes or would reasonably be expected to cause material harm to Realogy or any of its subsidiaries. Upon a termination of the PHH Home Loans joint venture by Realogy or its affiliates, Realogy will have the right either (i) to require that we or certain of our affiliates purchase all of Realogy's interest in PHH Home Loans; or (ii) to cause us to sell our interest in PHH Home Loans to an unaffiliated third party designated by certain of Realogy's affiliates. If we were required to purchase Realogy's interest in PHH Home Loans, that could have an adverse impact on our liquidity. Additionally, any termination of PHH Home Loans will also result in a termination of the Strategic Relationship Agreement and our exclusivity rights under the Strategic Relationship Agreement. Pursuant to the terms of the PHH Home Loans Operating Agreement, beginning on February 1, 2015, Realogy will have the right at any time upon two years' notice to us to terminate its interest in PHH Home Loans. If Realogy were to terminate PHH Home Loans or our other arrangements with Realogy, including its exclusivity obligations with respect to us, any such termination would likely result in our loss of most, if not all, of our mortgage loan originations, Net revenues and Segment profit (loss) of our Mortgage Production segment derived from Realogy's affiliates, which loss would have a material adverse effect on our overall business and our consolidated financial position, results of operations, cash flows and liquidity.

Certain hedging strategies that we may use to manage risks associated with our assets, including mortgage loans held for sale, interest rate lock commitments, mortgage servicing rights and foreign currency denominated assets, may not be effective in mitigating those risks and could result in substantial losses that could exceed the losses that would have been incurred had we not used such hedging strategies.

              We may employ various economic hedging strategies in an attempt to mitigate the interest rate and prepayment risk inherent in many of our assets, including our mortgage loans held for sale, interest rate lock commitments and, from time to time, our mortgage servicing rights. Our hedging activities may include entering into derivative instruments. We also seek to manage interest rate risk in our Mortgage Production and Mortgage Servicing segments partially without the use of financial derivatives by monitoring and seeking to maintain an appropriate balance between our loan production volume and the size of our mortgage servicing portfolio, as the value of mortgage servicing rights and the income they provide tend to be counter-cyclical to the changes in production volumes and the gain or loss on loans that result from changes in interest rates. This approach requires our management to make assumptions with regards to future replenishment rates for our mortgage servicing rights, loan margins, the value of additions to our mortgage servicing rights and loan origination costs, and many factors can impact these estimates, including loan pricing margins and our ability to adjust staffing levels to meet changing consumer demand.

              We are also exposed to foreign exchange risk associated with our investment in our Canadian operations and with foreign exchange forward contracts that we have entered into, or may in the future enter into, to hedge U.S. dollar denominated borrowings used to fund Canadian dollar denominated leases and operations. Our hedging decisions in the future to manage these foreign exchange risks will be determined in light of the facts and circumstances existing at the time and may differ from our current hedging strategy.

              During the third quarter of 2008, we assessed the composition of our capitalized mortgage servicing portfolio and its relative sensitivity to refinance if interest rates decline, the costs of hedging and the anticipated effectiveness of the hedge given the current economic environment. Based on that assessment, we made the decision to close out substantially all of our derivatives related to mortgage servicing rights during the third quarter of 2008. During the year ended December 31, 2011, we executed certain derivative transactions to serve as an economic hedge of a portion of the interest rate risk associated with our mortgage servicing rights. We entered into these derivative transactions to ensure that there would be sufficient capacity under our debt facilities to fund higher origination volumes given the declining mortgage rates, while maintaining compliance with the leverage covenants in our debt agreements. The increase in mortgage asset-backed debt, coupled with the decline in value of mortgage servicing rights resulting from lower mortgage rates, could have the effect of increasing our indebtedness to tangible net worth ratio in the short term. Our decisions regarding the levels, if any, of our derivatives related to mortgage servicing rights could result in continued volatility in the results of operations for our Mortgage Servicing segment.

              Our hedging strategies, including our decision not to use financial derivatives to hedge a substantial portion of our Mortgage servicing rights, may not be effective in mitigating the risks related to changes in interest rates or foreign exchange rates and we may have insufficient liquidity to exercise our strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses, and could result in losses in excess of what our losses would have been from had we not used such hedging strategies. There have been periods, and it is likely that there will be periods in the future, during which we incur significant losses after consideration of the results of our hedging strategies. As stated earlier, the success of our interest rate risk management strategy and our replenishment strategies for our mortgage servicing rights are largely dependent on our ability to predict the earnings sensitivity of our loan servicing and loan production activities in various interest rate environments, as well as our ability to successfully manage any capacity constraints in our mortgage production business and our ability to maintain sufficient liquidity to exercise these strategies. Our hedging strategies also rely on assumptions and projections regarding our assets and general market factors. If these assumptions and projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes including, but not limited to, interest rates or prepayment speeds or foreign exchange rate fluctuations, we may incur losses that could have a material adverse effect on our business, financial position, results of operations or cash flows.

Changes in interest rates could materially and adversely affect our volume of mortgage loan originations or reduce the value of our mortgage servicing rights, either of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

              Interest rate levels and changes in such levels are key drivers of our mortgage loan originations in our Mortgage Production segment and mortgage loan refinancing activity, in particular. Interest rate levels are significantly affected by monetary and related policies of the federal government, its agencies and government sponsored entities, particularly the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. The Federal Reserve Board's policies, including initiatives to stabilize the U.S. housing market and to stimulate overall economic growth, affect the size of the mortgage loan origination market, the pricing of our interest-earning assets and the cost of our interest-bearing liabilities. Changes in any of these policies are beyond our control, difficult to predict, particularly in the current economic environment, and could have a material adverse effect on our business, financial position, results of operations or cash flows.

              Historically, rising interest rates have generally been associated with a lower volume of loan originations and lower pricing margins in our Mortgage Production segment due to a disincentive for borrowers to refinance at a higher interest rate, while falling interest rates have generally been associated with higher loan originations and higher pricing margins, due to an incentive for borrowers to refinance at a lower interest rate. Our ability to generate Gain on mortgage loans, net in our Mortgage Production segment is significantly dependent on our level of mortgage loan originations. Accordingly, increases in interest rates could materially and adversely affect our mortgage loan origination volume, which could have a material and adverse effect on our Mortgage Production segment, as well as our overall business and our consolidated financial position, results of operations or cash flows. In addition, changes in interest rates may require us to post additional collateral under certain of our financing arrangements and derivative agreements which could impact our liquidity.

              Changes in interest rates are also a key driver of the performance of our Mortgage Servicing segment as the values of our mortgage servicing rights are highly sensitive to changes in interest rates. Historically, the value of our mortgage servicing rights have increased when interest rates rise and have decreased when interest rates decline due to the effect those changes in interest rates have on prepayment estimates, with changes in fair value of our mortgage servicing rights being included in our consolidated results of operations. Because we do not currently utilize derivatives to hedge a substantial portion of our mortgage servicing rights, our consolidated financial positions, results of operations and cash flows are susceptible to significant volatility due to changes in the fair value of our mortgage servicing rights as interest rates change. As a result, substantial volatility in interest rates materially affects our Mortgage Servicing segment, as well as our consolidated financial position, results of operations and cash flows.

Losses incurred in connection with actual or projected loan repurchase and indemnification claims may exceed our financial statement reserves and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial position, results of operation or cash flows.

              In connection with the sale of mortgage loans, we make various representations and warranties concerning such loans that, if breached, require us to repurchase such loans or indemnify the purchaser of such loans for actual losses incurred in respect of such loans. These representations and warranties vary based on the nature of the transaction and the purchaser's or insurer's requirements but generally pertain to the ownership of the mortgage loan, the real property securing the loan and compliance with applicable laws and applicable lender and government-sponsored entity underwriting guidelines in connection with the origination of the loan. The aggregate unpaid principal balance of loans sold or serviced by us represents the maximum potential exposure related to loan repurchase and indemnification claims, including claims for breach of representation and warranty provisions. Due, in part, to elevated mortgage payment delinquency rates and declining housing prices, we have experienced, and may in the future continue to experience, an increase in loan repurchase and indemnification claims due to actual or alleged breaches of representations and warranties in connection with the sale or servicing of mortgage loans. The estimation of our loan repurchase and indemnification liability is subjective and based upon our projections of the incidence of loan repurchase and indemnification claims, as well as loss severities. Given these trends, losses incurred in connection with such actual or projected loan repurchase and indemnification claims may be in excess of our financial statement reserves, and we may be required to increase such reserves and may sustain additional losses associated with such loan repurchase and indemnification claims in the future. Accordingly, increases to our reserves and losses incurred by us in connection with actual loan repurchases and indemnification payments in excess of our reserves could have a material adverse effect on our business, financial position, results of operations or cash flows.

              Additionally, some of our counterparties from whom we have purchased mortgage loans or mortgage servicing rights and from whom we may seek indemnification or against whom we may assert a loan repurchase demand in connection with a breach of a representation or warranty are highly leveraged and have been adversely affected by the recent economic decline in the United States, including the pronounced downturn in the debt and equity capital markets and the U.S. housing market, and unprecedented levels of credit market volatility. As a result, we are exposed to counterparty risk in the event of non-performance by counterparties to our various contracts, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, which could result in substantial losses for which we may not have insurance coverage.

The fair values of a substantial portion of our assets are determined based upon significant estimates and assumptions made by our management. As a result, there could be material uncertainty about the fair value of such assets that, if subsequently proven incorrect or inaccurate, could have a material adverse effect on our business, financial position, results of operations or cash flows. The ultimate realization of the value of our assets that are measured at fair value on a recurring basis may be materially different than the fair values of such assets as reflected in our consolidated statement of financial position as of any particular date.

              A substantial portion of our assets are recorded at fair value based upon significant estimates and assumptions with changes in fair value included in our consolidated results of operations. The determination of the fair value of such assets, including our mortgage loans held for sale, interest rate lock commitments and mortgage servicing rights, involves numerous estimates and assumptions made by our management. Such estimates and assumptions include, without limitation, estimates of future cash flows associated with our mortgage servicing rights based upon assumptions involving interest rates as well as the prepayment rates and delinquencies and foreclosure rates of the underlying serviced mortgage loans.

              As of June 30, 2012, 37% of our total assets were measured at fair value on a recurring basis, and less than 1% of our total liabilities were measured at fair value on a recurring basis. As of June 30, 2012, approximately 60% of our assets and liabilities measured at fair value were valued using primarily observable inputs and were categorized within Level Two of the valuation hierarchy. Our assets and liabilities categorized within Level Two of the valuation hierarchy are comprised of the majority of our mortgage loans held for sale and derivative assets and liabilities. As of June 30, 2012, approximately 40% of our assets and liabilities measured at fair value were valued using significant unobservable inputs and were categorized within Level Three of the valuation hierarchy. As of June 30, 2012, approximately 84% of our assets and liabilities categorized within Level Three of the valuation hierarchy are comprised of our mortgage servicing rights.

              The ultimate realization of the value of our assets that are measured at fair value on a recurring basis may be materially different than the fair values of such assets as reflected in our consolidated statement of financial position as of any particular date. The use of different estimates or assumptions in connection with the valuation of these assets could produce materially different fair values for such assets, which could have a material adverse effect on our consolidated financial position, results of operations or cash flows. Accordingly, there may be material uncertainty about the fair value of a substantial portion of our assets.

A failure in or breach of our technology infrastructure or information protection programs, or those of our outsource providers, could result in the inadvertent disclosure of the confidential personal information of our customers, as well as the confidential personal information of the employees and customers of our clients. Any such failure or breach could have a material and adverse effect on our business, reputation, results of operations, financial position or cash flows.

              Our business model and our reputation as a service provider to our clients are dependent upon our ability to safeguard the confidential personal information of our customers, as well as the confidential personal information of the employees and customers of our clients. Although we have put in place a comprehensive information security program that we monitor and update as needed, security breaches could occur through intentional or unintentional acts by individuals having authorized or unauthorized access to confidential information of our customers or the employees or customers of our clients which could potentially compromise confidential information processed and stored in or transmitted through our technology infrastructure.

              A failure in or breach of the security of our information systems, or those of our outsource providers, could result in significant damage to our reputation or the reputation of our clients, could negatively impact our ability to attract or retain clients and could result in increased costs attributable to related litigation or regulatory actions, claims for indemnification, higher insurance premiums and remediation activities, the result of any of which could have a material and adverse effect on our business, reputation, results of operations, financial position, or cash flows.

Risks Related to the Notes

We have significant outstanding indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

              As of June 30, 2012, after giving pro forma effect to the offering of the notes and the use of proceeds, including the repayment of all of our outstanding 2013 Medium-Term Notes, the aggregate amount of outstanding unsecured unsubordinated indebtedness to which the notes will rank equally was approximately $867 million, and PHH had no secured indebtedness but its subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated. The notes will be structurally subordinated to any borrowings under our $250 million Tranche A Credit Facility and will rank equally with any borrowings under the $50 million Tranche B Credit Facility. To the extent we enter into the New Canadian Credit Facility, the notes will be structurally subordinated to any borrowings under such facility. We may incur additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including the following:

    •
    make it more difficult for us to satisfy our obligations with respect to the notes;

    •
    limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

    •
    limit our ability to refinance our indebtedness at maturity or impose refinancing terms that may be less favorable than the terms of the original indebtedness;

    •
    require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements;

    •
    cause us to violate restrictive covenants in our loan documents, which would entitle our lenders to accelerate our debt obligations;

    •
    cause us to default on our obligations, causing lenders to foreclose on the assets that secure their loans;

    •
    force us to dispose of one or more of assets, possibly on unfavorable terms or in violation of certain covenants that we may be subject to;

    •
    expose us to fluctuations in interest rates, to the extent our borrowings bear variable interest rates; and

    •
    limit our ability to make material acquisitions or take advantage of business opportunities that may arise and limiting flexibility in planning for, or reacting to, changes in our business and industry, thereby limiting our ability to compete effectively or operate successfully.

              If any one of these events were to occur, our operations and financial condition would be materially adversely affected.

              Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing or any future funding sources or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to meet our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. Further, as of June 30, 2012, approximately $1.3 billion of PHH's outstanding indebtedness and $5.1 billion aggregate principal amount of its subsidiaries' outstanding indebtedness had a stated maturity prior to the maturity date of the notes. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt and other obligations.

Restrictive covenants in the Indenture may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

              The indenture governing the notes will contain, and any future indebtedness of ours may contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. The indenture will, among other things, limit our ability to:

    •
    pay dividends and make distributions on account of, or repurchase, our capital stock;

    •
    create liens on assets;

    •
    incur subsidiary debt; and

    •
    consolidate, merge or sell our assets.

              Additionally, the indenture governing the notes will require us to maintain a debt to tangible equity ratio not greater than 8.5 to 1, and our Revolving Credit Facility requires us to maintain a ratio of indebtedness to tangible net worth not greater than 6.0 to 1 at all times prior to October 1, 2013 and, thereafter, no greater than 5.75 to 1.

Despite our current indebtedness levels, we may incur substantially more debt including secured debt and subsidiary debt. This could exacerbate further the risks associated with our substantial leverage.

              In the future, we may incur substantial additional indebtedness, including additional secured indebtedness and subsidiary indebtedness to which the notes would be effectively subordinated. The indenture governing the notes limits the amount of additional debt, secured debt and debt of our subsidiaries that may be incurred, but these limits are subject to significant exceptions and do not limit liabilities that do not constitute debt. See "Description of Notes." To the extent that we incur additional indebtedness or such other obligations, the risk associated with substantial additional indebtedness described above, including our possible inability to service our debt, will increase.

Our holding company structure results in structural subordination and may affect our ability to make payments on the notes.

              Initially, the notes will not be guaranteed by any of our subsidiaries and are exclusively our obligations. Furthermore, all of our existing and future domestic subsidiaries, subject to certain exceptions, are guarantors under the Tranche A Credit Facility. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

              Our subsidiaries are separate and distinct legal entities. Initially, our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Many of our subsidiaries (including certain consolidated partnerships, trusts and other non-corporate entities) are subject to restrictions on their ability to pay dividends or otherwise transfer funds to other consolidated subsidiaries and, ultimately, to us. These restrictions relate to loan agreements applicable to certain of our asset-backed debt arrangements and to regulatory restrictions applicable to the equity of our insurance subsidiary, Atrium Reinsurance Corporation. The aggregate restricted net assets of these subsidiaries totaled approximately $1.1 billion as of June 30, 2012. Further, the agreements governing certain of our repurchase facilities provide that in the event of an event of default or termination event, as the case may be, we or certain of our mortgage subsidiaries, including PHH Mortgage and PHH Home Loans, may be prohibited from making dividends or for any dividend paid an equal dollar amount must be remitted to the lender and applied against outstanding borrowings. In addition, future debt arrangements that we or our subsidiaries enter into may contain additional restrictions on the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. The indenture governing the notes contains no limits on such restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

              Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors.

              As of June 30, 2012, our subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated. The notes will be structurally subordinated to any borrowings under our $250 million Tranche A Credit Facility and will rank equally with any borrowings under the $50 million Tranche B Credit Facility. To the extent we enter into the New Canadian Credit Facility, the notes will be structurally subordinated to any borrowings under such facility. In the future, we may incur additional subsidiary indebtedness to which the notes would be structurally subordinated.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur.

              The notes will not be secured by any of our assets or the assets of any subsidiaries that may become future guarantors pursuant to the terms of the Indenture. As a result, the notes, including any future guarantees of the notes, are effectively subordinated to any existing or future secured debt of us or such potential future guarantors to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of such potential future guarantors may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

              Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes, especially if the change of control also requires us to offer to repurchase our outstanding senior notes and our outstanding convertible notes pursuant to the terms of such notes. Additionally, our Revolving Credit Facility and certain of our mortgage warehouse facilities provide, our New Canadian Credit Facility is expected to provide, and our future indebtedness may provide, that the occurrence of certain change of control events with respect to us would constitute a default thereunder. Moreover, our future indebtedness may restrict our ability to prepay or redeem the notes, including pursuant to a change of control offer. Additionally, our existing senior notes and convertible notes require us to offer to repurchase such notes upon certain change of control events. Further, our existing senior notes and convertible notes require us to offer to repurchase such notes upon certain change of control events. The exercise by the holders of their right to require us to purchase the notes could cause a default under our other debt arrangements, even if the change of control itself does not, due to the financial effect of the purchase on us.

              One of the circumstances under which a change of control may occur is upon the sale, conveyance, transfer or other disposition of all or substantially all of our assets. The phrase "all or substantially all," as used with respect to our assets, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, conveyance, transfer, or other disposition of "all or substantially all" of our assets has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions, or other provisions in the Indenture using the same phrasing, could be unclear.

There is no established trading market for the notes and there is no guarantee that an active trading market for the notes will develop. You may not be able to sell the notes readily or at all or at or above the price that you paid.

              The notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making in the notes at any time, in their sole discretion. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If an active trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

    •
    our operating performance and financial condition;

    •
    the interest of securities dealers in making a market for the notes; and

    •
    the market for similar securities.

USE OF PROCEEDS

              We estimate the net proceeds from the issuance and sale of the notes offered hereby, after deducting underwriting discounts and estimated offering expenses, including certain structuring fees, will be approximately $267 million. We intend to use the net proceeds from this offering, along with cash on hand, to repurchase any and all of our outstanding $418 million of 2013 Medium-Term Notes at the Tender Offer Price, as well as related fees and expenses in connection therewith. The Tender Offer Price will include a consent payment of $30.00 per $1,000 principal amount of 2013 Medium-Term Notes payable in respect of 2013 Medium-Term Notes validly tendered and not withdrawn prior to the consent payment deadline. Subject to applicable law, we reserve the absolute right, in our sole discretion, to at any time (i) waive any condition to the Tender Offer and (ii) amend any of the terms of the Tender Offer, including but not limited to the Tender Offer Price or the consent payment. In addition, we may elect to redeem any 2013 Medium-Term Notes that remain outstanding following the Tender Offer and may deliver such notice of redemption as early as the initial settlement date. As of June 30, 2012, there was $418 million aggregate principal amount of our 2013 Medium-Term Notes outstanding. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets.

              Certain of the underwriters (or their affiliates) may hold 2013 Medium-Term Notes and would, if such 2013 Medium-Term Notes were tendered and accepted in the Tender Offer or redeemed, receive a pro rata portion of the proceeds therefrom.

CAPITALIZATION

              The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of June 30, 2012 on (i) an actual basis and (ii) an as adjusted basis to give effect to the issuance of the notes and the use of the net proceeds, together with available cash, to fund the Tender Offer and assuming a participation rate in the Tender Offer of 100% and that all of the 2013 Medium-Term Notes are purchased on the initial settlement date at a price equal to 103.370%, which represents the Tender Offer Price that would have been paid had it been calculated as of August 8, 2012. You should read this table along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of June 30, 2012
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents	$700	535

Restricted cash, cash equivalents and investments(1)	$497	$497

Debt:
Vehicle management Asset-Backed Debt:
Term notes(2)	1,765	1,765
Variable funding notes	1,531	1,531
Other	28	28

Total vehicle management asset-backed debt	3,324	3,324
Mortgage Warehouse Asset-Backed Debt:
Variable-rate repurchase facilities	1,721	1,721
Servicing advance facility	68	68

Total mortgage warehouse and other asset-backed debt	1,789	1,789
Unsecured Debt:
2013 Medium-Term Notes(3)	420	—
Borrowings under existing revolving credit facility	—	—
4.00% Convertible Senior Notes due 2014(4)	218	218
6.00% Convertible Senior Notes due 2017(5)	192	192
9 1/4% Senior Notes due 2016(6)	449	449
7.375% Senior Notes due 2019 offered hereby	—	275
Other	8	8

Total unsecured debt	1,287	1,142

Total debt	6,400	6,255

Stockholders' Equity:
Total PHH Corporation stockholders' equity(7)	1,495	1,488

Noncontrolling interest	30	30

Total equity	1,525	1,518

Total capitalization	7,925	7,773

(1)
Includes $126 million of available-for-sale securities at fair value at June 30, 2012.

(2)
Represents Chesapeake Term Notes and the FLRT 2010 Notes (as defined herein).

(3)
Includes $2 million of unamortized swap gains.

(4)
Net of unamortized discount of $32 million as of June 30, 2012.

(5)
Net of unamortized discount of $58 million as of June 30, 2012.

(6)
Net of unamortized discount of $1 million as of June 30, 2012.

(7)
As Adjusted reflects a $7 million reduction in stockholders' equity which includes $14 million related to a tender premium and fee, partially offset by $2 million related to the realization of unamortized swap gains. These amounts were adjusted for an effective tax rate of 40%.

RATIO OF EARNINGS TO FIXED CHARGES

              We present below our ratio of earnings to fixed charges. Earnings available to cover fixed charges consist of income (loss) from continuing operations before income taxes plus fixed charges.

	Six Months Ended June 30, 2012
		Year Ended December 31,
		2011		2010	2009	2008	2007
	(In millions)
Earnings available to cover fixed charges:
Income (loss) before income taxes	$44	$(202)		$115	$280	$(443)	$(45)
Plus: fixed charges	146	289		282	243	344	492

Earnings available to cover fixed charges	$190	$87		$397	$523	$(99)	$447

Fixed charges:
Interest expense(1)	$142	$281		$274	$236	$333	$480
Estimated interest portion of net rental expense(2)	4	8		8	7	11	12

Total fixed charges	$146	$289		$282	$243	$344	$492

Ratio of earnings to fixed charges	1.30x	0.30x	(3)	1.41x	2.15x	— (3)	0.91x	(3)

(1)
Consists of interest expense on all indebtedness including amortization of deferred financing costs.

(2)
One-third of rental expense net of income from subleases is deemed an appropriate representative of the interest rate factor.

(3)
The ratio of earnings to fixed charges was less than 1:1. Earnings were deficient to cover fixed charges by $202 million, $443 million and $45 million for the years ended December 31, 2011, 2008 and 2007, respectively. The earnings deficiencies were primarily due to unfavorable Valuation adjustments related to mortgage servicing rights, net.

DESCRIPTION OF NOTES

              We will issue the notes under the indenture (the "Base Indenture") referred to in the accompanying prospectus, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), and a supplemental indenture thereto establishing the terms of the notes (the "Supplemental Indenture"). The following description of particular terms of the notes supplements the more general description of the debt securities contained in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. You should read this section together with the section entitled "Description of Debt Securities" in the accompanying prospectus.

              Together with the "Description of Debt Securities" in the accompanying prospectus, the following description provides a summary of the material provisions of the notes and the indenture, as supplemented by the Supplemental Indenture, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, as supplemented by the Supplemental Indenture, including the definitions of certain terms used therein. You may request a copy of the indenture and the Supplemental Indenture from us as set forth in "Where You Can Find More Information." We urge you to read the indenture, as supplemented by the Supplemental Indenture (including the form of note contained therein), because it, and not this description, defines your rights as a holder of the notes.

              In this section, references to "PHH," "we," "our" or "us" refer solely to PHH Corporation and not its Subsidiaries and references to the "Indenture" mean to the Base Indenture together with the Supplemental Indenture.

General

              The 7.375% Senior Notes due 2019 (the "notes") will be initially limited to $275.0 million in aggregate principal amount and will mature on September 1, 2019. Subject to the covenants described below, we may issue additional notes under the Indenture having the same terms in all respects as the notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such notes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes, although they may bear a different CUSIP number.

Payment of Principal and Interest

              The notes will bear interest from August 23, 2012 (the "Issue Date"), or from the most recent date on which interest has been paid or provided for, at the annual rate of 7.375%. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2013, to the Persons in whose names such notes are registered, subject to certain exceptions, at the close of business on February 15 or August 15, as the case may be, next preceding such interest payment date.

              The notes will not have the benefit of any sinking fund.

              Payments of principal, premium, if any, and interest on global notes will be made to the depositary by wire transfer, in same day funds. See "—Global Notes" below. We have the option, however, to pay interest by check mailed to the address of the Person in whose name the applicable note is registered at the close of business on the relevant regular record date as shown on the applicable security register. The global notes will be registered in the name of a nominee of the depositary.

              Interest payments will be equal to the amount of interest accrued from and including the next preceding interest payment date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid with respect to the notes, to but excluding the applicable interest payment date.

              Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months, and interest on the notes will be paid to the Person in whose name the notes are registered at the close of business on the regular record date notwithstanding the cancellation of such note upon any transfer or exchange subsequent to the regular record date.

              In any case where any interest payment date, redemption date, the stated maturity of a note or any date upon which any defaulted interest is proposed to be paid is not a business day, then:

    •
    payment of interest, if any, or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date, redemption date, at the stated maturity, or on the date for payment of defaulted interest; and

    •
    no interest will accrue for the period from and after such interest payment date, redemption date, stated maturity or date for payment of defaulted interest, as the case may be, to the date of payment.

              As used in this prospectus supplement, business day, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment, are authorized or obligated by law to close.

Future Guarantees

              As of the Issue Date, none of our Subsidiaries will guarantee the notes. We may be required to cause certain Subsidiaries to guarantee the notes pursuant to the provision described under "Covenants—Limitation on Subsidiary Debt." Each Subsidiary that is required to enter into such a Note Guarantee subsequent to the date of this prospectus supplement, for so long as such Note Guarantee remains in effect, is referred to in this prospectus supplement as a "Subsidiary Guarantor." Any such Note Guarantee will be automatically and unconditionally released, without any additional action on the part of a holder of notes, upon the release or discharge of the Debt of such Subsidiary Guarantor which resulted in the obligation to guarantee the notes, the disposition of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) such that it no longer is a Subsidiary of ours, such Subsidiary Guarantor no longer being a Material Subsidiary of ours, or upon defeasance and discharge of the notes. Finally, we may choose to cause any Subsidiary to guarantee the notes, and may cause such Note Guarantee to be released at any time, without any additional action on the part of a holder of notes, provided that after giving effect to such release, we would be in compliance with the provision described under "Certain Covenants—Limitation on Subsidiary Debt." The Trustee will, at our expense, execute and deliver such instruments as we or such Subsidiary Guarantor may reasonably request to evidence the termination of any Note Guarantee. We will not be restricted from selling or otherwise disposing of any of such Subsidiary Guarantor or any of its assets except to the extent such sale or disposition constitutes all or substantially all of our assets.

              The Indenture will provide that the obligations of each Subsidiary Guarantor are limited to the maximum amount that would cause the obligations of such Subsidiary Guarantor under its Note Guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture. It is uncertain, however, whether such provision would be effective to prevent the Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Ranking

              The notes will be unsecured unsubordinated obligations of ours and will rank equally in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. As of June 30, 2012, after giving pro forma effect to the offering of the notes and the use of proceeds, the aggregate amount of outstanding indebtedness to which the notes will rank equally in right of payment, including pursuant to term notes, credit facilities and convertible notes, was approximately $867 million. Initially, the notes will not be guaranteed by any of our Subsidiaries. However, our $250 million Tranche A Credit Facility is guaranteed by all of our existing and future domestic subsidiaries, subject to certain exceptions. Our Tranche B Credit Facility is not guaranteed by any of our Subsidiaries. Accordingly, our right and the right of our creditors, including the holders of the notes, to participate in any distributions of assets of our Subsidiaries, if we were to be liquidated, will be subject to the prior claims of creditors (including trade creditors) of the Subsidiary, assuming such Subsidiary has not become a Subsidiary Guarantor. Further, the notes will be effectively subordinated to all our obligations that are secured, to the extent of the assets securing such indebtedness. As of June 30, 2012, after giving pro forma effect to the offering of the notes and the use of proceeds, PHH had no secured indebtedness but our Subsidiaries had approximately $6.6 billion of liabilities outstanding to which the notes would have been effectively subordinated. The notes will be structurally subordinated to any borrowings under our $250 million Tranche A Credit Facility and will rank equally with any borrowings under the $50 million Tranche B Credit Facility To the extent we enter into the New Canadian Credit Facility, the notes will be structurally subordinated to any borrowings under such facility. The notes will not be contractually subordinated in right of payment to any other of our indebtedness. The Indenture limits the amount of secured debt and debt of our Subsidiaries that may be incurred, but these limits are subject to significant exceptions, and the Indenture does not limit the incurrence by our Subsidiaries of liabilities that do not constitute Debt. In addition, so long as we are in compliance with the "Debt/Tangible Equity Ratio" covenant described below we and our Subsidiaries will not be restricted by the Indenture from incurring additional indebtedness (subject to the "Limitations on Liens" covenant described below with respect to secured indebtedness and the "Limitation on Subsidiary Debt" covenant described below with respect to indebtedness of our Material Subsidiaries, assuming a Covenant Suspension Event has not occurred). Any future guarantees of the notes that are issued as described above will be unsecured unsubordinated obligations of the respective Subsidiary Guarantors and will rank equally in right of payment with such Subsidiary Guarantor's other unsecured and unsubordinated indebtedness.

Optional Redemption

              Except as set forth in this "—Optional Redemption," the notes are not redeemable at our option.

              We may redeem the notes, at our option, at any time and from time to time, in whole or in part, at a "make-whole" redemption price equal to the greater of (1) the aggregate principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in the case of both (1) and (2), any accrued and unpaid interest to, but not including, the redemption date.

              "Treasury Rate" means, for any redemption date, (1) the yield to maturity as of such redemption date of the Comparable Treasury Issue (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the applicable Comparable Treasury Issue, that has become publicly available at least three business days prior to the redemption date) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

              "Independent Investment Banker" means one of the Reference Treasury Dealers that we have appointed.

              "Comparable Treasury Price" means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (2) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

              "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by any Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the notes.

              "Reference Treasury Dealer" means (1) any of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in each case, its respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New York City, we may appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers that we select.

              If we elect to redeem fewer than all of the notes, and such notes are at the time represented by a global security, the particular notes to be redeemed will be selected by the Trustee not more than 30 days prior to the date of redemption, from the outstanding notes not previously called for redemption, by such method as the Trustee deems fair and appropriate and in accordance with the depositary's policies. If we elect to redeem fewer than all of the notes, and such notes are not represented by a global security, then the Trustee will select the particular notes to be redeemed in a manner it deems appropriate. We will, at least 30 days (unless a shorter notice is satisfactory to the Trustee) prior to the date of redemption, notify the Trustee in writing of such date of redemption and of the principal amount of notes to be redeemed. Notice of any redemption will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date of redemption, to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption interest will cease to accrue on such notes or the portions called for redemption. Notice of any redemption may, at our discretion, be subject to one or more conditions precedent.

Covenants

              Set forth below are summaries of certain covenants that apply to the notes. If on any date following the Issue Date (i) the notes have Investment Grade Ratings from two out of three of the Rating Agencies, and (ii) no Default or event of default has occurred and is continuing under the

Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), we and our Material Subsidiaries, as applicable, will not be subject to the following covenants (collectively, the "Suspended Covenants"):

    (1)
    "—Limitation on Restricted Payments"; and

    (2)
    "—Limitation on Subsidiary Debt";

              In the event that we and our Material Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or more of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating (leaving less than two of the Rating Agencies with an Investment Grade Rating for the notes) and/or (b) we enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating (in either case leaving less than two of the Rating Agencies with an Investment Grade Rating for the notes) and/or (c) a Default or event of default has occurred and is continuing under the Indenture, then we and our Material Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

              The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." In the event of any such reinstatement, no action taken or omitted to be taken by us or any of our Material Subsidiaries prior to such reinstatement that would violate any Suspended Covenant will give rise to a Default or event of default under the Indenture with respect to the notes; provided that all Debt of Material Subsidiaries incurred during the Suspension Period will be classified to have been incurred or issued pursuant to clause (4) of the third paragraph of "—Limitation on Subsidiary Debt."

              There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings. Other than as set forth below, the general provisions of the Indenture do not afford holders of the notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Repurchase of Notes Upon a Change of Control

              Not later than 30 days following the occurrence of a Change of Control, we will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

              An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five business days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender their notes pursuant to the offer.

              A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum principal amount of $2,000 and multiples of $1,000 in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date, the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

              We will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

              Our Revolving Credit Facility and certain of our mortgage warehouse facilities provide, our New Canadian Credit Facility is expected to provide, and our future indebtedness may provide, that the occurrence of certain change of control events with respect to us would constitute a default thereunder. Moreover, our future indebtedness may restrict our ability to prepay or redeem the notes, including pursuant to an Offer to Purchase. Additionally, our existing 9 1/4% Senior Notes due 2016 and our existing convertible notes require us to offer to repurchase such notes upon certain change of control events.

              Future debt or preferred stock of ours may also provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require us to purchase the notes could cause a default under other debt, even if the Change of Control itself does not.

              Finally, our ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See "Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture."

              The phrase "all or substantially all," as used with respect to our assets, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, conveyance, transfer, or other disposition of "all or substantially all" of our assets has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions, or other provisions in the Indenture using the same phrasing, could be unclear.

              Except as described above with respect to a Change of Control, and the restrictive covenants described below, the Indenture does not contain provisions that permit a holder of the notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

              The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be modified or waived as described in "—Modification and Waiver" below.

              We will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by us and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) notice of redemption has been given pursuant to the Indenture as described under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Offer to Purchase at the time the Change of Control is made.

Debt/Tangible Equity Ratio

              We shall maintain, as of the last day of each fiscal quarter, a Debt/Tangible Equity Ratio of not more than 8.5 to 1.

Limitation on Restricted Payments

              We shall not, directly or indirectly, declare or pay any dividend, or make any distribution on account of our Capital Stock, or purchase, repurchase, redeem, acquire or retire for value any such Capital Stock (such transactions being referred to herein as "Restricted Payments"), if, after giving effect to such Restricted Payment, our Debt/Tangible Equity Ratio, calculated as of the most recently completed month end for which internal financial statements are available, would exceed 6.0 to 1.

              Notwithstanding the foregoing, the foregoing provision shall not prohibit the following actions:

    (a)
    the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of the Indenture;

    (b)
    the making of a Restricted Payment out of the proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of our Equity Interests (other than Disqualified Stock);

    (c)
    the making of a Restricted Payment by us payable in our Equity Interests (other than Disqualified Stock) or in options, warrants or other rights to purchase such Equity Interests;

    (d)
    (i) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value or of our common Equity Interests or (ii) the payment of cash in settlement of any Equity Interest that by its terms may, or is required to, be settled in cash, in each case, held by any future, present or former employee, director or consultant of ours or any of our Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate cash consideration paid therefore or in settlement thereof in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million (with unused amounts carried over to future periods up to $10.0 million in any twelve-month period);

    (e)
    repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other securities if such Equity Interests represent a portion of the exercise price of such options or warrants and repurchases of Equity Interests in connection with the exercise of stock options, warrants or other securities to the extent necessary to pay applicable withholding taxes;

    (f)
    the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

    (g)
    the purchase by us of fractional shares arising out of stock dividends, splits or combinations or business combinations or other similar transactions; and

    (h)
    (i) any payments or deliveries in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction or Permitted Capped Call Transaction and (ii) payments made to exercise, settle or terminate any Permitted Warrant Transaction (a) by delivery of our Capital Stock, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by us pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction.

Limitations on Liens

              We will not, and will not permit any Material Subsidiary of ours to, incur any Lien (the "Initial Lien") to secure Debt without equally and ratably securing the notes except (each of the following, a "Permitted Lien"):

    (1)
    deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

    (2)
    purchase money Liens granted to the vendor or Person financing the acquisition or development of property, plant or equipment if:

                      (a)   limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; and

                      (b)   the debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted;

    (3)
    Liens and/or Revolving Liens upon real and/or personal property, each of which Liens or Revolving Liens existed before the time of our acquisition of such property or the company owning such property and was not created in anticipation thereof; provided that no such Lien or Revolving Lien shall extend to or cover any property of us or a Material Subsidiary other than the respective property so acquired and improvements thereon;

    (4)
    Liens and Revolving Liens upon real and/or personal property of a Person who in connection with our acquisition of the stock or equity of such Person becomes a Material Subsidiary, each of which Liens or Revolving Liens existed before the time of our acquisition of such Person and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of ours or a Material Subsidiary other than of the Material Subsidiary (and its acquired affiliates) so acquired;

    (5)
    Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings

                      (a)   shall not have been commenced (unless fully bonded or otherwise effectively stayed) or

                      (b)   in any event shall be promptly fully bonded or otherwise effectively stayed);

    (6)
    Liens securing Debt of any Material Subsidiary owing to us or any Material Subsidiary;

    (7)
    Liens securing Debt and related obligations (including in connection with asset securitization transactions), or securing interests in asset sale transactions which could alternatively be characterized as Debt, or securing obligations to pay rent incurred in connection with asset securitization transactions, which Debt or securitized assets are not reported on our consolidated balance sheet or that of our Material Subsidiaries, and which liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and liens on the stock or equity of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

    (8)
    Liens securing Debt and related obligations of an Asset Securitization Subsidiary issued in asset securitization transactions, which Debt or securitized assets are reported on our consolidated balance sheet or that of our Material Subsidiaries, and which liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and liens on the stock of such Asset Securitization Subsidiary;

    (9)
    Liens covering only the property or other assets of any Special Purpose Vehicle Subsidiary and securing only the Debt of any such Special Purpose Vehicle Subsidiary;

    (10)
    other Liens incidental to the conduct of our business or the ownership of our property and other assets, which do not secure any Debt and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of our property or other assets or materially impair the use thereof in the operation of our business;

    (11)
    Liens covering only (a) the property, Capital Stock, or other assets of any Foreign Subsidiary or (b) the property or other assets (but not Capital Stock) of the Parent Holding Company with respect to any Foreign Subsidiary; provided that in the case of (b), the Liens secure Debt only of the relevant Foreign Subsidiary and, if applicable, a Parent Holding Company Guarantee permitted to be incurred under the Indenture;

    (12)
    Liens existing prior to the date of the Supplemental Indenture;

    (13)
    Liens on cash of Atrium Reinsurance Corporation and its successors and assigns in connection with its reinsurance business;

    (14)
    any extension, renewal or replacement of Liens referred to in clauses (2), (3), (4), (12) and (18) herein; provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing);

    (15)
    Liens incurred in the ordinary course of business to secure Debt utilized to fund net investment in leases and leased vehicles, mortgages and related assets and other assets under management programs which shall not include liens on mortgage servicing rights;

    (16)
    Liens on mortgages and related assets securing obligations described under clauses (6) and (7) of "—Limitation on Subsidiary Debt;"

    (17)
    Liens in connection with Debt permitted under clause (8) of "—Limitation on Subsidiary Debt;"

    (18)
    Liens created as a result of a sale and leaseback transaction relating to assets not in excess of $100,000,000 in the aggregate on a cumulative basis;

    (19)
    Liens on cash or cash equivalents posted as collateral securing obligations of the Company or any Subsidiary in respect of Interest Rate Protection Agreements, mortgage repurchases, letters of credit and surety bonds;

    (20)
    Liens on mortgage servicing rights and proceeds thereof securing Debt (and related obligations) permitted by clause (9) of "—Limitation on Subsidiary Debt;"

    (21)
    Liens securing judgments for the payment of money; provided that enforcement of such Liens has been stayed;

    (22)
    Liens securing our and our Subsidiaries' cash management obligations; and

    (23)
    Liens to secure Debt not otherwise permitted by any of the clauses (1) through (22) if, at the time any such Liens are incurred, the aggregate principal amount of Debt secured by such Liens (together without duplication with the aggregate principal amount of Subsidiary Debt then outstanding under clause (11) of "—Limitation on Subsidiary Debt") does not exceed the greater of (x) $300,000,000 or (y) 15% of Tangible Net Worth.

              Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged, without any additional action on the part of a holder of notes, upon the release and discharge of the Initial Lien.

              For purposes of determining compliance with this covenant, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, we may, in our sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this covenant and we may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

Limitation on Subsidiary Debt

              We will not permit any Material Subsidiary of ours that is not a Subsidiary Guarantor to create, incur, issue, assume, Guarantee or otherwise become liable for any Debt (any Debt of a Subsidiary that is not a Subsidiary Guarantor, "Subsidiary Debt"), without guaranteeing the payment of the principal of, premium, if any, and interest on the notes on an unsecured unsubordinated basis.

              The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Subsidiary Debt constituting:

    (1)
    Debt of a Person who in connection with our acquisition of the stock or equity of such Person becomes a Material Subsidiary, which such Debt existed before the time of our acquisition of such Person, was not created in anticipation thereof and is not Guaranteed by any other Subsidiary of ours;

    (2)
    Purchase money Debt (including Capital Leases) to the extent permitted under clause (2) under "—Limitations on Liens;"

    (3)
    Debt owed to us or any Subsidiary;

    (4)
    Debt outstanding on the date of the Supplemental Indenture or any extension, renewal, replacement or refunding (collectively, "refinancing") of any Debt existing on the date of this prospectus supplement or referred to in clauses (1) or (2); provided that the principal amount of the new Debt shall not exceed the principal amount of the Debt being refinanced plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing;

    (5)
    Debt of an Asset Securitization Subsidiary, a Special Purpose Vehicle Subsidiary or a Foreign Subsidiary or any Parent Holding Company Guarantee;

    (6)
    Debt (other than Debt of Asset Securitization Subsidiaries) consisting of the obligation to repurchase mortgages and related assets or secured by, or financing, mortgages and related assets in connection with mortgage warehouse financing arrangements;

    (7)
    Debt incurred in connection with any Servicing Advance Facility;

    (8)
    Debt pursuant to any software licensing agreement that is treated as a Capital Lease for accounting purposes of us and our Consolidated Subsidiaries;

    (9)
    Debt (including securitizations) incurred in connection with the financing of mortgage servicing rights; provided that at no time may more than $350,000,000 of mortgage servicing rights of the Company and its Material Subsidiaries (valued as of the day any encumbrances in respect thereof were first created or given) be subject to encumbrances in respect of such Debt; provided that on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, the Company's Unencumbered Borrowing Base is equal to at least 1.2 times the amount of Unsecured Debt at such time;

    (10)
    Any recourse, liability or obligation incurred in connection with the sale or financing of fleet vehicle leases; provided that the aggregate amount of such recourse, liability or obligation shall not exceed $50,000,000 at any time;

    (11)
    Debt in an aggregate principal amount that (together without duplication with the aggregate principal amount of secured Debt then outstanding under clause (23) of "—Limitation on Liens") does not exceed the greater of (x) $300,000,000 or (y) 15% of Tangible Net Worth.

              For purposes of determining compliance with this covenant, in the event that an item of Subsidiary Debt meets the criteria of more than one of the categories of permitted Subsidiary Debt described in clauses (1) through (11) above, we, in our sole discretion, may classify or reclassify such item of Subsidiary Debt in any manner that complies with this covenant and we may divide and classify an item of Subsidiary Debt in more than one of the types of Subsidiary Debt described in clauses (1) through (11) above.

              Note Guarantees added to the notes pursuant to this covenant may be released under certain circumstances as described in "—Future Guarantees."

Consolidation, Merger or Sale of Assets

              (a)   We will not

    •
    consolidate with or merge with or into any Person, or

    •
    sell, convey, transfer, or otherwise dispose of all or substantially all of our assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

    •
    permit any Person to merge with or into us

unless

    (1)
    either (x) we are the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of our obligations under the Indenture and the notes;

    (2)
    immediately after giving effect to the transaction, no Default has occurred and is continuing;

    (3)
    our Debt/Tangible Equity Ratio is not more than 8.5 to 1 as of the most recently completed month end for which internal financial statements are available, calculated after giving effect to the transaction on a pro forma basis; and

    (4)
    we deliver to the Trustee an officers' certificate stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture and an opinion of counsel stating that the consolidation, merger or transfer complies with clause (1) above and the supplemental indenture (if any) complies with the Indenture;

provided, that (x) the foregoing does not apply to any sales, conveyances, transfers or other dispositions from any of our Subsidiaries to us or one of our Subsidiaries and (y) clauses (2) and (3) do not apply (i) to the consolidation or merger of us with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into us or (ii) if, in the good faith determination of our Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change our jurisdiction of incorporation.

              (b)   We shall not lease all or substantially all of our assets, whether in one transaction or a series of transactions, to one or more other Persons (other than to us or our Subsidiaries).

              (c)   Upon the consummation of any transaction effected in accordance with these provisions, if we are not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, ours under the Indenture and the notes with the same effect as if such successor Person had been named as us in the Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all our assets or in the case of a sale, conveyance, transfer or disposition of all or substantially all of our assets to a Subsidiary, we will be released from our obligations under the Indenture and the notes.

Financial Reports

              We will file with the Trustee, such information, documents and other reports that are required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same would be required to be filed with the Commission by a registrant that is not an accelerated filer or a large accelerated filer. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such information will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

              If at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we must provide the Trustee with (and the Trustee shall promptly make available to holders of the notes) within 15 days after the time periods specified in those sections for a registrant that is not an accelerated filer or a large accelerated filer:

    (1)
    all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if we were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by our certified independent accountants, and

    (2)
    all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

              In addition, whether or not required by the Commission, we will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations for a registrant that is not an accelerated filer or a large accelerated filer (unless we are required to file reports under the Exchange Act and are an accelerated filer or a large accelerated filer). We will be deemed to have provided such reports referred to in this section to the Trustee and the holders of the notes if we have filed such reports with the Commission via the EDGAR filing system or posted such reports on our website.

              Any failure to comply with this covenant will be automatically cured when we file all required reports with the Commission.

Definitions

              The following terms have the meanings ascribed to them:

              "Asset Securitization Subsidiary" means (i) any Subsidiary engaged solely or substantially in the business of effecting asset securitization transactions and activities incidental thereto, or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management and mortgage servicing advances, but not, for the avoidance of doubt, mortgage servicing rights.

              "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

              "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership (but not including any Debt or other securities convertible or exchangeable into Capital Stock).

              "Change of Control" means:

              (1)   any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of our Capital Stock entitled to vote generally in elections of directors, other than an acquisition by us or any of our Subsidiaries; provided that a Change of Control shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply; or

              (2)   we (i) merge or consolidate with or into any other Person, another Person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another Person (excluding a pledge of securities issued by any of our Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors' remedies pursuant to such pledge) or (ii) engage in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all of our common stock is exchanged for or converted into cash, securities or other property, in each case other than any merger, consolidation, recapitalization, reclassification or other acquisition transaction or series of transactions pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (x) the continuing or surviving corporation immediately after the transaction or (y) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation; or

              (3)   we are liquidated or dissolved or holders of our common stock approve any plan or proposal for our liquidation or dissolution.

              For purposes of this definition, whether a "Person" is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and "Person" includes any syndicate or group that would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

              "Convertible Debt" means Debt (including, for the avoidance of doubt, our existing 6.00% Convertible Senior Notes due 2017 and our 4.00% Convertible Senior Notes due 2014) that is either (a) convertible into our Capital Stock (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of our Capital Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable or exchangeable for our Common Stock and/or cash (in an amount determined by reference to the price of our Capital Stock).

              "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP plus amounts representing mandatorily redeemable preferred securities issued by such Person or its Subsidiaries.

              "Debt" means:

              (1)   all debt, obligations and other liabilities of us and our Subsidiaries which are, at the date as of which Debt is to be determined, includable as liabilities in a consolidated balance sheet of us and our Subsidiaries prepared in accordance with GAAP, other than (v) accounts payable, trade payables, accrued fees and expenses, (w) derivative transactions entered into in the ordinary course of business; (x) current and deferred income taxes and other similar liabilities, (y) minority interest and (z) liabilities attributable to the conversion option in any Convertible Debt, plus

              (2)   without duplicating any items included in Debt pursuant to the foregoing clause (1), (but excluding reinsurance obligations of Atrium Reinsurance Corporation and its successors and assigns) the maximum aggregate amount of all liabilities of ours or any of our Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than ours or one of our Subsidiaries and

              (3)   without duplicating any items included in Debt pursuant to the foregoing clauses (1) or (2), all other obligations or liabilities of ours or any of our Subsidiaries in relation to the discharge of the obligations of any Person other than us or one of our Subsidiaries.

              Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt will not be deemed to be an incurrence of Debt.

              "Debt/Tangible Equity Ratio" means the ratio of (x) principal amount of Debt to (y) Tangible Net Worth.

              "Disqualified Stock" means any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding. Notwithstanding the foregoing, any Capital Stock shall be deemed Disqualified Stock if the terms governing such mandatory or optional redemption pursuant to a change of control (A) are materially more favorable to the holders than the terms described under "Repurchase of Notes Upon a

Change of Control" taken as a whole (including for the avoidance of doubt, if the terms governing such mandatory or optional redemption pursuant to a change of control could be triggered without triggering an Offer to Purchase upon a Change of Control with respect to the notes), or (B) do not specifically state that repurchase or redemption pursuant thereto will not occur prior to our repurchase of the notes as required by the Indenture.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

              "Fitch" means Fitch, Inc. and its successors.

              "Foreign Subsidiary" means any Subsidiary of ours that is not organized under the laws of the United States or any State thereof or the District of Columbia.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

              "Government-Sponsored Enterprise" shall mean (i) Fannie Mae, (ii) Freddie Mac, (iii) Ginnie Mae or (iv) any other U.S. Department of Housing and Urban Development entity.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

              "Investment Grade Rating" means BBB- or higher by S&P, Baa3 or higher by Moody's and BBB- by Fitch, or the equivalent of such ratings by S&P, Moody's or Fitch (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

              "Lien" means any mortgage, pledge, lien, security interest or encumbrance.

              "Material Subsidiary" means any Subsidiary which together with its Subsidiaries at the time of determination had assets constituting 10% or more of consolidated assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of us and our consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Note Guarantee" means a Guarantee of our obligations under the Indenture and the notes by any Subsidiary of ours.

              "Parent Holding Company" means any Subsidiary of ours that has no assets and conducts no operations other than the direct or indirect holding of Capital Stock in a Foreign Subsidiary or activities incidental thereto, including participation in financing arrangements of the Foreign Subsidiary, and the receipt, reinvestment or distribution of dividends, interest and other distributions.

              "Parent Holding Company Guarantee" means with respect to Debt of a Foreign Subsidiary, any Guarantee of the Debt by the Parent Holding Company, including a pledge by the Parent Holding Company of the Capital Stock held in the Foreign Subsidiary.

              "Permitted Bond Hedge Transaction" means any call option (or substantively equivalent derivative transaction) on our Capital Stock purchased by us in connection with any Convertible Debt, with a strike price or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Debt (subject to rounding); provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by us from the sale of any related Permitted Warrant Transaction, if any, does not exceed the net proceeds received by us from the sale of such Convertible Debt.

              "Permitted Capped Call Transaction" means any call option (or substantively equivalent derivative transaction) on our Capital Stock purchased by us in connection with the issuance of any Convertible Debt, with a strike price or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Debt (subject to rounding) and with a limit on the amount deliverable to us upon exercise thereof based on a cap or upper strike price (howsoever defined); provided that the purchase price for such Permitted Capped Call Transaction does not exceed the net proceeds received by us from the sale of such Convertible Debt.

              "Permitted Warrant Transaction" means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on our Capital Stock sold by us substantially concurrently with any purchase by us of a Permitted Bond Hedge Transaction and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge Transaction.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Rating Agencies" means:

              (a)   S&P;

              (b)   Moody's;

              (c)   Fitch; or

              (d)   to the extent any of S&P, Moody's or Fitch do not make a rating on the notes publicly available for reasons outside of our control, a nationally recognized securities rating agency or agencies, as the case may be, selected by us, which shall be substituted for S&P, Moody's or Fitch, as the case may be.

              "REO Assets" of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by us or any of our Subsidiaries in the ordinary course of business.

              "Revolving Lien" means any Lien which extends to property in existence on the date of creation of such Lien and also to any property of substantially the same characteristics subsequently acquired in the ordinary course of our business or that of a Material Subsidiary of ours.

              "Rolling Period" means with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period for which internal financial statements are available.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

              "Servicing" means loan servicing, sub-servicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan; (b) the collection of payments on account of taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly including the right to enter into arrangements with third Persons that generate ancillary fees and benefits with respect to the serviced assets; (f) the realization on the security for a loan; and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.

              "Servicing Advances" means advances made by us or any of our Subsidiaries in the capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that we or any of our Subsidiaries otherwise advance in the capacity as servicer pursuant to any Servicing Agreement.

              "Servicing Advance Facility" means any funding arrangement with lenders, any Government-Sponsored Enterprise or any other counterparty based in whole or in part upon Servicing Advances under which funding is provided to us or any of our Subsidiaries.

              "Servicing Agreements" means any agreement between one or more Persons pursuant to which we or any of our Subsidiaries effects a Servicing, including pooling and servicing agreements, sale and servicing agreements, transfer and servicing agreements and agreements with third parties, in each case, however denominated.

              "Special Purpose Vehicle Subsidiary" means PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business which (i) is, at any one time, a party to one or more lease agreements with only one lessee and (ii) finances, at any one time, its investment in lease agreements or vehicles with only one lender, which lender may be us.

              "Subsidiary" means with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity of which at least a majority of the Voting Stock or other ownership interests having voting power for the election of directors, managers or trustees (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, other than shares, interests, participations or other equivalents having such power by reason of the occurrence of any contingency. For the avoidance of doubt, Fleet Leasing Receivables Trust is not a Subsidiary of ours.

              "Tangible Net Worth" means, with respect to any Person at any date, the Consolidated Net Worth of such Person, less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP).

              "Unencumbered Borrowing Base" means, at any time, the sum of (a) the book value of all unencumbered and unrestricted tangible assets of the Company and its Subsidiaries other than mortgage servicing rights; plus (b) the book value of the Company's and its Subsidiaries'

Unencumbered Mortgage Servicing Rights; provided that cash, cash equivalents and accounts receivable will be excluded in calculating the Unencumbered Borrowing Base. For purposes of determining the Unencumbered Borrowing Base on any date, Unencumbered Mortgage Servicing Rights will be marked-to-market as of the Business Day prior to such date of determination. For the avoidance of doubt, assets and mortgage servicing rights will not be included in the Borrowing Base if there are legal or contractual restrictions impairing or preventing the pledge of such assets or mortgage servicing rights in whole or in part (other than, in the case of mortgage servicing rights, restrictions imposed by guidelines of Government-Sponsored Enterprises).

              "Unencumbered Mortgage Servicing Rights" of a Person shall mean mortgage servicing rights owned by such Person free and clear of any Liens and for which no payment obligations are owed by such Person, or are required to be distributed, to any third parties.

              "Unsecured Debt" shall mean, without duplication, (i) the aggregate principal amount of all unsecured Debt for borrowed money of the Company and its Subsidiaries, (ii) the aggregate amount of unsecured reimbursement obligations in respect of drawn letters of credit issued for the account of the Company or any Subsidiary, (iii) the aggregate principal amount of any unsecured notes and debt securities issued by the Company or any Subsidiary, including, without limitation, the notes and (iv) the aggregate principal amount of any unsecured Guarantee by the Company or any of its Subsidiaries of obligations of third Persons of the type described in clauses (i) through (iii).

              "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

              "Wholly Owned" means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by us and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Events of Default

              In lieu of the "Events of Default" set forth in the accompanying prospectus under the "Description of Debt Securities—Events of Default", the following shall constitute events of default with respect to the notes:

    (1)
    default for a period of 30 days in payment of any interest on the notes when due;

    (2)
    default in payment of principal of (or premium, if any, on) the notes;

    (3)
    our failure to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to "Repurchase of Notes Upon a Change of Control" or to comply with "Consolidation, Merger or Sale of Assets;"

    (4)
    default in the performance of any other covenant in the Indenture with respect to the notes, including violations of the other covenants described above under "—Covenants," continued for 90 days after written notice to us by the Trustee or by the holders of at least 25% in principal amount of the notes; and

    (5)
    certain events of bankruptcy, insolvency or reorganization of us or any Material Subsidiary.

              If an event of default with respect to the notes, other than a bankruptcy default with respect to the Company, shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the outstanding notes may declare the principal and accrued interest of all of the notes to be due and payable immediately. If a bankruptcy default occurs with respect to the Company, the principal and accrued interest on all of the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

              Notwithstanding anything to the contrary, we may cure the covenant described under "—Debt/Tangible Equity Ratio" by being in compliance with the ratio described thereunder as of any date within 45 days following the last day of the applicable fiscal quarter.

Modification and Waiver

              In lieu of the discussion set forth under "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus, the following discussion shall apply to the notes.

              Under the Indenture, our rights and obligations and the rights of the holders of the notes may be changed. Any change requires the consent of a majority in principal amount of the holders of the notes; provided that no such modification shall, without the consent of the holder of each note affected thereby:

    (1)
    change the stated maturity of the principal, or any installment of principal or interest, of any note or change the redemption price;

    (2)
    reduce the principal amount of or the rate of interest on or any premium payable on redemption of any note;

    (3)
    modify the manner of determination of the rate of interest so as to affect adversely the interest of a holder or reduce the amount of the principal due and payable upon acceleration;

    (4)
    change the place or currency of payment of principal of or interest on any note;

    (5)
    impair the right to institute suit for the enforcement of any payment on or with respect to any note; or

    (6)
    modify the provisions relating to modification or amendment of the Indenture or to waiver of compliance with or defaults of certain restrictive provisions of the Indenture, except to increase the percentage in principal amount of notes required, or to provide that certain other provisions of the Indenture cannot be modified or amended without the consent of the holder of each note affected thereby.

              We and the Trustee may modify or amend the Indenture without the consent of any holder of notes to:

    (1)
    cure any ambiguity, defect, mistake or inconsistency in the Indenture;

    (2)
    provide for uncertificated notes in addition to or in place of certificated notes:

    (3)
    comply with the provisions described under "—Consolidation, Merger or Sale of Assets" or "—Limitation on Subsidiary Debt;"

    (4)
    if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

    (5)
    evidence and provide for the acceptance of appointment by a successor trustee;

    (6)
    make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

    (7)
    add covenants for the benefit of the holders or to surrender any right or power conferred upon us or any Subsidiary Guarantor;

    (8)
    secure the notes;

    (9)
    provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture; and

    (10)
    conform the text of the Indenture, the notes or Note Guarantees, if any, to any provision of this "Description of the Notes."

              The holders of a majority in principal amount of the outstanding notes may on behalf of all the holders of the notes waive the compliance with certain covenants or waive any past default and its consequences except:

    (1)
    a default in payment of the principal of (or premium, if any) or interest, if any, on the notes; or

    (2)
    a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each outstanding holder.

Satisfaction and Discharge

              We may discharge our obligations under the notes and the Indenture with respect to the notes if (a) we have delivered to the Trustee for cancellation all outstanding notes (with certain limited exceptions) or (b) all notes not previously delivered to the Trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the Trustee the entire amount sufficient to pay at maturity or upon redemption all such notes.

              In the case of satisfaction and discharge, the Note Guarantees, if any, will terminate.

Defeasance

              We may elect to

    (1)
    discharge most of our obligations in respect of the notes and the Indenture not including obligations related to the defeasance trust or to the replacement of notes or our obligations to the Trustee ("legal defeasance") or

    (2)
    discharge our obligations under most of the covenants and under clause (3) of "Consolidation, Merger or Sale of Assets" (and the events listed in clauses (3) and (4) in the first paragraph under "—Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion can not be given absent a change of law after the date of this prospectus supplement.

              In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

              No recourse for the payment of the principal of (or premium, if any) or interest on the notes, or for any claim based on, or in respect of, the notes and no recourse under or upon any obligation, covenant or agreement of PHH in the Indenture or in any note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of PHH or of any successor corporation, either directly or through PHH or any such successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. All such liability is expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the notes.

Form, Denomination and Registration of Notes

              The notes will be issued in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000, in the form of one or more global notes and, only in the limited circumstances described below, definitive notes.

              The Company is not required (i) to issue, register the transfer of or exchange any note for a period beginning at the opening of business 15 days before the day of selection of notes for redemption or purchased pursuant to an Offer to Purchase and ending at the close of business on the day of the mailing of notice of redemption or purchase pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any the note not being redeemed or purchased or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

              The notes may be presented at the corporate trust office of the Trustee for registration of transfer or exchange without service charge but we may in general require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Global Notes

              The depositary for the global notes will initially be The Depository Trust Company ("DTC"). Global notes will be registered in the name of the DTC or a nominee of DTC and will be delivered by the Trustee to DTC or pursuant to DTC's instructions. A global note representing all or a portion of the notes may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes. Beneficial ownership of global notes will be recorded on the records of a participant of DTC that maintains such beneficial owner's account for such purpose and the participant's record ownership of such global note will be recorded on the records of DTC. The Trustee will deal with DTC and its participants as representatives of the beneficial owners of the global notes for purposes of exercising the rights of the holders under the Indenture and the rights of the beneficial owners of the global notes will be limited to those established by law and by agreements between such beneficial owners and DTC and its participants.

              We will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

              Payment of principal and interest and premium, if any, on, each global note will be made to DTC or its nominee in its capacity as the registered holder of such global note. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. None of us, the Trustee, or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

Definitive notes

              If DTC notifies us that it is unwilling or unable to continue as depositary for any of the global notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, we will appoint a successor depositary with respect to such global notes. If a successor depositary is not appointed by us within 90 days after we receive written notice or become aware of such condition, we will execute, and the Trustee, upon receipt of an order by us for the authentication and delivery of definitive notes, will authenticate and deliver, notes, with like tenor and terms, in definitive form in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes.

              We may at any time and in our sole discretion determine that the notes will no longer be represented by global notes. In such event, we will execute, and the Trustee, upon receipt of an order by us for the authentication and delivery of definitive notes, will authenticate and deliver, notes, with like tenor and terms, in definitive form and in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes.

              If a global note is exchanged for definitive notes, the Trustee will register the definitive notes in such names and in such authorized denominations as DTC will instruct the Trustee. The Trustee will deliver such definitive notes to the persons in whose names the definitive notes are so registered. The Trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those definitive notes.

Same Day Settlement

              The notes represented by the global notes are expected to be eligible to trade in DTC's Same Day Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any definitive notes will also be settled in immediately available funds.

Governing Law

              The Base Indenture, the Supplemental Indenture and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

              We have certain relationships with the Bank of New York Mellon Trust Company, N.A., including financial services, commercial banking and other transactions. The Bank of New York Mellon Trust Company, N.A. is a lender, along with various other lenders, in several of our credit facilities functions as the custodian for loan files, and functions as the indenture trustee for the 2013 Medium-Term Notes, our 2017 Convertible Senior Notes, our 2014 Convertible Senior Notes, our 2012 Convertible Notes and our 9 1/4% Senior Notes due 2016, as well as several of the vehicle management asset-backed debt facilities. We also execute forward loan sales agreements and interest rate contracts with the Bank of New York Mellon Trust Company, N.A. BNY Mellon Capital Markets LLC, an affiliate of the Trustee, is an underwriter in this transaction. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time.

DESCRIPTION OF OTHER INDEBTEDNESS

Unsecured Debt

              As of June 30, 2012, we and our subsidiaries had the following unsecured borrowing arrangements:

	Balance	Balance at Maturity	Total Capacity	Available Capacity		Maturity Date
	(In millions)
2014 Convertible Notes	$218	$250	n/a	n/a		09/01/14
2017 Convertible Notes	192	250	n/a	n/a		06/15/17

Convertible Notes	410	500

2016 Senior Notes	449	450	n/a	n/a		03/01/16
2013 Medium-Term Notes	420	418	n/a	n/a		03/01/13
Other Medium-Term Notes	8	8	n/a	n/a		04/15/18

Term Notes	877	876

Existing revolving credit facility	—	—	$525	$507	(1)	02/28/13
Other	—	—	5	5		09/30/12

Credit Facilities	—	—	$530	$512

Total	$1,287	$1,376

(1)
Utilized capacity reflects $18 million of letters of credit issued under our revolving credit facility, which we recently amended and restated as described below.

Revolving Credit Facility

              General.    We are party to the Amended and Restated Credit Agreement, dated as of August 2, 2012, among us, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent. As of June 30, 2012, after giving pro forma effect to the Revolving Credit Facility, we would have had no outstanding borrowings under the Revolving Credit Facility.

              The Revolving Credit Facility consists of two tranches: (i) a Tranche A Credit Facility providing for an aggregate principal amount of up to $250 million, maturing on August 2, 2015, and (ii) a Tranche B Credit Facility in an aggregate principal amount of up to $50 million, maturing on July 1, 2014. No borrowing may be made under the Tranche B Credit Facility if there is unused availability under the Tranche A Facility. Up to $35 million of borrowing capacity under the Tranche A Credit Facility is available for the issuance of letters of credit.

              All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including absence of a default under the Revolving Credit Facility and accuracy of representations and warranties.

              Interest and Fees.    Pricing under the Revolving Credit Facility is based upon our senior non-credit enhanced unsecured long-term debt ratings. If the ratings on our senior non-credit enhanced unsecured long-term debt assigned by Moody's, S&P and Fitch are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Revolving Credit Facility, provided that, in the event that any two of the rating agencies have equivalent ratings, but the third rating agency's rating differs, pricing under the Revolving Credit Facility is determined by the ratings which are equivalent. As of the date of the agreement, borrowings pursuant to the revolving commitments of each lender under the Tranche A Credit Facility and Tranche B Credit Facility bore interest at a margin of 375 bps and 400 bps, respectively, over a benchmark index of either LIBOR or the federal funds rate or 275 bps and 300 bps, respectively, over the alternative base rate. As of the date of the agreement, there was no utilization fee. Each of the Tranche A Credit Facility and Tranche B Credit Facility requires us to pay quarterly facility fees, which as of the date of the agreement, was 50 bps and 75 bps, respectively, on an annualized basis.

              Guarantees and Security.    Our obligations under the Tranche A Credit Facility are guaranteed by each of our direct, indirect, existing and future domestic subsidiaries, subject to exceptions for (i) asset securitization subsidiaries, (ii) subsidiaries which are not substantially wholly-owned by us or our wholly-owned subsidiaries and (iii) certain other excluded subsidiaries. Our obligations under the Tranche B Credit Facility are not guaranteed by any of our existing subsidiaries. Obligations under the Revolving Credit Facility are not secured.

              Covenants.    The Revolving Credit Facility contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries and subsidiary guarantors, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, the Revolving Credit Facility requires that we maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion, (ii) at all times prior to October 1, 2013, a ratio of indebtedness to our and our subsidiaries' tangible net worth no greater than 6.0 to 1 and, thereafter, no greater than 5.75 to 1, (iii) committed third party mortgage warehouse capacity (other than uncommitted warehouse capacity provided by the GSEs and facilities that are exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors ("Gestation Facilities")) of at least $1.0 billion at all times, (iv) committed third party fleet financing capacity (including available and utilized capacity) of at least $750 million, (v) a ratio of borrowing base, as defined, to unsecured indebtedness, as defined, of at least 1.20 to 1, from and after October 1, 2012, insofar as any extension of credit is outstanding, (vi) to the extent the then outstanding principal amount of our 7.125% Notes due 2013 is equal to or greater than $100 million, a minimum liquidity requirement on October 31, 2012 of $100 million in excess of the then outstanding principal amount of such notes, and (vii) to the extent that the then outstanding principal amount of our 4.00% Convertible Senior Notes due 2014 exceeds $50 million, a minimum liquidity requirement on May 2, 2014 of $250 million. Failure to comply with our covenants, including minimum liquidity covenants, constitutes an event of default allowing the administrative agent or required lenders to accelerate.

              The Revolving Credit Facility imposes restrictions on our ability and in some cases, the ability of certain of our subsidiaries, to pay dividends, make other restricted payments and prepay or redeem indebtedness, in each case, subject to a number of exceptions. Furthermore, the Revolving Credit Facility includes a no negative pledge covenant, subject to certain limited exceptions, and a covenant prohibiting us and our material subsidiaries and subsidiary guarantors from incurring senior indebtedness which matures prior to the final maturity of the Revolving Credit Facility, subject to certain limited exceptions.

Senior Notes Due 2016

              General.    On August 11, 2010, we issued $350 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (the "Initial 2016 Senior Notes") under the indenture, dated as of August 11, 2010, by and between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The proceeds from the issuance of the Initial 2016 Senior Notes were primarily used to pay down the outstanding balance of our previous revolving credit facility.

              On December 12, 2011, we issued an additional $100 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (the "Reopening") under the indenture governing the Initial 2016 Senior

Notes, as supplemented by the First Supplemental Indenture, dated as of December 12, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (together, the "2016 Senior Notes Indenture"). As of June 30, 2012, we had $450 million aggregate principal amount of our 9 1/4% Senior Notes due 2016 (the "2016 Senior Notes") outstanding. The outstanding 2016 Senior Notes are our unsecured unsubordinated obligations and rank equally in right of payment to all of our existing and future unsecured and unsubordinated indebtedness, including the notes offered hereby. The 2016 Senior Notes are effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any existing and future obligations of our subsidiaries that do not guarantee the 2016 Senior Notes. Any future guarantees of the 2016 Senior Notes that are issued as described in the 2016 Senior Notes Indenture will be unsecured unsubordinated obligations of the respective subsidiary guarantors and will rank equally in right of payment with such subsidiary guarantor's other unsecured and unsubordinated indebtedness.

              The 2016 Senior Notes bear interest at 9.25% per year, payable semiannually in arrears on March 1 and September 1 of each year. Under the 2016 Senior Notes Indenture, we may redeem the 2016 Senior Notes, at our option, at any time and from time to time, in whole or in part, at a "make-whole" redemption price set forth in the 2016 Senior Notes Indenture.

              Covenants.    The 2016 Senior Notes Indenture contains certain affirmative and negative covenants that, among other things, limit our ability to pay dividends and make distributions on account of, or repurchase, our capital stock; limit our ability to create liens on assets; limit our ability to incur subsidiary debt; and restrict our ability to consolidate, merge or sell our assets. In addition, the 2016 Senior Notes Indenture requires that we maintain a debt to tangible equity ratio of not more than 8.5 to 1. These covenants are subject to significant exceptions, and for so long as the notes are rated investment grade by two out of three of Moody's, S&P and Fitch, the limitation on our ability to incur subsidiary debt and make payments on our equity will be suspended. At June 30, 2012, we were in compliance with all of our financial covenants related to our 2016 Senior Notes.

Medium-Term Notes

              General.    As of June 30, 2012, we had approximately $426 million aggregate principal amount of medium-term notes (the "Medium-Term Notes") issued and outstanding under the indenture, dated as of November 6, 2000 (as amended and supplemented, the "Medium-Term Notes Indenture") by and between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as successor trustee for Bank One Trust Company, N.A. The stated rate of interest of our outstanding Medium-Term Notes ranged from 7.125% to 7.85% as of June 30, 2012, and the maturity of the outstanding Medium-Term Notes ranged from March 1, 2013 to April 15, 2018. We intend to use the net proceeds from this offering, along with cash on hand, to pay the applicable consideration, accrued and unpaid interest on the tendered notes and related fees and expenses in connection with the Tender Offer and Consent Solicitation. In addition, we may elect to redeem any 2013 Medium-Term Notes that remain outstanding following the Tender Offer. As of June 30, 2012, there was $418 million aggregate principal amount of our 2013 Medium-Term Notes outstanding. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets. Our other Medium Term Notes are comprised of $4 million aggregate principal amount of 7.650% Callable Internotes due 2018 and $4 million aggregate principal amount of 7.850% Callable Internotes due 2018, in each case, as of June 30, 2012. See "Use of Proceeds." The outstanding Medium-Term Notes are unsecured and rank senior to all of our existing and future subordinated indebtedness and equally with all of our existing and future unsecured indebtedness.

              Covenants.    The Medium-Term Notes Indenture contains certain affirmative and negative covenants, including, but not limited to, restrictions on mergers and liens. In addition, the Medium-Term Notes Indenture requires that we maintain a debt to tangible equity ratio of not more than 10 to 1. The Medium-Term Notes Indenture also restricts us from paying dividends on account of our capital stock if, after giving effect to the dividend payment, the debt to equity ratio exceeds 6.5 to 1. At June 30, 2012, we were in compliance with all of our financial covenants related to our Medium-Term Notes.

Convertible Notes

              On September 29, 2009, we completed a private offering of our 4.00% Convertible Senior Notes due 2014 (the "2014 Convertible Notes"), with an aggregate principal amount of $250 million and a maturity date of September 1, 2014 to certain qualified institutional buyers.

              On January 17, 2012, we completed a registered offering of our 6.00% Convertible Senior Notes due 2017 (the "2017 Convertible Notes" and, together with the 2014 Convertible Notes, the "Convertible Notes"), with an aggregate principal amount of $250 million and a maturity date of June 15, 2017. We used the net proceeds from the offering of the 2017 Convertible Notes to repay all of the outstanding aggregate principal amount of our previously outstanding 4.00% Convertible Senior Notes due 2012. During the six months ended June 30, 2012, we purchased $51 million aggregate principal amount of 2012 Convertible Notes in the open market and on April 16, 2012, we repaid the remaining $199 million aggregate principal amount of our outstanding 2012 Convertible Notes.

              The Convertible Notes are our senior unsecured obligations, which rank equally with all of our existing and future senior debt, including the notes offered hereby. The 2017 Convertible Notes are governed by an indenture (the "2017 Convertible Notes Indenture"), dated January 17, 2012, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2014 Convertible Notes are governed by an indenture (the "2014 Convertible Notes Indenture," and, together with the 2017 Convertible Notes Indenture, the "Convertible Notes Indentures"), dated September 29, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

              Under the Convertible Notes Indentures, holders may convert their 2017 Convertible Notes and 2014 Convertible Notes at their option on any day prior to the close of business on the "scheduled trading day" immediately preceding December 15, 2016 and March 1, 2014, respectively, only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the "measurement period") in which the trading price per $1,000 in principal amount of the notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events.

              Under the Convertible Notes Indentures, all or any portion of the 2017 Convertible Notes and 2014 Convertible Notes are convertible, regardless of the foregoing circumstances, at any time from, and including, December 15, 2016 and March 1, 2014, respectively, through the third scheduled trading day immediately preceding their maturity on June 15, 2017 and September 1, 2014, respectively.

              Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a "daily conversion value" calculated on a proportionate basis for each "VWAP trading day" of the relevant 60 VWAP trading day observation period. The initial conversion rate for the 2017 Convertible Notes is 78.2014 shares of common stock per $1,000 in principal amount of 2017 Convertible Notes, equivalent to a conversion price of approximately $12.79 per share of common stock. The initial conversion rate for the 2014 Convertible Notes is 38.7522 shares of common stock per $1,000 in principal amount of 2014 Convertible Notes, equivalent to a conversion price of approximately $25.805 per share of common stock. Each conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. There have been no conversions of the 2014 Convertible Notes since issuance. As of June 30, 2012, the if-converted value exceeds the principal amount of the 2017

Convertible Notes by $92 million; however the notes were not convertible in accordance with their terms as of June 30, 2012.

              Subject to certain exceptions, holders of the Convertible Notes may require us to repurchase, for cash, all or part of their Convertible Notes upon a "fundamental change" (as defined in the Convertible Notes Indentures) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the "fundamental change repurchase date." In addition, upon a "make-whole fundamental change" (as defined in the Convertible Notes Indentures) prior to the maturity date of the Convertible Notes, we will, in some cases, increase the conversion rate for a holder of Convertible Notes that elects to convert its Convertible Notes in connection with such make-whole fundamental change. We may not redeem the 2017 Convertible Notes or the 2014 Convertible Notes prior to their maturity on June 15, 2017 and September 1, 2014, respectively.

              The 2017 Convertible Notes and 2014 Convertible Notes bear interest at 6.0% and 4.0% per year, respectively, payable semiannually in arrears in cash on June 15 and December 15 of each year and March 1 and September 1 of each year, respectively. In connection with the issuance of the 2017 Convertible Notes and 2014 Convertible Notes, we recognized an original issue discount and issuance costs of $63 million and $74 million, respectively, which are being accreted to Mortgage interest expense in our Condensed Consolidated Statements of Operations included in our 2012 Second Quarter Form 10-Q through December 15, 2016 and March 1, 2014, respectively, or the earliest conversion date of the 2017 Convertible Notes and 2014 Convertible Notes.

              The Convertible Notes Indentures contain certain events of default after which the Convertible Notes may in certain circumstances become due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Convertible Note when due and such failure continues for 30 days; failure to pay any principal of, or extension fee (if any) on, any Convertible Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Convertible Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder's conversion right and such failure continues for 5 days; failure in performance or breach of any covenant or agreement by us under the Convertible Notes Indentures and such failure or breach continues for 60 days after written notice has been given to us; failure by us to comply with our notice obligations in connection with a fundamental change or specified corporate events, as applicable; failure to pay any indebtedness borrowed by us or one of our majority-owned subsidiaries in an outstanding principal amount in excess of $25 million if such default is not rescinded or annulled within 30 days after written notice; failure by us or one of our majority-owned subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $25 million within 60 days of notice; and certain events in bankruptcy, insolvency or reorganization of our Company.

              In connection with the issuance of the 2014 Convertible Notes, we entered into convertible note hedging transactions with respect to the Conversion Premium (the "2014 Purchased Options") and warrant transactions whereby we sold warrants to acquire, subject to certain anti-dilution adjustments, shares of our common stock. The 2014 Purchased Options are intended to reduce the potential dilution of our common stock upon potential future conversion of the 2014 Convertible Notes and generally have the effect of increasing the conversion price of the 2014 Convertible Notes from $25.805 (based on the initial conversion rate of 38.7522 shares of our common stock per $1,000 principal amount of the 2014 Convertible Notes) to $34.74 per share.

              The New York Stock Exchange listing standards require stockholder approval prior to the issuance of shares of common stock or securities convertible into common stock that will, or will upon issuance, equal or exceed 20% of outstanding shares of common stock. Unless and until stockholder approval to exceed this limitation is obtained, we will settle conversion of the 2014 Convertible Notes entirely in cash.

New Canadian Credit Facility

              We expect that our Canadian fleet management services subsidiary, PHH VMS Canada, will enter into the New Canadian Credit Facility with The Bank of Nova Scotia, as lead arranger and bookrunner, sole syndication agent, sole documentation agent and sole administrative agent, and a syndicate of financial institutions and institutional lenders in the third quarter of 2012. As of the date of this prospectus supplement, PHH VMS Canada has commitments from lenders for such facility. The commitments are subject to customary conditions, including the absence of any material adverse effect on our business operations or financial condition, no competing financing, completion of due diligence and the execution of satisfactory documentation. We are currently negotiating the terms of the New Canadian Credit Facility, and there can be no assurance that PHH VMS Canada will be able to enter into such an agreement or arrangement on the terms described herein, or at all. Set forth below is a summary of the expected terms of the New Canadian Credit Facility. As a definitive agreement governing the New Canadian Credit Facility has yet to be finalized, the terms described herein are subject to change.

              General.    The New Canadian Credit Facility is expected to provide aggregate revolving loan commitments in the amount of up to C$125 million, with a maturity of three years. Up to C$10 million of borrowing capacity under the New Canadian Credit Facility is expected to be available for the issuance of letters of credit.

              All borrowings under the New Canadian Credit Facility will be subject to the satisfaction of customary conditions, including absence of a default under the New Canadian Credit Facility and accuracy of representations and warranties.

              Interest and Fees.    Pricing under the New Canadian Credit Facility is expected to be based upon our senior non-credit enhanced unsecured long-term debt ratings. If the ratings on our senior non-credit enhanced unsecured long-term debt assigned by Moody's, S&P and Fitch are not equivalent to each other, the second highest credit rating assigned by them will determine pricing under the New Canadian Credit Facility, provided that, in the event that any two of the rating agencies have equivalent ratings, but the third rating agency's rating differs, pricing under the New Canadian Credit Facility is determined by the ratings which are equivalent. As of June 30, 2012, after giving pro forma effect to the New Canadian Credit Facility, borrowings pursuant to the revolving commitments of each lender under the New Canadian Credit Facility would have bore interest at a margin of 250 bps over a benchmark index of either LIBOR or the banker's acceptance rate or 150 bps over the alternative base rate. As of June 30, 2012, there would have been no utilization fee. The New Canadian Credit Facility is expected to require PHH VMS Canada to pay quarterly facility fees, which as of June 30, 2012, would have been 75 bps on an annualized basis.

              Guarantees and Security.    PHH VMS Canada's obligations under the New Canadian Credit Facility are expected to be guaranteed by us and each of PHH VMS Canada's direct, indirect, existing and future subsidiaries, subject to exceptions for securitization subsidiaries. Obligations under the New Canadian Credit Facility are expected to be secured by a first-priority lien on all of PHH VMS Canada's and each of its subsidiary guarantor's present and future assets, property and undertakings (and corresponding security in any relevant jurisdiction), subject to certain exceptions for certain client self-funded leases and related vehicles, and a pledge of PHH VMS Canada's subsidiary guarantors' capital stock.

              Covenants.    The New Canadian Credit Facility is expected to contain certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries and subsidiary guarantors, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, we expect that the New Canadian Credit Facility will require that we maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion, (ii) at all times prior to October 1, 2013, a ratio of indebtedness to our and our subsidiaries' tangible net worth no greater than 6.0 to 1 and, thereafter, no greater than 5.75 to 1, (iii) committed third party mortgage warehouse capacity (other than uncommitted warehouse capacity provided by the GSEs and facilities that are exclusively Gestation Facilities) of at least $1.0 billion at all times, (iv) committed third party fleet financing capacity of at least $750 million, (v) a ratio of borrowing base constituting (a) 90% of eligible lease receivables plus (b) 80% of the purchased value of leased vehicles in process and certain non-qualifying leases resulting from truck overconcentration with regard to FLRT (as defined below) together up to a maximum of C$50 million plus (c) 75% of current non-lease accounts receivables, (vi) to the extent the then outstanding principal amount of the Company's 7.125% Notes due 2013 is equal to or greater than $100 million, a minimum liquidity requirement on October 31, 2012 of $100 million in excess of the then outstanding principal amount of such notes, and (vii) to the extent that the then outstanding principal amount of the Company's 4.00% Convertible Senior Notes due 2014 exceeds $50 million, a minimum liquidity requirement on May 2, 2014 of $250 million. Failure to comply with our covenants, including minimum liquidity covenants, constitutes an event of default allowing the administrative agent or required lender to accelerate. The borrowing base is expected to be subject to the further restriction that no individual obligor in the borrowing base may exceed 10% of the aggregate pool of margined assets in the borrowing base.

              The New Canadian Credit Facility is expected to contain negative covenants applicable to us that are consistent with our Revolving Credit Facility.

Asset-Backed Debt

Vehicle Management Asset-Backed Debt

              As of June 30, 2012, our subsidiaries had the following series of existing asset-backed notes outstanding:

	Balance	Total Capacity	Available Capacity(1)	End of Revolving Period(2)	Estimated Maturity Date(3)
	(In millions)
Chesapeake 2009-1	$136	n/a	n/a	n/a	12/15/12
Chesapeake 2009-2	498	n/a	n/a	n/a	02/15/14
Chesapeake 2009-3	43	n/a	n/a	n/a	08/07/14
Chesapeake 2009-4	28	n/a	n/a	n/a	11/07/12
FLRT 2010-1	67	n/a	n/a	n/a	12/15/13

Term notes, in amortization	772

Chesapeake 2011-2	350	$350	$—	09/19/13	06/07/16
Chesapeake 2012-1	643	643	—	04/18/13	01/07/16

Term notes, in revolving period	993	993	—

Chesapeake 2010-1	574	875	301	06/26/13	03/07/16
FLRT 2010-2	547	741	194	08/30/12	04/15/22
Chesapeake 2011-1	410	625	215	06/26/14	10/07/16

Variable funding-notes	1,531	2,241	710

Other	28	28	—

Total	$3,324	$3,262	$710

(1)
Capacity is dependent upon maintaining compliance with the terms, conditions, and covenants of the respective agreements and may be further limited by asset eligibility requirements.

(2)
During the revolving period, the monthly collection of lease payments allocable to each outstanding series creates availability to fund the acquisition of vehicles and/or equipment to be leased to customers. Upon expiration, the revolving period of the related series of notes ends and the repayment of principal commences, amortizing monthly with the allocation of lease payments until the notes are paid in full.

(3)
Represents the estimated final repayment date of the amortizing notes.

              General.    Vehicle management asset-backed debt primarily represents variable-rate debt issued by our wholly owned subsidiary, Chesapeake Funding LLC ("Chesapeake"), under the Series 2009-1, 2009-2, 2009-3, 2009-4, 2010-1, 2011-1, 2011-2 and 2012-1 Notes (each as defined herein, and collectively referred to as the "Chesapeake Term Notes") to support the acquisition of vehicles used by our Fleet Management Services segment's U.S. leasing operations. Provided no termination or amortization event has occurred, the Chesapeake Series 2010-1 and 2011-1 Notes have revolving periods during which time the pro-rata share of lease cash flows pledged to Chesapeake will create availability to fund the acquisition of vehicles to be leased to customers of our Fleet Management Services segment. As of June 30, 2012, the Chesapeake Series 2010-1, 2011-1, 2011-2 and 2012-1 Notes were revolving in accordance with their terms, and the Chesapeake Series 2009-1, 2009-2, 2009-3 and 2009-4 Notes had begun to amortize in accordance with their terms. As of June 30, 2012, the FLRT Series 2010-2 Notes (as defined herein) issued by Fleet Leasing Receivables Trust, our Canadian special purpose trust ("FLRT") were revolving in accordance with their terms. The FLRT Series 2010-1 Notes (as defined herein) are amortizing notes with no revolving period.

Chesapeake Funding LLC

              Chesapeake Series 2009-1 Notes.    On June 9, 2009, Chesapeake issued $1.0 billion in aggregate principal amount of its Series 2009-1 Floating Rate Asset Backed Investor Notes ("Series 2009-1 Notes"). The Series 2009-1 Notes had a twelve month revolving period, after which the Series 2009-1 Notes began amortizing with the initial amortization payment made on June 15, 2010. The Series 2009-1 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-1 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2009-2 Notes.    On September 11, 2009, Chesapeake issued approximately $910.5 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Investor Notes (the "Series 2009-2 Notes"). The Series 2009-2 Notes had an eighteen month revolving period, after which the Series 2009-2 Notes began amortizing with the initial amortization payment made on April 15, 2011. The Series 2009-2 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-2 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2009-3 Notes.    On November 18, 2009, Chesapeake issued approximately $53.6 million in aggregate principal amount of its Series 2009-3 Floating Rate Asset Backed Investor Notes (the "Series 2009-3 Notes"). The Series 2009-3 Notes had a twenty-four month revolving period, after which the Series 2009-3 Notes began amortizing with the initial amortization payment made on November 7, 2011. The Series 2009-3 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-3 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2009-4 Notes.    On December 18, 2009, Chesapeake issued approximately $267.8 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Investor Notes (the "Series 2009-4 Notes"). The Series 2009-4 Notes had a four month revolving period, after which the Series 2009-4 Notes began amortizing with the initial amortization payment made on April 7, 2010. The Series 2009-4 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-4 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2010-1 Notes.    On June 1, 2010, Chesapeake entered into an indenture supplement (the "Series 2010-1 Supplement") pursuant to which Chesapeake could issue, from time to time, up to $1.0 billion in aggregate principal amount of notes under commitments provided by a syndicate of lenders and issued approximately $533.0 million in aggregate principal amount of its Series 2010-1 Floating Rate Asset Backed Investor Notes (the "Series 2010-1 Notes"). Net proceeds from the Series 2010-1 Notes were used to repay and terminate the remaining outstanding balance of $370.0 million under Chesapeake's Series 2006-2 Notes, increase borrowings relative to the pool of eligible lease assets and fund certain other fees and costs in connection with the issuance of the Series 2010-1 Notes. On June 29, 2011, Chesapeake amended the Series 2010-1 Supplement. As a result of amending the Series 2010-1 Supplement the revolving period of the Series 2010-1 Notes was extended to June 27, 2012 and the total committed funding available to Chesapeake under the Series 2010-1 Supplement was reduced from $1.0 billion to $700 million. On December 28, 2011, Chesapeake again amended the Series 2010-1 Supplement (the "Amended 2010-1 Supplement"). Pursuant to the Amended 2010-1 Supplement, Chesapeake could issue from time to time up to $875 million in aggregate principal amount of Series 2010-1 Notes. On June 27, 2012, Chesapeake amended and restated the Amended 2010-1 Supplement (as amended and restated, the "Amended and Restated 2010-1 Supplement") and repaid a portion of the Series 2010-1 Notes. Pursuant to the Amended and Restated 2010-1 Supplement, Chesapeake (i) may issue from time to time up to $875 million in aggregate principal amount of Series 2010-1 Notes; and (ii) the revolving period for the Series 2010-1 Notes was extended to June 26, 2013. The Series 2010-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Amended and Restated 2010-1 Supplement contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2011-1 Notes.    On June 29, 2011, Chesapeake entered into an indenture supplement (the "Series 2011-1 Supplement") pursuant to which Chesapeake could issue from time to time up to $500 million in aggregate principal amount of notes under commitments provided by a syndicate of lenders and issued approximately $425.7 million in aggregate principal amount of Series 2011-1 Floating Rate Asset Backed Investor Notes (the "Series 2011-1 Notes"). Net proceeds received from the Series 2011-1 Notes were used to pay down a portion of Chesapeake's Series 2010-1 Notes. The Series 2011-1 Notes have a twenty-four month revolving period, after which the Series 2011-1 Notes will amortize with the initial amortization payment being made on July 8, 2013. On December 28, 2011, Chesapeake amended the Series 2011-1 Supplement (the "Amended 2011-1 Supplement") and repaid a portion of the Series 2011-1 Notes. Pursuant to the Amended 2011-1 Supplement, Chesapeake could issue from time to time up to $625 million in aggregate principal amount of Series 2011-1 Notes. On June 27, 2012, Chesapeake amended and restated the Amended 2011-1 Supplement (as amended and restated, the "Amended and Restated 2011-1 Supplement"). Pursuant to the Amended and Restated 2011-1 Supplement, Chesapeake (i) may issue from time to time up to $625 million in aggregate principal amount of Series 2010-1 Notes; and (ii) the revolving period for the Series 2010-1 Notes was extended to June 26, 2014. The Series 2011-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Amended Series 2011-1 Supplement contains certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2011-2 Notes.    On September 28, 2011, Chesapeake issued approximately $350.0 million in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes (the "Series 2011-2 Notes"). Substantially all of the net proceeds of the sale of the Series 2011-2 Notes were used to pay down a portion of Chesapeake's Series 2010-1 Notes and Series 2011-1 Notes. The Series 2011-2 Notes have a twenty-four month revolving period, after which the Series 2011-2 Notes will amortize with the initial amortization payment being made on October 7, 2013. The Series 2011-2 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Series 2011-2 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

              Chesapeake Series 2012-1 Notes.    On May 17, 2012, Chesapeake issued approximately $642.7 million in aggregate principal amount of Series 2012-1 Floating Rate Asset Backed Investor Notes (the "Series 2012-1 Notes"). Substantially all of the net proceeds of the sale of the Series 2012-1 Notes were used to pay down a portion of Chesapeake's Series 2010-1 Notes and Series 2011-1 Notes. The Series 2012-1 Notes have a twelve month revolving period, after which the Series 2012-1 Notes will amortize with the initial amortization payment being made on June 7, 2013. The Series 2012-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Series 2012-1 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Fleet Leasing Receivables Trust

              FLRT Series 2010-1 Notes.    On January 27, 2010, FLRT issued approximately $119.0 million of senior Class A-1 term asset-backed notes which was comprised of two subclasses of senior term asset-backed notes (the "FLRT Series 2010-1 Class A-1 Notes") and approximately $224.0 million of senior Class A-2 term asset-backed notes which was comprised of two subclasses of senior term asset-backed notes (the "FLRT Series 2010-1 Class A-2 Notes" and together with the Series 2010-1 Class A-1 Notes, collectively the "FLRT Series 2010-1 Class A Notes") to finance a fixed pool of eligible lease assets in Canada. Three of the four subclasses of FLRT Series 2010-1 Class A Notes were denominated in Canadian dollars with the remaining subclass of FLRT Series 2010-1 Class A Notes denominated in U.S. dollars. The FLRT Series 2010-1 Class A-2 notes are amortizing notes and have maturity dates of November 15, 2013, respectively. On the same date, FLRT also issued approximately C$17.0 million in aggregate principal amount of Series 2010-1 Class B asset-backed notes (the "Series 2010-1 Class B Notes," and, together with the FLRT Series 2010-1 Class A Notes, the "FLRT Series 2010-1 Notes"). This series of transactions resulted in the sale of certain fleet lease assets originated and serviced by PHH Vehicle Management Services, Inc. to FLRT, which, in turn, issued and sold approximately C$363.0 million of the FLRT Series 2010-1 Class A Notes backed by the PHH Vehicle Management Services, Inc. fleet lease assets. FLRT is a Canadian special purpose trust established and administered by PHH Vehicle Management Services, Inc. for the purpose of acquiring, disposing of and administering fleet leases and borrowing funds or issuing securities to finance the acquisition of such assets. The FLRT Series 2010-1 Notes were issued as amortizing and bear interest payable monthly based on fixed annual percentage rates with the first interest and principal payment made by FLRT on February 15, 2010.

              FLRT Series 2010-2 Notes.    On August 31, 2010, FLRT entered into an indenture supplement (the "FLRT Series 2010-2 Supplement") pursuant to which up to $243.0 million in aggregate principal amount of FLRT Series 2010-2 asset-backed notes (the "FLRT Series 2010-2 Notes") were issuable under commitments provided by a syndicate of lenders to finance eligible fleet lease assets in Canada.

On that date, approximately $134.0 million of senior asset-backed notes were issued, the net proceeds of which were used to pay down amounts outstanding under an unsecured facility. In October 2010, the committed aggregate principal amount of the FLRT Series 2010-2 Notes was increased to $301.0 million. In December 2010, FLRT issued $87.0 million of additional FLRT Series 2010-2 Notes.

              On August 31, 2011, the Series 2010-2 indenture supplement of the FLRT facility was amended to extend the termination of the revolving period to August 30, 2012. The FLRT facility was also amended in the third quarter of 2011 to increase capacity to $343.0 million. On November 1, 2011, the FLRT 2010-2 series was further amended to increase capacity to $584.0 million. The commitments of FLRT facility are renewable subject to agreement by the parties. During the year ended December 31, 2011, FLRT issued an additional $209.0 million of FLRT Series 2010-2 Notes. The FLRT Series 2010-2 Notes are denominated in Canadian dollars and were issued as amortizing.

              On April 30, 2012, FLRT amended the purchase agreements relating to the FLRT Series 2010-2 Notes to increase the maximum commitments thereunder to $741.0 million.

Mortgage Asset-Backed Facilities

              As of June 30, 2012, our subsidiaries had the following mortgage asset-backed funding arrangements:

	Balance	Total Capacity		Available Capacity(1)	Maturity Date
	(In millions)
Debt:
Committed facilities of PHH Mortgage:
Fannie Mae	$652	$1,000		$348	12/15/12
Royal Bank of Scotland plc	187	500		313	06/21/13
Bank of America	50	415		365	10/11/12	(2)
Barclays Bank PLC	69	350		281	12/11/12
Wells Fargo Bank	26	300	(3)	274	08/10/12
Credit Suisse First Boston Mortgage Capital LLC	103	250	(4)	147	05/22/13
Committed facilities of PHH Home Loans:
Credit Suisse First Boston Mortgage Capital LLC	352	425	(4)	73	05/22/13
Wells Fargo Bank	142	150	(3)	8	08/10/12
Barclays Bank PLC	140	150		10	12/11/12

Committed repurchase facilities	1,721	3,540		1,819

Uncommitted facilities of PHH Mortgage:
Fannie Mae	—	2,000		2,000	n/a

Uncommitted repurchase facilities	—	2,000		2,000

Servicing advance facility	68	120		52	06/30/13

Total	$1,789	$5,660		$3,871

Off-Balance Sheet Gestation Facilities:
JPMorgan Chase	$156	$500		$344	09/30/12

(1)
Capacity is dependent upon maintaining compliance with the terms, conditions, and covenants of the respective agreements and may be further limited by asset eligibility requirements.

(2)
Provided certain conditions are met, the Bank of America Repurchase Facility (as defined herein) may be renewed for an additional year at our request.

(3)
On July 30, 2012, the Wells Fargo Repurchase Facilities (as defined herein) were amended to (i) extend the scheduled termination date to October 9, 2012, (ii) reduce the committed mortgage warehouse financing capacity to PHH Mortgage by $50 million to $250 million and (iii) increase the committed mortgage warehouse financing capacity to PHH Home Loans by $50 million to $200 million.

(4)
We may allocate a limited amount of capacity from the committed facilities with Credit Suisse First Boston Mortgage Capital LLC between PHH Mortgage and PHH Home Loans; however, the aggregate combined borrowing capacity cannot exceed $675 million. The borrowing capacities in the table above reflects the maximum available to PHH Home Loans.

              Bank of America Repurchase Facility.    On October 13, 2011, PHH Mortgage, our wholly owned subsidiary, entered into an Amended and Restated Master Repurchase Agreement between Bank of America, N.A. as buyer, and PHH Mortgage, as seller (as amended, the "Bank of America Repurchase Facility"). The Bank of America Repurchase Facility provides for $400 million of aggregate committed borrowing capacity for the warehousing and gestation of mortgages and is scheduled to terminate on October 11, 2012, with the option to renew the agreement for another year. The obligations of PHH Mortgage under the Bank of America Repurchase Facility are guaranteed by us. Borrowings under the Bank of America Repurchase Facility bear interest at variable rates. The Bank of America Repurchase Facility contains various financial and non-financial covenants, including a covenant requiring us to maintain consolidated net worth of not less than $1.0 billion measured as of the last day of each fiscal quarter, a covenant requiring us and our subsidiaries, including PHH Mortgage, at all times to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring us and our subsidiaries, including PHH Mortgage, to maintain at least $1.0 billion of committed third party capacity under mortgage warehouse facilities or Gestation Facilities (excluding uncommitted warehouse capacity provided by the GSEs), provided that no more than $500 million of such capacity is in respect of facilities that are exclusively Gestation Facilities. The Bank of America Repurchase Facility contains various customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the Bank of America Repurchase Facility are not available to pay our or PHH Mortgage's general obligations.

              JPMorgan Gestation Facility.    On September 27, 2011, PHH Mortgage, our wholly owned subsidiary, entered into Amendment No. 2 to the Mortgage Loan Participation Sale Agreement, dated September 2, 2010, by and between JPMorgan Chase Bank, National Association, as purchaser ("JPMorgan"), and PHH Mortgage, as seller (as amended, the "JPMorgan Gestation Facility"). Subject to compliance with the terms and conditions of the JPMorgan Gestation Facility, including the affirmative and negative covenants contained therein, the JPMorgan Gestation Facility commits JPMorgan to purchase from PHH Mortgage, from time to time during the term of the JPMorgan Gestation Facility, participation certificates evidencing a 100% undivided beneficial ownership interest in pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in residential mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac (the "Agency Mortgage-Backed Securities").

              The aggregate purchase price of participation certificates owned by JPMorgan at any given time for which JPMorgan has not been paid the purchase price for the related Agency Mortgage-Backed Securities by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $500 million. The settlement of the sale of the Agency Mortgage-Backed Securities to third party takeout investors will effectively increase availability under JPMorgan's purchase commitment, subject to the maximum commitment of $500 million, by reducing the amount of participation certificates that JPMorgan owns on the settlement date of such Agency Mortgage-Backed Securities. The revolving nature of the purchase commitment under the JPMorgan Gestation Facility provides PHH Mortgage with incremental funding capacity for originated mortgage loans prior to their securitization into Agency Mortgage-Backed Securities. Unless terminated earlier in accordance with its terms, upon the occurrence of specified termination events, including, among other things, certain defaults in payment with respect to other indebtedness by us or PHH Mortgage, the JPMorgan Gestation Facility expires on September 30, 2012.

              Borrowings under the JPMorgan Gestation Facility bear interest at variable rates. The JPMorgan Gestation Facility contains various financial and non-financial covenants, including, among others, a covenant requiring us to maintain consolidated net worth of not less than $1.0 billion measured as of the last day of each fiscal quarter, a covenant requiring us and our subsidiaries, including PHH Mortgage, at all times, to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring us and our subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively Gestation Facilities. The JPMorgan Gestation Facility, subject to certain limited exceptions, also contains various negative covenants that restrict the ability of PHH Mortgage and our material subsidiaries to, among other things, incur and prepay certain indebtedness. PHH Mortgage is also generally required to maintain its status as an approved Ginnie Mae issuer, Fannie Mae lender and Freddie Mac seller/servicer, subject to certain limited exceptions. The JPMorgan Gestation Facility contains various customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the JPMorgan Gestation Facility are not available to pay our or PHH Mortgage's general obligations.

              RBS Warehouse Repurchase Facility.    On June 22, 2012, PHH Mortgage, our wholly owned subsidiary, entered into Amendment No. 4 to the Third Amended and Restated Master Repurchase Agreement (as amended, the "RBS Repurchase Facility"), among PHH Mortgage, as seller, and The Royal Bank of Scotland plc ("RBS"). The RBS Repurchase Facility provides for $500 million of committed mortgage warehouse financing capacity and is scheduled to terminate on June 21, 2013. The obligations of PHH Mortgage under the RBS Repurchase Facility are guaranteed by us. Borrowings under the RBS Repurchase Facility bear interest at variable rates. The RBS Repurchase Facility contains various financial and non-financial covenants, including a covenant requiring us to maintain consolidated net worth of not less than $1.0 billion measured as of the last day of each fiscal quarter, a covenant requiring us to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring us and our subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively Gestation Facilities. The RBS Repurchase Facility contains various customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the RBS Repurchase Facility are not available to pay our or PHH Mortgage's general obligations.

              Credit Suisse Warehouse Repurchase Facilities.    On May 23, 2012, our subsidiaries, PHH Mortgage and PHH Home Loans, renewed up to $675 million of committed 364-day mortgage warehouse capacity under the two Credit Suisse Repurchase Facilities (as defined herein). PHH Mortgage, our wholly owned subsidiary, renewed its $350 million committed mortgage warehouse financing facility (the "Credit Suisse Mortgage Facility") under the Amended and Restated Master Repurchase Agreement, dated May 25, 2011, by and among us, as guarantor, PHH Mortgage, as seller, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer (as amended, the "PHH Mortgage Repurchase Agreement"). The obligations of PHH Mortgage under the Credit Suisse Mortgage Facility are guaranteed by us. PHH Home Loans, our indirect majority owned subsidiary, and certain of PHH Home Loans' wholly owned subsidiaries renewed their $325 million committed mortgage warehouse financing facility (the "Credit Suisse Home Loans Facility," and, together with the Credit Suisse Mortgage Facility, the "Credit Suisse Repurchase Facilities"), under the Amended and Restated Master Repurchase Agreement, dated May 25, 2011, by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer (as amended, the "PHH Home Loans Repurchase Agreement"). Subject to compliance with the terms of the PHH Mortgage Repurchase Agreement and the PHH Home Loans Repurchase Agreement, the Credit Suisse Repurchase Facilities are scheduled to terminate on May 22, 2013.

              Borrowings under the Credit Suisse Repurchase Facilities bear interest at variable rates. The Credit Suisse Mortgage Facility contains various financial and non-financial covenants, including, among others, that we must maintain (i) on the last day of each fiscal quarter, consolidated net worth of at least $1.0 billion, (ii) at all times, a ratio of indebtedness to tangible net worth less than or equal to 6.5 to 1 and (iii) a minimum liquidity requirement that we and our subsidiaries, PHH Mortgage and PHH Home Loans, maintain at all times cash, cash equivalents or availability under a certain revolving credit facility of not less than $25 million (in the case of the PHH Mortgage Repurchase Agreement) and $5 million (in the case of the PHH Home Loans Repurchase Agreement). Further, the Credit Suisse Mortgage Facility requires us and our subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively Gestation Facilities. The Credit Suisse Home Loans Facility contains various financial and non-financial covenants, including, among others, that PHH Home Loans must maintain at all times an adjusted tangible net worth of at least $55 million and a ratio of indebtedness to adjusted tangible net worth less than or equal to 10 to 1. Further, the Credit Suisse Mortgage Facility requires PHH Home Loans to maintain at least one additional committed third party mortgage warehouse or repurchase facility in a combined amount at least equal to $150 million. The agreements governing the Credit Suisse Repurchase Facilities provide that in the event of an event of default or termination event, as the case may be, for any dividend paid by us or certain of our mortgage subsidiaries, including PHH Mortgage or PHH Home Loans, an equal dollar amount must be remitted to the lenders and applied against outstanding borrowings. The Credit Suisse Repurchase Facilities permit PHH Mortgage to borrow additional amounts to the extent of any unused portion of PHH Home Loans' $325 million commitment, up to $500 million in total borrowings at PHH Mortgage. On June 19, 2012, the Credit Suisse Home Loans Facility was amended to temporarily permit PHH Home Loans, until September 15, 2012, to borrow additional amounts to the extent of any unused portion of PHH Mortgage's $350 million commitment, up to $425 million in total borrowings at PHH Home Loans. Each of the Credit Suisse Repurchase Facilities contains various customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the Credit Suisse Repurchase Facilities are not available to pay our, PHH Mortgage's or PHH Home Loans' general obligations.

              Wells Fargo Repurchase Facilities.    On August 12, 2011, PHH Mortgage and PHH Home Loans each entered into separate master repurchase agreements with Wells Fargo Bank, National Association (the "Wells Fargo Repurchase Facilities"). As of June 30, 2012, the Wells Fargo Repurchase Facilities provided $300 million and $150 million of committed mortgage warehouse financing capacity to PHH Mortgage and PHH Home Loans, respectively. On July 30, 2012, the Wells Fargo Repurchase Facilities were amended to (i) extend the scheduled termination date to October 9, 2012, (ii) reduce the committed mortgage warehouse financing capacity to PHH Mortgage by $50 million to $250 million and (iii) increase the committed mortgage warehouse financing capacity to PHH Home Loans by $50 million to $200 million. The obligations of PHH Mortgage under the Wells Fargo Repurchase Facilities are guaranteed by us. Borrowings under the Wells Fargo Repurchase Facilities bear interest at variable rates. The Wells Fargo Repurchase Facility between Wells Fargo, PHH Mortgage and us, as guarantor, contains various financial and non-financial covenants, including, among others, that we must maintain (i) on the last day of any fiscal quarter, consolidated net worth of at least $1.0 billion, (ii) at all times, a ratio of indebtedness to adjusted tangible net worth less than or equal to 6.5 to 1 and (iii) a minimum liquidity requirement that we and our subsidiary, PHH Mortgage, at all times maintain cash, cash equivalents or availability under a certain revolving credit facility of not less than $25 million. The Wells Fargo Repurchase Facility between Wells Fargo Bank, National Association and PHH Home Loans contains various financial and non-financial covenants, including, among others, that

PHH Home Loans must maintain at all times a specified adjusted tangible net worth and ratio of indebtedness to adjusted tangible net worth. The agreements governing the Wells Fargo Repurchase Facilities prohibit us and certain of our mortgage subsidiaries, including PHH Mortgage and PHH Home Loans, from paying any dividends in the event of an event of default or if the payment of such dividend would cause a violation of a financial covenant, unless such restriction would cause a breach or default under the Revolving Credit Facility. Each of the Wells Fargo Repurchase Facilities contain customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the Wells Fargo Repurchase Facilities are not available to pay our, PHH Mortgage's or PHH Home Loans' general obligations.

              Fannie Mae Funding Facilities.    PHH Mortgage maintains mortgage warehouse facilities with Fannie Mae pursuant to which PHH Mortgage has total capacity of $3.0 billion, made up of $2.0 billion of uncommitted capacity and $1.0 billion of committed capacity. PHH Mortgage's variable-rate uncommitted mortgage repurchase facility with Fannie Mae provides for approximately $2.0 billion of uncommitted capacity and is subject to termination by Fannie Mae upon 30-day notice. The total uncommitted capacity of this variable-rate facility is subject to change by Fannie Mae at any time.

              On December 15, 2011, PHH Mortgage entered into an extension of the Committed Funding Letter Agreement with Fannie Mae. Subject to compliance with its terms and conditions and provided no termination event has occurred pursuant to which Fannie Mae has exercised its right to terminate the Committed Funding Letter Agreement, the renewed Committed Funding Letter Agreement provides for Fannie Mae's commitment to accept sale and delivery, and to purchase, from PHH Mortgage mortgage loans and pools of mortgage loans pursuant to Fannie Mae's "As Soon as Pooled" ("ASAP") and "As Soon as Pooled Plus" ("ASAP Plus") early funding programs from time to time during the term of the Committed Funding Letter Agreement of up to $1.0 billion. Commitment fees under the Committed Funding Letter Agreement are fixed at $3.5 million per annum.

              Due to the downgrade of our credit rating by S&P on December 21, 2011, Fannie Mae had the right to terminate the Committed Funding Letter Agreement. On April 27, 2012, our master agreement with Fannie Mae was renewed and certain other agreements with Fannie Mae were amended, including an amendment to the Committed Funding Letter Agreement. Pursuant to the Amended Committed Funding Letter Agreement, the termination event related to our credit ratings was removed and other termination events were added, most of which are generally consistent with existing covenants under our various other debt facilities. These additional termination events include, among others, a failure by us to maintain (i) on the last day of each fiscal quarter, consolidated net worth of at least $1.0 billion; (ii) on the last day of each fiscal quarter, a ratio of indebtedness to tangible net worth no greater than 6.5 to 1; (iii) a minimum of $1.0 billion in committed mortgage warehouse facilities or Gestation Facilities, with no more than $500 million of Gestation Facilities included towards the minimum, but excluding committed or uncommitted loan purchase arrangements or other funding arrangements from Fannie Mae and any mortgage warehouse capacity provided by government sponsored enterprises; and (iv) compliance with certain loan repurchase trigger event criteria related to the aging of outstanding loan repurchase demands by Fannie Mae. Unless earlier terminated, the committed early funding agreement expires on December 15, 2012. The incremental funding provided by the Amended Committed Funding Letter Agreement is in addition to the uncommitted variable-rate mortgage funding arrangements that PHH Mortgage maintains with Fannie Mae.

              Additionally, PHH Mortgage maintains a servicing advance facility with Fannie Mae with a total committed capacity of $120 million. This servicing advance facility entitles PHH Mortgage to early reimbursement by Fannie Mae of certain servicing advances for mortgages sold to Fannie Mae. Fannie Mae is entitled to recoup such early reimbursement amounts on the termination of the early reimbursement period. The early reimbursement period is scheduled to terminate on June 30, 2013, provided no stop event has occurred that has not been waived, and may be extended by mutual agreement of the parties.

              Barclays Mortgage Financing Facilities.    On December 13, 2011, PHH Mortgage entered into (i) a committed mortgage warehouse financing facility pursuant to a Master Repurchase Agreement between PHH Mortgage, as seller, and Barclays Bank PLC, as purchaser and agent (the "Barclays Mortgage Facility"), and (ii) a committed mortgage gestation financing facility pursuant to a Mortgage Loan Participation Purchase and Sale Agreement between PHH Mortgage, as seller, and Barclays Bank PLC, as purchaser and agent (the "Barclays Gestation Facility"). On December 13, 2011, we executed a guaranty in favor of Barclays Bank PLC guarantying the obligations of PHH Mortgage under the Barclays Mortgage Facility. The Barclays Mortgage Facility contains various financial and non-financial covenants, including, among others, that we must maintain (i) on the last day of any fiscal quarter, consolidated net worth of at least $1.0 billion and (ii) at all times, a ratio of indebtedness to tangible net worth less than or equal to 6.5 to 1.

              On December 13, 2011, PHH Home Loans and certain of its wholly owned subsidiaries entered into a committed mortgage warehouse financing facility pursuant to a Master Repurchase Agreement by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Barclays Bank PLC, as purchaser and agent (the "Barclays Home Loans Facility" and, collectively with the Barclays Mortgage Facility and the Barclays Gestation Facility, the "Barclays Mortgage Financing Facilities"). The Barclays Home Loan Facility contains various financial and non-financial covenants, including, among others, that PHH Home Loans must maintain at all times an adjusted tangible net worth of at least $55 million and a ratio of indebtedness to adjusted tangible net worth less than or equal to 10 to 1.

              The aggregate amount of committed revolving financing capacity under the Barclays Mortgage Financing Facilities is $500 million; provided, however, that no more than $150 million of such committed revolving financing capacity may be utilized under the PHH Home Loans Barclays Facility at any given time.

              Each of the Barclays Mortgage Financing Facilities terminates December 11, 2012. Borrowings under the Barclays Mortgage Financing Facilities bear interest at variable rates. Each of the Barclays Mortgage Financing Facilities contains various customary representations, warranties, conditions precedent and indemnification provisions. The assets collateralizing the Barclays Mortgage Financing Facilities are not available to pay our, PHH Mortgage's or PHH Home Loans' general obligations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

              The following is a general discussion of material U.S. federal income tax considerations to a Non-U.S. Holder (as defined below) relating to the acquisition, ownership and disposition of the notes, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising notes and one or more other investments). This discussion is limited to the tax considerations to those Non-U.S. Holders that purchase the notes in the initial offering at their issue price and that hold such notes as capital assets (generally, property held for investment) for U.S. federal income tax purposes. In addition, this discussion does not describe any tax considerations arising under U.S. federal gift or estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations (the "Treasury Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

              For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of notes other than a partnership (or entity treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not any of the following: (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions or (B) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

              Payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax, provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

  •
  either (i) the Non-U.S. Holder certifies on the appropriate Internal Revenue Service ("IRS") form, under penalties of perjury, that it is not a U.S. person and provides its name and address, or (ii) the notes are held through certain foreign intermediaries and the Non-U.S. Holder satisfies certain certification requirements of the applicable Treasury Regulations, and, in either case, the withholding agent does not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities other than individuals.

              If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such Non-U.S. Holder will generally be subject to a 30% withholding tax or a lower rate as may be specified by an applicable tax treaty, unless the interest is effectively connected with the conduct of a U.S. trade or business as described below. A Non-U.S. Holder who claims the benefit of an applicable tax treaty generally will be required to satisfy applicable certification and other requirements. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under the relevant tax treaty.

              Generally, if interest on the notes is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and, if required by an applicable tax treaty, attributable to a permanent establishment in the United States, the Non-U.S. Holder will not be subject to the 30% withholding if the Non-U.S. Holder files the appropriate IRS form with the payor. Instead, such interest will be subject to U.S. federal income tax on a net-income basis at the applicable graduated U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a foreign corporation receiving effectively connected interest may be subject to an additional "branch profits tax" which is generally imposed on a foreign corporation on the repatriation from the U.S. of effectively connected earnings and profits, subject to certain adjustments. This tax is imposed at a 30% or lower rate as may be specified by an applicable tax treaty.

Disposition of Notes

              Generally, the 30% withholding tax described above is not applicable to any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a note, provided however that any amounts attributable to accrued interest will be treated as described above under "Payments of Interest."

              A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder's U.S. trade or business and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.

Information Reporting and Backup Withholding

              Payments of Interest.    Generally, the amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments and certain other information must be reported to the IRS. Such information may also be provided to the authorities of the country in which a Non-U.S. Holder resides pursuant to the terms of an applicable tax treaty.

              In general, backup withholding will not be required with respect to payments that we make to a Non-U.S. Holder if the Non-U.S. Holder has furnished the requisite documentation described above under "—Payments of Interest" or otherwise established an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person or that the conditions for any exemption are not in fact satisfied. Certain additional rules may apply where the notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

              Disposition of Notes.    Information reporting and backup withholding will not apply to the proceeds of the sale of a note made within the United States or conducted through certain U.S.-related financial intermediaries by a Non-U.S. Holder, if the payor receives the requisite documentation described above under "—Payments of Interest" and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

              Any amount paid as backup withholding will be creditable against the Non-U.S. Holder's U.S. federal income tax liability or, in the absence thereof, eligible for refund, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets, Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint bookrunning managers and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$32,951,000
J.P. Morgan Securities LLC	32,951,000
Citigroup Global Markets Inc.	32,951,000
RBS Securities Inc.	32,951,000
Wells Fargo Securities, LLC	32,951,000
Barclays Capital Inc.	25,406,000
Deutsche Bank Securities Inc.	21,249,000
RBC Capital Markets, LLC	18,693,000
BNY Mellon Capital Markets, LLC	14,165,000
Scotia Capital (USA) Inc.	14,165,000
CIBC World Markets Corp.	9,515,000
Goldman, Sachs & Co.	7,052,000

Total	$275,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

              The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and other selling terms.

              The expenses of the offering, not including the underwriting discount but including structuring fees, are estimated at $3.1 million and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

              We expect that delivery of the notes will be made to investors on or about August 23, 2012, which will be the tenth business day following the date of this prospectus supplement (such settlement being referred to as "T+10"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

              We have agreed that, during a period of 60 days following the date of the underwriting agreement, we will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may not be unreasonably withheld, conditioned or delayed) directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act , or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of PHH or securities exchangeable for or convertible into debt securities of PHH. Merrill Lynch, Pierce, Fenner & Smith Incorporated in its sole discretion may release any of the securities subject to this lock-up agreement at anytime without notice.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              Affiliates of each of the underwriters are lenders under our Revolving Credit Facility. PHH maintains a committed mortgage warehouse facility with affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Barclays Capital Inc. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of our largest private-label clients. Furthermore, we intend to use the proceeds of this offering, along with cash on hand, to pay the applicable consideration, accrued and unpaid interest on the tendered notes and related fees and expenses in connection with the Tender Offer and Consent Solicitation, and have engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. to act as dealer managers and solicitation agents for the Tender Offer and Consent Solicitation, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. will receive customary fees. Certain of the underwriters may hold 2013 Medium Term Notes and would, if such 2013 Medium Term Notes were tendered and accepted in the Tender Offer or redeemed, receive a pro rata portion of the proceeds therefrom. Certain of the underwriters or their affiliates may be lenders under our New Canadian Credit Facility. BNY Mellon Capital Markets, LLC, an affiliate of the Trustee, is an underwriter in this transaction.

              We will pay certain investment banks, who are acting as underwriters, certain fees in connection with corporate structuring services they provided. The aggregate amount of underwriting compensation being paid in this offering (including such structuring fees, to the extent those may be deemed underwriting compensation) will not exceed 2.50% of the offering amount.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

              If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

    provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

              Certain legal matters related to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters of Maryland law will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. Certain legal matter relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

              The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of PHH Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PHH CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may from time to time in one or more offerings, offer to sell, issue and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock, preferred stock or our other securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth the names of any underwriters, dealers or agents, if any, in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

        Where necessary, the applicable prospectus supplement will contain information about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "PHH."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement or any related free writing prospectus may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website at www.sec.gov or at the SEC's offices described below under the heading "Where You Can Find Additional Information." The reports we file with the SEC are also available on our corporate website at www.phh.com. The information contained on our corporate website is not part of this prospectus or any prospectus supplement.

ii

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 2, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms "PHH", "we", "our", "us" or the "Company" refer to PHH Corporation and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Company

        We are a leading outsource provider of mortgage and fleet management services. We provide mortgage banking services to a variety of clients, including financial institutions and real estate brokers, throughout the United States. Our mortgage banking activities include originating, purchasing, selling and servicing mortgage loans through our wholly owned subsidiary, PHH Mortgage Corporation and its subsidiaries. We provide commercial fleet management services to corporate clients and government agencies throughout the United States and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group LLC ("PHH Arval). PHH Arval is a fully integrated provider of fleet management services with a broad range of product offerings, including managing and leasing vehicle fleets and providing other fee-based services for our clients' vehicle fleets. We conduct our business through three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment.

        Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated herein by reference, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or a part of your investment. See "Where You Can Find More Information" included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements may also be made in other documents filed or furnished with the SEC.

        Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could."

        Actual results, performance or achievements may differ materially from those expressed or implied in forward-looking statements due to a variety of factors, including but not limited to the factors listed and discussed in "Part II—Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and "Part I—Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference herein, and those factors described below:

  •
  the effects of continued market volatility or continued economic decline on the availability and cost of our financing arrangements and the value of our assets;

  •
  the effects of a continued decline in the volume of U.S. home sales and home prices, due to adverse economic changes or otherwise, on our Mortgage Production and Mortgage Servicing segments;

  •
  the effects of changes in current interest rates on our business and our financing costs;

  •
  our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our Mortgage Servicing segment;

  •
  the effects of increases in our actual and projected repurchases of, indemnification given in respect of, or related losses associated with, sold mortgage loans for which we have provided representations and warranties or other contractual recourse to purchasers and insurers of such loans, including increases in our loss severity and reserves associated with such loans;

  •
  the effects of reinsurance claims in excess of projected levels and in excess of reinsurance premiums we are entitled to receive or amounts currently held in trust to pay such claims;

  •
  the effects of any significant adverse changes in the underwriting criteria or existence or programs of government-sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other actions of the federal government;

  •
  the effects of any inquiries and investigations of foreclosure procedures or other servicing activities by attorneys general of certain states and the U.S. Department of Justice, any litigation related to our mortgage servicing activities, or any related fines, penalties and increased costs;

  •
  the ability to maintain our status as a government sponsored entity-approved seller and servicer, including the ability to continue to comply with the respective selling and servicing guides, including any changes caused by the Dodd-Frank Act;

  •
  the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to the programs of government sponsored-entities;

  •
  changes in laws and regulations, including changes in mortgage- and real estate-related laws and regulations (including changes caused by the Dodd-Frank Act), status of government sponsored-entities and state, federal and foreign tax laws and accounting standards;

  •
  the effects of the insolvency of any of the counterparties to our significant customer contracts or financing arrangements or the inability or unwillingness of such counterparties to perform their respective obligations under, or to renew on terms favorable to us, such contracts, or our ability to continue to comply with the terms of our significant customer contracts, including service level agreements;

  •
  the effects of competition in our existing and potential future lines of business, including the impact of consolidation within the industries in which we operate and competitors with greater financial resources and broader product lines;

  •
  the ability to obtain financing (including refinancing and extending existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategy, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness;

  •
  the ability to maintain our relationships with our existing clients and to establish relationships with new clients;

  •
  the ability to attract and retain key employees;

  •
  a deterioration in the performance of assets held as collateral for secured borrowings;

  •
  the impact of the failure to maintain our credit ratings;

  •
  any failure to comply with covenants under our financing arrangements;

  •
  the effects of the consolidation of financial institutions and the related impact on the availability of credit;

  •
  the impact of changes in the U.S. financial condition and fiscal and monetary policies, or any actions taken or to be taken by the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System on the credit markets and the U.S. economy; and

  •
  other risks and uncertainties described from time to time in our filings with the SEC.

        Forward-looking statements speak only as of the date on which they are made. Factors and assumptions discussed above, and other factors not identified above, may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. Earnings available to cover fixed charges consist of income (loss) from continuing operations before income taxes plus fixed charges.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007		2006
	(In millions)
Earnings available to cover fixed charges:
Income (loss) before income taxes	$(223)	$115	$280	$(443)	$(45)		$(4)
Plus: fixed charges	216	282	243	344	492		477

Earnings available to cover fixed charges	$(7)	$397	$523	$(99)	$447		$473

Fixed charges:
Interest expense(1)	$210	$274	$236	$333	$480		$465
Estimated interest portion of net rental expense(2)	6	8	7	11	12		12

Total fixed charges	$216	$282	$243	$344	$492		$477

Ratio of earnings to fixed charges	— (3)	1.41x	2.15x	— (3)	0.91x	(3)	0.99x	(3)

(1)
Consists of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor.

(2)
One-third of rental expense net of income from subleases is deemed an appropriate representative of the interest factor.

(3)
The ratio coverage of earnings to fixed charges was less than 1:1. Earnings were deficient to cover fixed charges by $223 million, $443 million, $45 million and $4 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively. Loss from continuing operations before income taxes was negatively impacted by valuation adjustments related to mortgage servicing rights, net of $600 million, $733 million, $413 million and $479 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively.

 USE OF PROCEEDS

        Except as described in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or companies. When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

 SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer in offerings under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and by-laws, which are exhibits to the registration statement that includes this prospectus. The terms of our common stock and preferred stock may also be affected by Maryland law.

Common Stock

        We are authorized to issue 273,910,000 shares of common stock, of which 56,340,713 shares were issued and outstanding as of September 30, 2011. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of stock classified or reclassified in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. The holders of our common stock do not have any right to cumulate votes in the election of directors.

        Subject to preferences that may be granted to the holders of any class of stock classified or reclassified in the future, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any class of stock classified or reclassified in the future may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

        Under the Maryland General Corporation Law, a Maryland corporation generally, including as described below regarding the power to issue additional shares of common stock and preferred stock, cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all the votes entitled to be cast.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, Jersey City, New Jersey.

Preferred Stock

        We are authorized to issue 1,090,000 shares of preferred stock, none of which were issued and outstanding as of September 30, 2011. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock or preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles of amendment or the articles supplementary relating to such series. A prospectus supplement relating to such series will specify the terms of the preferred stock of such series, including, but not limited to:

  •
  the distinctive designation and the maximum number of shares in the series;

  •
  the terms on which dividends, if any, will be paid;

  •
  the voting rights, if any, of the shares in the series;

  •
  the terms and conditions, if any, on which the shares in the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the terms on which the shares in the series may be redeemed, if at all;

  •
  the liquidation preference, if any, and the rank of any such liquidation preference with respect to the liquidation preference, if any, of any other class or series of stock;

  •
  any applicable anti-dilution provisions to adjust the number of shares to be delivered upon conversion or exchange of the shares in the series into or for shares of any other class or series of stock; and

  •
  any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares in the series.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in any prospectus supplement relating to such series are not complete. You should refer to the articles of amendment or the applicable articles supplementary relating to such series for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Possible Anti-Takeover Effects of Maryland Law and our Charter and By-laws

        Our charter and by-laws contain provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders' receiving a premium over the market price of their shares of our common stock.

        Number of Directors; Classified Board of Directors; Removal; Vacancies.    The number of directors on our board may only be altered by the action of a majority of our entire board of directors. Our board of directors is divided into three classes serving staggered three-year terms, with the directors in one of these classes being elected each year. Section 2-406(b)(3) of the Maryland General Corporation Law provides that stockholders of corporations that have classified boards may only remove directors for cause. Our charter provides that directors may be removed from office by stockholders only for cause, and then only by the vote of the holders of not less than two-thirds of the outstanding shares of stock entitled to vote generally in the election of directors. In addition, subject to the rights of the holders of any class of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the size of our board of directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will hold office for the remainder of the term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

        Power to Issue Preferred Stock.    Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock from time to time and in one or more classes or series. Our board of directors is vested with authority to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of any class or series of shares of preferred stock, and to fix the number of shares constituting any such class or series.

        Power to Reclassify Shares of Our Stock.    Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock.

        Prior to issuance of shares of any class or series of stock classified or reclassified in the future, our board of directors is required by the Maryland General Corporation Law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms of conditions of redemption for such class or series.

        Power to Authorize Additional Shares of Common Stock and Preferred Stock.    Our board of directors, without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

        Special Stockholders' Meetings.    Our by-laws provide that special meetings of stockholders, unless otherwise required by statute, may be called only by the board of directors or by our chairman or president, or by our stockholders only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

        Advance Notice Provisions.    Our by-laws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our by-laws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our by-laws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our by-laws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under the Maryland General Corporation Law and the SEC's rules.

        Maryland Business Combination Act.    In addition to these provisions of our charter and by-laws, we are subject to the provisions of Maryland Business Combination Act which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation's voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

        Maryland Control Share Acquisition Act.    The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. Our by-laws contain a provision exempting any share of our capital stock from the control share acquisition statute to the fullest extent permitted by the Maryland General Corporation Law. However, our board of directors has the exclusive right to amend our by-laws and, subject to their fiduciary duties, could at any time in the future amend the by-laws to remove this exemption provision.

        Insurance Regulations Concerning Change Of Control.    Atrium Insurance Corporation, our wholly owned subsidiary, is subject to insurance regulations in the State of New York. Pursuant to these regulations, any person proposing to acquire, directly or indirectly, 10% or more of Atrium's outstanding common stock (which would include the acquisition of 10% or more of our common stock), or otherwise proposing to engage in a transaction involving a change in control of Atrium Insurance Corporation, would be required to obtain the prior approval of the New York Superintendent of Insurance.

DESCRIPTION OF DEBT SECURITIES

        We may offer any combination of senior debt securities or subordinated debt securities. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. We filed the form for each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

        We will describe the particular terms of any debt securities we may offer in a prospectus supplement. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated obligations. The debt securities will be issued under an indenture between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. Unless we specify a different place in the applicable prospectus supplement, principal of and interest, if any, on the debt securities will be payable at the corporate offices of the trustee.

        The indentures do not limit the aggregate principal amount of the debt securities or of any particular series of offered debt securities that we may issue and provides that debt securities may be issued thereunder from time to time in one or more series.

        A prospectus supplement relating to a particular series of debt securities will contain some or all of the following terms of the offered debt securities:

  •
  the title of the offered debt securities and the series of which the offered debt securities shall be a part;

  •
  any limit on the aggregate principal amount of the offered debt securities;

  •
  the price, expressed as a percentage of the aggregate principal amount thereof, at which the offered debt securities will be issued;

  •
  whether the debt securities are secured or unsecured, senior securities or subordinated securities, guaranteed or not guaranteed.

  •
  the date or dates on which the offered debt securities will mature or the manner in which such dates are determined;

  •
  the rate or rates, which may be fixed or variable, per annum at which the offered debt securities will bear interest, if any or, if applicable, the formula by which such interest will be calculated;

  •
  the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any;

  •
  the dates, if any, on which and the price or prices at which the offered debt securities will, pursuant to any sinking fund provisions, be redeemed by us and the other detailed terms and provisions of such sinking funds;

  •
  the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or the option of the holder thereof upon the occurrence of a change of control or otherwise and the other detailed terms and provisions of such optional redemption;

  •
  the denominations in which the offered debt securities are authorized to be issued;

  •
  whether any principal and/or interest of the offered debt securities is denominated in a currency other than U.S. dollars;

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the offered debt securities;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for the offered debt securities;

  •
  covenants to which we or our subsidiaries may be subject;

  •
  any events of default, if not otherwise described below under "Events of Default";

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or other securities;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions, if any, upon which any offered debt securities shall be subordinated in right of payment to other indebtedness of us; and

  •
  any other terms of the offered debt securities.

        Debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates may be issued under the indenture and offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in any supplement relating to those debt securities. The senior debt securities are not subordinated in right of payment to any other indebtedness of us; see discussion below under "Subordination" for a description of the subordination provisions applicable to the subordinated debt securities. However, our right and the right of our creditors, including the holders of debt securities, under general equitable principles to participate in any distributions of assets of any subsidiary upon our liquidation or reorganization or otherwise is, unless we substantively consolidate with our subsidiaries, likely to be subject to the prior claims of creditors of the subsidiary, except to the extent that our claims as a creditor may be recognized.

        The debt securities will be issued only in fully registered form without coupons. Offered debt securities may be presented at the corporate offices of the trustee or as otherwise specified in a prospectus supplement for registration of transfer or exchange without service charge, but we may require payment to cover taxes or other governmental charges payable in connection therewith.

        We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock or other securities. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

No Protection in the Event of Change of Control

        The general provisions of the indentures do not afford holders of our debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of debt securities. Any covenants or other provisions providing for a put or increased interest or otherwise would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

        Unless we inform you otherwise in the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation Merger and Sale of Assets

        Unless we inform you otherwise in a prospectus supplement, we may consolidate or merge with or into any other person, and we may sell or transfer all or substantially all of our assets to another person, provided, among other things, that (a) either (i) we shall be the surviving person or (ii) the person formed by or resulting from any such consolidation or merger or the transferee of such assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all of our obligations under the indenture shall expressly assume by supplemental indenture all of our obligations under the indenture and (b) immediately after giving effect to such transaction, the Company or its successor, as the case may be, would not be in default of any covenant or condition under the applicable indenture.

Events of Default

        Unless we provide other or substitute Events of Default in the applicable prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

  •
  default for a period of 30 days in payment of any interest on the debt securities of such series when due;

  •
  default in payment of principal of (or premium, if any, on) the debt securities of such series;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series, which default shall have continued unremedied for a period of 30 days;

  •
  default in performance of any other covenant in the applicable indenture with respect to a series of debt securities, continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series may declare the principal and accrued interest of all of the debt securities of that series to be due and payable immediately. We will comply with applicable tender offer rules under the Exchange Act in the event that the occurrence of an event of default results in the repurchase of debt securities.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default under the indenture, give to holders of the series of debt securities with respect to which a default has occurred notice of all uncured defaults known to it but, except in the case of a default in the payment of principal (including any sinking fund payment) or premium, if any, or interest on or redemption price (if called for redemption) of a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such holders.

        The indenture contains a provision entitling the trustee, subject to the duty of such trustee during default to act with the required standard of care, to be indemnified by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such right of indemnification, each indenture provides that the holders of a majority in principal amount of the outstanding debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We will be required to furnish to the trustees annually a statement as to the fulfillment by us of all of its obligations under the indenture.

Modification and Waiver

        From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend an indenture or the debt securities of one or more series, or supplement an indenture, for certain specified purposes, including:

  •
  to evidence the succession of another corporation to the Company;

  •
  to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company;

  •
  to add additional events of default;

  •
  to add to or change any provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

  •
  to appoint a successor trustee under the indenture with respect to one or more series.

  •
  to add guarantors or co-obligors with respect to any series of decurities or to release guarantors from their guarantees in accordance with the terms of the applicable series of debt securities;

  •
  to provide for uncertificated securities in addition to certificated securities;

  •
  to supplement any provisions as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to prevent the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision of an indenture as necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939; and

  •
  to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder.

        From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement an indenture or the debt securities of a series, or waive compliance in a particular instance by us with any provision of an indenture or the debt securities. Unless we inform you otherwise in the applicable prospectus supplement, we may not without the consent of each holder affected by such action, modify or supplement an indenture or the debt securities or waive compliance with any provision of an indenture or the debt securities in order to:

  •
  change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

  •
  reduce the principal amount or rate of interest thereon;

  •
  change the redemption price, if applicable;

  •
  change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

  •
  reduce the percentage of outstanding debt securities necessary to modify or amend the respective indentures;

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority; or

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Subordination

        The indebtedness evidenced by the subordinated debt securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated debt securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

        If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

        If any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any, on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

        In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

        If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

        Unless we inform you otherwise in the applicable prospectus supplement, senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. You should note that if the trustee becomes a creditor of ours, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

        We maintain general banking and credit relations with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

        General.    We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

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  the offering price;

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  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

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  the dates on which the right to exercise the stock warrants begins and expires;

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  material U.S. federal income tax consequences;

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  call provisions, if any;

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  whether holders may exercise the stock warrants on a cashless basis;

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  the currencies in which the offering price and exercise price are payable; and

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  if applicable, any anti-dilution provisions.

        Exercise of Stock Warrants.    You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

        No Rights as Stockholders.    Unless we inform you otherwise in the applicable prospectus supplement, holders of stock warrants will not be entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

        The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

        General.    We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

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  the offering price, if any;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

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  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

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  if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

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  the dates on which the right to exercise the debt warrants begins and expires;

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  material U.S. federal income tax consequences;

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  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

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  whether holders may exercise the debt warrants on a cashless basis;

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  the currencies in which the offering price and exercise price are payable; and

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  if applicable, any anti-dilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, unless otherwise indicated in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, you will not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

        Exercise of Debt Warrants.    You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

 DESCRIPTION OF UNITS

        The following summarizes the terms of units that we may issue. We urge you to read the detailed provisions of the unit agreement that we will enter into with a unit agent we select at the time of issue.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters or dealers for resale to the public or to institutional investors;

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  directly to institutional investors;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents to the public or to institutional investors; or

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  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the net proceeds to be received by us from the sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

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  privately negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Certain legal matters relating to the offering of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. DLA Piper LLP (US), Baltimore, Maryland, will pass for us upon the validity of the securities being offered hereby by us, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of PHH Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our corporate website is located at www.phh.com, and our filings pursuant to Section 13(a) of the Exchange Act are available free of charge on our website under the tabs "Investor Relations—SEC Reports" as soon as reasonably practicable after such filings are electronically filed with the SEC. The information contained on our corporate website is not part of this prospectus or any prospectus supplement. Interested readers may also read and copy any materials that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C., 20549. Readers may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at www.sec.gov that contains our reports.

        You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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  Annual Report on Form 10-K for the year ended December 31, 2010 (filed with the SEC on February 28, 2011), including portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 29, 2011) incorporated by reference therein;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (filed with the SEC on May 4, 2011), June 30, 2011 (filed with the SEC on July 29, 2011 and amended on Form 10-Q/A on August 23, 2011) and September 30, 2011 (filed with SEC on November 2, 2011);

  •
  Current Reports on Form 8-K filed with the SEC on January 5, 2011, March 4, 2011, March 28, 2011, March 30, 2011, April 6, 2011, May 9, 2011, June 1, 2011, June 13, 2011, June 30, 2011, July 6, 2011, July 7, 2011, July 20, 2011, July 29, 2011, August 17, 2011, September 29, 2011, October 4, 2011 and November 1, 2011; and

  •
  the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus, a prospectus supplement or a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus or any prospectus supplement except as so modified or superseded. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to in this prospectus or any prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide without charge upon written or oral request to each person, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-7405
Attention: Investor Relations

$275,000,000

PHH Corporation

7.375% Senior Notes due 2019

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Barclays	Citigroup	RBC Capital Markets	RBS	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC	CIBC	Deutsche Bank Securities	Goldman, Sachs & Co.	Scotiabank

August 9, 2012